File No. 333-

As filed with the Securities and Exchange Commission on December 3, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KAYA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	90-0898007
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

915 Middle River Drive, Suite 316

Ft. Lauderdale, Florida 33304

(954) 892-6911

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Craig Frank

Chief Executive Officer

915 Middle River Drive, Suite 316

Ft. Lauderdale, Florida 33304954-480-1270

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Dale S. Bergman, Esq.

Lewis Brisbois Bisgaard & Smith LLP

110 SE 6th Street, Suite 2600

Fort Lauderdale, Florida 33301

(954) 302-4162

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities nor may offers to buy these securities be accepted until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 3, 2024

PROSPECTUS

KAYA HOLDINGS, INC.

25,000,000 Shares of Common Stock

This prospectus relates to the proposed resale from time to time of up to an aggregate of 25,000,000 shares of common stock of Kaya Holdings, Inc. , Inc. (the “Company,” “KAYS,” “we,” “us” or “our”) by the selling stockholders named in this prospectus in amounts, at prices and on terms that will be determined at the time of the offering. The shares being sold have been issued (280,000 shares) or are issuable (24,720,000 shares) upon conversion of convertible promissory notes ( the “Notes”) acquired by the selling stockholders from the Company in various transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

We will not receive any of the proceeds from the sale of our common stock offered by the selling stockholders. The selling stockholders named in this prospectus, and any of their pledgees, donees, transferees or other successors-in-interest, may offer and sell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices all in accordance with the “Plan of Distribution” set forth in this prospectus.

The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of shares of common stock. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock.

Our common stock is currently quoted on the OTCQB tier of the over-the-counter market operated by OTC Markets Group, Inc. under the symbol “KAYS” On December 2, 2024. the closing price for our common stock was $____ as reported by OTC Markets Group, Inc.

The purchase of the shares of common stock offered through this prospectus involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” beginning at page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is December ___, 2024

Unless the context otherwise requires, the terms “the Company,” “KAYS,” “we,” “us” or “our” refer to Kaya Holdings, Inc. and where appropriate, its subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the SEC’s registration rules for a delayed or continuous offering and sale of securities. Under the registration rules, using this prospectus and, if required, one or more prospectus supplements, the selling stockholders named herein may distribute the shares of common stock covered by this prospectus. This prospectus also covers any shares of common stock that may become issuable as a result of stock splits, stock dividends or similar transactions. A prospectus supplement may add, update or change information contained in this prospectus.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with information concerning us, except for the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless when the time of delivery of this prospectus or the sale of any common stock. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, our common stock in any jurisdiction in which the offer or sale is not permitted.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

Various trademarks, service marks, trade names and logos of the Company appearing in this prospectus are the property of KAYS. Other trademarks, service marks or trade names appearing in this prospectus Report are the property of their respective holders. Solely for convenience, trademarks, service marks, trade names and logos referred to in this prospectus may appear without the ®, ™ and ℠ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks, trade names, service marks and logos.

MARKET, INDUSTRY AND OTHER DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our general expectations and market position, market opportunity and market size, is based on information from various third-party industry and research sources, on assumptions that we have made based on that data and other similar sources and on our knowledge of the markets for our services. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

In addition, industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section captioned “Risk Factors” and elsewhere in this prospectus. These and other factors could cause our actual results to differ materially from those expressed in the estimates made by the independent parties and by us.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” and information within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of our products by the market, and management’s plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission (the “SEC”), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “expectation,” “anticipate,” “estimate,” “intend,” “seeks,” “plan,” “project,” “continue,” “predict,” “will,” “should” and other words or expressions of similar meaning are intended by us to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this prospectus. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Actual results and outcomes may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference include, but are not limited to, those discussed in “Risk Factors.” Except as expressly required by the federal securities laws, we undertake no obligation to update or to publicly announce changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

PROSPECTUS SUMMARY

This summary provides an overview of all material information contained in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares our selling stockholders are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements and all other information that is incorporated by reference in this prospectus.

Business Overview

KAYS is a holding company focusing on wellness and mental health through operations in psychedelic treatment clinics, medical and recreational cannabis, and CBD products.

In 2014, KAYS became the first US public company to own and operate a medical cannabis dispensary in the United States and has again broken ground with the licensing and opening in August 2024 of The Sacred Mushroom Psychedelic Treatment Center in Portland, Oregon. KAYS is operating The Sacred Mushroom as part of its Fifth Dimension Therapeutics, Inc. subsidiary (“FDT”), which also intends to work cooperatively with select pharmaceutical companies to maximize the curative and therapeutic potential of psilocybin.

KAYS has approximately ten years of operational experience as a vertically integrated legal cannabis enterprise both operating legal marijuana dispensaries, as well as cultivation and manufacturing facilities. During the ten years of cannabis operations the Company has produced, distributed, and/or sold a full range of premium cannabis products including flower, oils, vape cartridges and cannabis infused confections, baked goods and beverages through a fully integrated group of subsidiaries supporting highly distinctive brands.

In late 2019 the Company determined that US Federal cannabis legalization was not likely to come to fruition anytime soon and began to explore overseas opportunities for cannabis operations. The Company currently has one retail cannabis license in Oregon and two medical marijuana production and processing licenses in Greece.

In addition, with respect to the pending legalization of psilocybin treatments in Oregon and their potential therapeutic value for treatment-resistant mental health disorders, we began to explore opportunities in the psychedelic treatment space in order to expand our business operations.

In November 2020, Oregon became the first state in the United States to legalize and license the supervised use of psilocybin, and in January 2023, the Oregon Health Authority (the “OHA”) began accepting applications for licenses for facilitators who would be authorized to operate psilocybin treatment clinics, psilocybin manufacturing and testing operations and clinics where clients would be able to obtain psilocybin treatment services. The OHA had also launched licensing of Oregon’s legal cannabis program in 2014, giving KAYS critical experience in comprehending and complying with OHA mandates.

In March 2023, Bryan Arnold (our longest serving Oregon employee) completed the OHA certified psilocybin education program and became came one of the first 18 program graduates to obtain Psilocybin Facilitator certification in Oregon. Mr. Arnold also obtained a Facilitation License from the OHA, which authorizes him to oversee up to five psilocybin treatment facilities and one psilocybin treatment facility. The Company expects to enroll additional potential candidates in the program as we grow our psychedelic treatment operations.

In November, 2023, the Company filed a license application with the OHA for the licensure of The Sacred Mushroom an approximately 11,000 square foot psychedelic treatment center located in Portland, Oregon which the Company intends to operate as its flagship psychedelic treatment facility.

We received our license for our psilocybin treatment facility from the OHA in April 2024 and began providing treatments in September 2024.

Our Psychedelic Treatment Facility Plan and KAYS’ Fifth Dimension Therapeutics, Inc. Subsidiary

In December 2022 the Company formed its FDT subsidiary, with a goal of providing psychedelic "mind care" treatments to veterans suffering from PTSD, addicts seeking to break addiction, individuals with eating disorders, and others with a wide array of treatment resistant mental health disorders.

The psilocybin opportunity is a logical extension for Kaya Holdings. The purpose, customer, regulations, and operations, as well as our familiarity with Oregon regulators, are synergistic with our current mission, and can be leveraged within our current operational infrastructure. We anticipate being able to respond to market demand rapidly, upon licensing. The licenses issued in Oregon are the first ever legal licenses for psilocybin manufacturing and treatment facilities and KAYS is one of the first recipients of such licenses. We believe that our early entry into the psychedelic treatment space, combine with our decade of experience in the Oregon market, uniquely positions us for potential success in the psychedelic treatment space in the Oregon market.

We plan to utilize The Sacred Mushroom treatment facility as a flagship model to replicate elsewhere in Oregon and in other jurisdictions which may subsequently legalize such psychedelic treatments.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

Corporate Information

The Company was incorporated in the state of Delaware on April 22, 1993 under the name Sterling Partners Inc. and engaged in a number of businesses until September, 2010. In October, 2010, the Company changed its name to Alternative Fuels Americas, Inc, in connection with the acquisition of a company by that name. The Company assumed its present name in March 2015, in connection with its commencement of operations in the legal cannabis market in Oregon.

Our executive offices are located at 915 Middle River Drive, Suite 316, Fort Lauderdale, Florida 33304 and our telephone number is (954)-480-1270. Our corporate website is www.kayaholdings.com and the website for The Sacred Mushroom is www.tsmpdx.com. Information appearing on these websites is not part of this prospectus.

Selling Stockholders

This prospectus relates to the proposed resale from time to time of up to an aggregate of 25,000,000 shares of our common stock by the selling stockholders named in this prospectus in amounts, at prices and on terms that will be determined at the time of the offering. The shares being sold have been issued (280,000 shares) or are issuable (24,720,000 shares) upon conversion of $494,400 in principal amount of and/or interest on convertible promissory notes (the “Notes”) acquired by the selling stockholders from the Company in various transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof. The Notes are convertible at a current conversion rate of $0.02 per share, subject to adjustment for stock splits, stock dividends, and other recapitalization events. The Notes accrue interest at rates ranging from 8% to 10% per annum and are due and payable on December 31, 2026.

We will not receive any of the proceeds from the sale of our common stock offered by the selling stockholders. Except as an investor, none of the selling stockholders has ever been an executive officer or director of the Company or has had a material relationship with us at any time within the past three (3) years.

The Offering

This prospectus relates to the resale from time to time by the selling stockholders named in this prospectus of 25,000,000 shares of our common stock, par value $0.001 per share. No shares are being offered for sale by the Company.

Common stock offered by selling stockholders:	25,000,000 shares of common stock

Common stock outstanding as of the date of this prospectus:	41,572,835 shares of common stock(1)

Terms of the Offering:	The selling stockholders will determine when and how they will sell the shares of common stock offered in this prospectus.

Use of Proceeds:	We will not receive any proceeds from the sale of common stock offered by the selling stockholders under this prospectus.

Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. These risks include, among others

●	Our history of losses, limited cash on hand and substantial doubt as to our ability to continue as a going concern;

●	Our limited operating history in our current business;

●	Our need for and the availability of additional capital;
●	Our dependence on our executive officers and key employees;

●	Our ability to effectively meet the challenges of managing expanding operations;
●	The fact that marijuana and psilocybin remain illegal United States under federal law;
●	Marketing and market acceptance of marijuana and psilocybin may not be as rapid as KAYS expects;
●	KAYS’s business activities are part of emerging industries;
●	Our business could be affected by changes in governmental regulation;
●	Our ability to compete effectively;

●	The trading market for our common stock is extremely limited; and

●	Our common stock is classified as a “penny stock.”

(1)

Does not include (a) 450,000 shares of our common stock reserved for issuance for future awards under our 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”); (b) up to 624,774,710 shares reserved for issuance upon the conversion of additional outstanding convertible promissory notes, assuming conversion at the lowest possible conversion price; and (c) up to 444,231,696 shares issuable upon the conversion of all 40 outstanding shares of our Series D Preferred Stock, assuming conversion at the lowest possible conversion price.

SUMMARY FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the Consolidated Financial Statements and Notes thereto, included elsewhere in this prospectus.

Statement of Operations Data	For the Nine Months Ended September 30 (Unaudited)		For the Years Ended December 31,
	2024	2023	2023	2022
Revenue	31,009	162,372	196,294	685,379
Cost of revenue	13,678	58,402	81,345	225,107
Operating expenses	1,855,549	1,029,291	1,359,368	2,171,712
Other income (expenses)	(1,402,760)	2,360,949	2,904,237	(1,926,344)
Income Tax Benefit/Provision	(2,819)	(19,109)	(23,327)	(93,910)

Balance Sheet Data	As of September 30, 2024 (Unaudited)	As of December 31, 2023 2022

Cash	64,794	29,108	18,330
Total assets	268,589	215,856	843,241
Total liabilities	18,429,725	15,966,344	18,446,982
Total Stockholders' deficit	(18,161,136)	(15,750,488)	(17,603,741)

RISK FACTORS

The shares of our common stock being offered for resale by the selling stockholders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to the Company’s Business

We have incurred significant losses, have limited cash on hand and there is substantial doubt as to our ability to continue as a going concern.

The Company incurred net income (losses) of $1,609,697 and $(3,576,614) for the years ended December 31, 2023 and December 31, 2022, respectively and $(3,139,691) and $1,368,016 for the nine months ended September 30, 2024 and September 30, 2023  . In addition, the Company had accumulated deficits of $36,462,263, $38,071,960, $39,601,954 and $36,703,944 at December 31, 2023, December 31, 2022, September 30, 2024 and September 30, 2023, respectively, accumulated stockholders (deficit) equity of ($15,750,488), ($17,603,741), ($18,161,136) and ($15,988,131) at December 31, 2023, December 31, 2022, September 30, 2024 and September 30, 2023, respectively, and had a working capital position of ($7,307,979), ($10,359,344), ($8,999,190) and $(7,647,743) at December 31, 2023,   December 31, 2022, September 30, 2024 and September 30, 2023, respectively. In their report for the year ended December 31, 2023, our auditors have expressed that there is substantial doubt as to our ability to continue as a going concern. We have incurred operating losses since our formation and expect to incur substantial losses and negative operating cash flows for the foreseeable future and may never become profitable. We also expect to continue to incur significant operating and capital expenditures for the next several years and anticipate that our expenses will increase substantially in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our common stock.

We have a relatively short operating history in our current business upon which investors can evaluate our future prospects.

The Company was incorporated in 1993 and has engaged in a number of businesses as both a private and as a publicly held company.

KAYS’s legal medical and recreational marijuana business (which it has focused on in Oregon since 2014 and in Greece since 2020) has not generated sufficient revenue to enable the Company to achieve profitability. In addition, the overall US market for legal marijuana has not been as robust as anticipated because of the lack of legalization on a federal level. Accordingly, we have recently reduced our US retail operations and expanded into establishing a psilocybin therapy and treatment center in Portland, Oregon where such treatment has recently been legalized. However, our psilocybin treatment center (which was licensed by the Oregon Health Authority (“OHA”) In April 2024 and began providing treatments in September, 2024, ) has only generated only limited revenues to date.

Accordingly, our operations continue to be subject to all the problems, expenses, difficulties, complications and delays encountered in an early-stage business. There can be no assurance that the Company will generate significant revenues or operate at a profit.

The Company will require additional financing to become commercially viable.

The Company’s current psilocybin and legal marijuana operations can be capital intensive.

During the years ended December 31, 2023, and December 31, 2022 and the nine months ended September 30, 2024 and September 30, 2023, we raised approximately $615,000, $370,000, $872,500  and $455,000, respectively, through a series of private debt and equity offerings to finance operations.

There can be no assurance that the Company will become commercially viable without additional financing, the availability and terms of which are uncertain. If the Company cannot secure necessary capital when needed on commercially reasonable terms, its business, condition (financial and otherwise) and commercial viability may be harmed. Although management believes that it will be able to successfully execute its business plan, which includes third party financing and the raising of capital to meet the Company’s future liquidity needs, there can be no assurances in this regard. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

We currently rely on certain key individuals, and the loss of one of these key individuals could have an adverse effect on the Company.

Our success depends to a certain degree upon certain key members of our management and certain key consultants to the company. These individuals are a significant factor in our growth and success. The loss of the services of such members of management could have a material adverse effect on our Company.

The Company’s success will be dependent in part upon its ability to attract qualified personnel and consultants.

The Company’s success will be dependent in part upon its ability to attract qualified creative marketing, sales and development professionals. The inability to do so on favorable terms may harm the Company’s proposed business.

KAYS must effectively meet the challenges of managing expanding operations.

The Company’s business plan anticipates that operations will undergo expansion in 2024 and beyond. This expansion will require the Company to manage a larger and more complex organization, which could place a significant strain on our managerial, operational and financial resources. Management may not succeed with these efforts. Failure to expand in an efficient manner could cause expenses to be greater than anticipated, revenues to grow more slowly than expected and could otherwise have an adverse effect on the business, financial condition and results of operations.

Marijuana and Psilocybin remains illegal in the United States under federal law.

Notwithstanding its legalization for recreational and/or medical use by a growing number of states, the growing, transport, possession or selling of marijuana continues to be illegal under federal law. Additionally, the growing, transport, possession or selling of psilocybin is also illegal under federal law and only a handful of states have decriminalized its usage, with Oregon being the only state that has devised a state legal licensing system that allows for providing access to psilocybin therapies in a carefully controlled environment.

Although the current administration has made policy decisions to allow implementation of state laws legalizing recreational and/or medical marijuana and not to federally prosecute anyone operating under state law, the continuance of that policy is not assured and could change at any time.

While we seek the advice of counsel with respect to our operations within these industries, federal action could determine that our marijuana and/or psilocybin operations are illegal and adversely affecting KAYS’s business, financial condition and results of operations.

The marketing and market acceptance of marijuana and psilocybin may not be as rapid as KAYS expects.

The market for state legal marijuana and Psilocybin is quickly evolving, and activity in the sector is expanding rapidly. Demand and market acceptance for state legal marijuana and psilocybin are subject to uncertainty and risk, as changes in the price and possible adverse political efforts could influence and denigrate demand. KAYS cannot predict whether, or how fast, this market will grow or how long it can be sustained. If the market for state legal marijuana and psilocybin develops more slowly than expected or becomes saturated with competitors, KAYS’s operating results could be adversely impacted.

KAYS’s business activities are part of emerging industries.

The Company intends to implement an aggressive plan of growth to enter the legal recreational and medical marijuana industry, as well as the emerging psilocybin industry. These industries are new and emerging, and have yet to fully define competitive, operational, financial and other parameters for successful operations. By pursuing a growth strategy to enter a new and emerging industry, the Company’s operations may be adversely impacted as the industry’s competitive, operational, financial and other parameters take shape. Given the fluidity of the industry, the Company may make errors in implementing its business plan, thereby limiting some or all of its ability to perform in accordance with its expectations.

Our business could be affected by changes in governmental regulation.

Federal, state and local laws and regulations governing state legal recreational and medical marijuana and psilocybin use are broad in scope and are subject to evolving interpretations, which could require us to incur substantial costs associated with compliance. Violations of these laws or allegations of such violations could disrupt KAYS’s planned business and adversely affect our financial condition and results of operations. In addition, it is possible that additional or revised federal, state and local laws and regulations may be enacted in the future governing the legal marijuana industry. Our foreign operations will also be subject to comparable government regulation in Greece and any other various foreign jurisdictions in which KAYS intends to operate. There can be no assurance that KAYS will be able to comply with any such laws and regulations and its failure to do so could significantly harm our business, financial condition and results of operations.

 We will likely face significant competition.

The legal marijuana and the psilocybin industry is in its early stages and is attracting significant attention from both small and large entrants into the industry. KAYS expects to encounter significant competition as it implements its business strategy. The ability of KAYS to effectively compete could be hindered by a lack of funds, poor positioning, management error, and other factors. The inability to effectively compete could adversely affect our business, financial condition and results of operations.

We have borrowed and may be required to borrow funds in the future.

If the Company incurs indebtedness, a portion of its cash flow will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of the Company’s stockholders. A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

Currently the Company has limited assets which could be used as collateral in obtaining future borrowings. Because of the Company’s inability to provide lenders with collateral and a limited history of successful operations, the Company may not be successful in its efforts to obtain additional funds though borrowings and as a result may not be able to fund required costs of operations.

Adverse global economic conditions could have a negative effect on our business, results of operations and financial condition and liquidity.

A general slowdown in the global economy, including a recession, or in a particular region or industry, an increase in trade tensions with U.S. trading partners, inflation or a tightening of the credit markets could negatively impact our business, financial condition and liquidity. Adverse global economic conditions have from time to time caused or exacerbated significant slowdowns in the industries and markets in which we operate, which have adversely affected our business and results of operations. Macroeconomic weakness and uncertainty also make it more difficult for us to accurately forecast revenue, gross margin and expenses, and may make it more difficult to raise or refinance debt.

Worldwide economic and social instability could adversely affect our revenue, financial condition, or results of operations.

Generally, worldwide economic conditions remain uncertain, particularly due to the effects of the conflict between Russia and Ukraine and between Israel and Hamas, disruptions in the banking system and financial markets, pandemic, increased inflation and rising interest rates. The general economic and capital market conditions, both in the U.S. and worldwide, have been volatile in the past and at times have adversely affected the Company’s access to capital and increased the cost of capital. The capital and credit markets may not be available to support future capital raising activity on favorable terms. If economic conditions decline, the Company’s future cost of equity or debt capital and access to the capital markets could be adversely affected. Our vendors may experience financial difficulties or be unable to borrow money to fund their operations, which may adversely impact their ability to purchase our products or to pay for our products on a timely basis, if at all. In addition, adverse economic conditions, such as recent supply chain disruptions and labor shortages and persistent inflation, have affected, and may continue to adversely affect our suppliers’ ability to provide our manufacturers with materials and components, which may negatively impact our business. These economic conditions make it more difficult for us to accurately forecast and plan our future business activities.

Risks Related to our Status as a Public Company

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act `Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company

●	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

●	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to timely remediate. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes Oxley”). Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

As a smaller reporting company, we are subject to scaled disclosure requirements that may make it more challenging for investors to analyze our results of operations and financial prospects.

Currently, we are a “smaller reporting company,” as defined by Rule 12b-2 of the Exchange Act. As a “smaller reporting company,” we are able to provide simplified executive compensation disclosures in our filings and have certain other decreased disclosure obligations in our filings with the SEC, including being required to provide only two years of audited financial statements in annual reports. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects.

Furthermore, we are a non-accelerated filer as defined by Rule 12b-2 of the Exchange Act, and, as such, are not required to provide an auditor attestation of management’s assessment of internal control over financial reporting, which is generally required for SEC reporting companies under Section 404(b) of the Sarbanes-Oxley Act. Because we are not required to, and have not, had our auditors provide an attestation of our management’s assessment of internal control over financial reporting, a material weakness in internal controls may remain undetected for a longer period.

The costs of being a public company could result in us being unable to continue as a going concern.

As a public company, we are required to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control. The costs of this compliance could be significant. If our revenues do not increase and/or we cannot satisfy many of these costs through the issuance of our shares, we may be unable to satisfy these costs in the normal course of business that would result in our being unable to continue as a going con

Risks Related to our Common Stock

The market for the KAYS Shares is extremely limited and sporadic

KAYS’s common stock is quoted on the OTCQB tier of the over-the-counter market operated by OTC Markets Group, Inc. The market KAYS’s for common stock is limited and sporadic. Trading in stock quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of KAYS’s common stock for reasons unrelated to operating performance. Moreover, the trading of securities in the OTCQB is often more sporadic than the trading of securities listed on a quotation system like NASDAQ, or a stock exchange like the New York Stock Exchange.

KAYS’s common stock is a penny stock. Trading of KAYS’s common stock may be restricted by the penny stock regulations adopted by the Securities and Exchange Commission (the “SEC”) and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our common stock.

KAYS’s common stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. KAYS’s common stock is covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, KAYS’s common stock.

In addition to the penny stock rules promulgated by the SEC, FINRA (the Financial Industry Regulatory Authority) has adopted rules that require when recommending an investment to a customer, a broker- dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low -priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker-dealers to recommend that their customers buy KAYS’s common stock, which may limit investor ability to buy and sell KAYS’s comm

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact KAYS’s common stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

●	control of the market for the security by one or a few broker-dealers that are often related to a promoter or issuer;

●	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●	boiler room practices involving high pressure sales tactics and unrealistic price projections by salespersons;

●	excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

●	wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our common stock and have an adverse effect on the market for shares of our common stock.

The price of our common stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock is likely to be highly volatile and could fluctuate in response to factors such as:

●	actual or anticipated variations in our operating results;

●	announcements of developments by us or our competitors;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

●	adoption of new accounting standards affecting our Company’s industry;

●	additions or departures of key personnel;

●	sales of our common stock or other securities in the open market; and

●	other events or factors, many of which are beyond our control.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against the company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

If securities analysts do not initiate coverage or continue to cover our common stock or publish unfavorable research or reports about our business, this may have a negative impact on the market price of our common stock.

The trading market for the common stock will depend on the research and reports that securities analysts publish about our business and the Company. We do not have any control over these analysts. There is no guarantee that securities analysts will cover the common stock. If securities analysts do not cover the common stock, the lack of research coverage may adversely affect its market price. If we are covered by securities analysts, and our stock is the subject of an unfavorable report, our stock price and trading volume would likely decline. If one or more of these analysts ceases to cover the Company or fails to publish regular reports on the Company, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

The board of directors of KAYS has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to adversely affect common stockholder voting power and rights upon liquidation.

KAYS’s Certificate of Incorporation allows us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders of preferred stock the rights to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

The ability of our principal stockholders, including our CEO, to control our business may limit or eliminate minority stockholders’ ability to influence corporate affairs.

The principal non-affiliated stockholder of KAYS holds 4,000,000 shares of common stock and 20 shares of Series D Convertible Preferred Stock. Additionally, our CEO owns 6,113,345 shares of common stock and 20 shares of Series D Convertible Preferred Stock. Each Series D Preferred Share votes as 1% of the issued and outstanding common shares on an as converted, fully diluted basis. There are presently 41,572,835 shares of common stock outstanding, so factoring in the conversion of these Series D Preferred Shares means that these two parties have approximately 54% of votes on matters presented to stockholders.

Accordingly, these two individuals are in a position to significantly influence membership of our board of directors as well as all other matters requiring stockholder approval. The interests of our principal stockholders may differ from the interests of other stockholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of other officers and directors and other business decisions. The minority stockholders have no way of overriding decisions made by our principal stockholders. This level of control may also have an adverse impact on the market value of our shares because our principal stockholders may institute or undertake transactions, policies or programs that result in losses and/or may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

We do not expect to pay cash dividends in the foreseeable future.

KAYS has not paid cash dividends on its shares of common stock and does not intend to do so at any time in the foreseeable future. The future payment of dividends depends upon future earnings, capital requirements, financial requirements and other factors that the companies’ board of directors will consider. Since they do not anticipate paying cash dividends on the common stock, return on investment, if any, will depend solely on an increase, if any, in the market value of the common stock.

The conversion of the 40 shares of KAYS’ outstanding Series D Preferred stock by the CEO and an unrelated third-party stockholder would result in the issuance of an additional 27,715,222 shares of KAYS’ common stock, (without taking into effect the conversion into shares of KAYS common stock of any or all outstanding convertible debt described in this prospectus). Accordingly, such market overhang could adversely impact the market price of the common stock.

 KAYS has 40 shares of Series D Convertible Preferred Stock outstanding, 20 shares of which are held by our CEO and 20 of which are held by an unrelated third-party stockholder. These preferred shares can be converted into a total of 27,715,222 shares of KAYS common stock which would result in substantial dilution if converted.

Additionally, as of the date of this filing the Company has convertible debt of approximately $8,079,652 principal amount (without taking into effect the accrued interest which could also be converted) which can be converted into KAYS stock at $0.08 per share (with certain ratchet provisions that would allow stock to be issued at lower prices in event of market reductions in the price of KAYS stock, with a minimum conversion price of $0.02 per share), subject to certain ownership volume limitations and could result in further substantial dilution if all converted.

Such market overhang of both the KAYS Series D Preferred Shares and the KAYS Convertible Debt could adversely impact the market price of KAYS’s common stock as a result of the dilution which would result if such securities were converted into shares of KAYS common stock.

Future sales of shares of KAYS common stock pursuant to Rule 144 under the Securities Act could adversely affect the market price of KAYS’s common stock.

KAYS has a substantial number of shares of common stock which were issued in transactions exempt from the registration requirements of the Securities Act and are now available for public sale pursuant to the Rule 144 under the Securities Act. Such sales could adversely affect the market price of KAYS’s common stock.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

Sarbanes-Oxley as well as rule changes proposed and enacted by the SEC, the NYSE/AMEX and the NASDAQ Stock Market as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the NASDAQ Stock Market. Because we are not currently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with voluntary compliance, we have not yet adopted these measures.

We do not currently have independent audit or compensation committees. As a result, directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested- director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations as a

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley. The enactment of Sarbanes-Oxley has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

You may experience dilution of your ownership interests because of the future issuance of additional shares of common stock.

In the future, we may issue additional authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our stockholders. We may also issue additional shares of our securities that are convertible into or exercisable for common stock, as the case may be, in connection with hiring or retaining employees, future acquisitions, future sales of its securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of common stock may create downward pressure on the value of our securities. There can be no assurance that we will not be required to issue additional shares of common stock, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which our shares may be valued or are trading in a public market.

We have agreed to indemnify our officers and directors against lawsuits to the fullest extent of the law.

KAYS is a Delaware corporation. Delaware law permits the indemnification of officers and directors against expenses incurred in successfully defending against a claim. Our organizational documents provide for this indemnification to the fullest extent permitted by law.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common stock offered by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus relates to the proposed resale from time to time of up to an aggregate of 25,000,000 shares of our common stock by the selling stockholders named in this prospectus in amounts, at prices and on terms that will be determined at the time of the offering. The shares being sold have been issued (280,000 shares) or are issuable (24,720,000 shares) issuable are issuable upon conversion of $500,000 in principal and/or interest amount of convertible promissory notes (the “Notes”) that were acquired by the selling stockholders from the Company in various transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

The Notes are convertible at a current conversion rate of $0.02 per share, subject to adjustment for stock splits, stock dividends, and other recapitalization events. The Notes accrue interest at rates ranging from 8% to 10% per annum and are due and payable on December 31, 2026.

We are registering the shares to permit the selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest to, from time to time, sell any or all of the shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions when and as they deem appropriate in the manner described in “Plan of Distribution.” We will not receive any of the proceeds from the sale of our common stock offered by the selling stockholders. As of the date of this Prospectus, there are 41,572,835 shares of our common stock issued and outstanding.

There are no agreements between the Company and any selling stockholder with respect to the shares registered hereunder. Except as an investor, none of the selling stockholders has ever been an executive officer or director of the Company or has had a material relationship with us at any time within the past three (3) years.

The following table sets forth, as of the date of this prospectus, the name of each selling stockholder, the number and percentage of shares of our common stock beneficially owned by each selling stockholder prior to the offering for resale of the shares under this prospectus, the number of shares of our common stock beneficially owned by each selling stockholder that may be offered from time to time under this prospectus, and the number and percentage of shares of our common stock beneficially owned by the selling stockholder after the offering of the shares (assuming the conversion of $494,400 of debt into the 24,720,000 shares all of the offered shares are sold by the selling stockholder).

Beneficial ownership is determined in accordance with the rules of the SEC, and includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within sixty (60) days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

Name of Selling Stockholder	Total Shares Owned by Selling Stockholder	Total Shares to be Registered Pursuant to this Offering	Percentage of Common Stock Before Offering	Number of Shares Owned by Selling Stockholder After Offering

David M. L. Roberts	25,392,333 (1)(2)	25,000,000 (2)	4.99% (2)	3,307,000(2)(3)
CVC International Ltd.	25,122,333(4)	24,720,000(4)	4.99%(2)	3,307,000(2)(3)

(1)	Represents (a) 280,000 shares held of record by Mr. Roberts; (b) 392,333 shares held of record by CVC International Ltd.; and (c) 24,720,000 shares issuable upon exercise of the Notes held by CVC. Mr. Roberts is the Managing Director and his spouse Kathleen E. Roberts is the sole stockholder of CVC and accordingly they each have shared voting and dispositive power over these shares. Does not include up to an additional 396,771,250 shares not registered hereunder issuable upon conversion of an additional $7,935,425 in principal amount of convertible promissory notes held by CVC, and NWP Finance Ltd,, of which firm Mr. Roberts is also the Managing Director and Ms. Roberts is the sole shareholder.

(2)	All of the convertible promissory notes described in footnote 1 provide that they may not be converted into shares of our common stock to the extent that the selling stockholder or any of its affiliates would, at any time, beneficially own more than 4.99% of our outstanding common stock. Accordingly, all share numbers in this table (other than shares of our common stock registered hereunder) in excess of that threshold are not included in the above table.

(3)    Assumes the sale of all of the shares of common stock registered hereunder.

(4)       Represents (a) 392,333 shares held of record by CVC International Ltd.; and (c) 24,720,000 shares issuable upon exercise of the Notes held by CVC, which shares are registered hereunder.

PLAN OF DISTRIBUTION

The selling stockholders named in this Prospectus, and any of their pledgees, donees, transferees, assignees and successors-in-interest, may from time to time, offer and sell any or all of the shares of common stock through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the shares of common stock.

The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of shares of common stock. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock.

Our common stock is currently quoted on the OTCQB tier of the over-the-counter market operated by OTC Markets Group, Inc. under the symbol “KAYS.” On December __, 2024 the closing price for our common stock was $___, as reported by OTC Markets Group, Inc.

The selling stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that this registration statement is declared effective by the SEC;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the distribution of common stock by any selling stockholder to its partners, members or stockholders;

●	any other method permitted pursuant to applicable law; and

●	a combination of any such methods of sale.

Broker-dealers engaged by the selling stockholders may arrange for broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, as subsequently further supplemented or amended, if required.

Upon a selling stockholder’s notification to us that any material arrangement has been entered into with a broker-dealer for the sale of such stockholder’s common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act disclosing (a) the name of each such selling stockholder and of the participating broker-dealer(s); (b) the number of shares involved; (c) the price at which such shares of common stock were sold; (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; (e) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus; and (f) other facts material to the transaction.

If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this registration statement. We are required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the common stock.

BUSINESS

Overview

KAYS is a holding company focusing on wellness and mental health through operations in psychedelic treatment clinics, medical and recreational cannabis, and CBD products.

In 2014, KAYS became the first US public company to own and operate a medical cannabis dispensary in the United States and has again broken ground with the licensing and opening in August 2024 of The Sacred Mushroom Psychedelic Treatment Center in Portland, Oregon. KAYS is operating The Sacred Mushroom as part of its Fifth Dimension Therapeutics, Inc. subsidiary (“FDT”), which also intends to work cooperatively with select pharmaceutical companies to maximize the curative and therapeutic potential of psilocybin.

KAYS has approximately ten years of operational experience as a vertically integrated legal cannabis enterprise both operating legal marijuana dispensaries, as well as cultivation and manufacturing facilities . During the ten years of cannabis operations the Company has produced, distributed, and/or sold a full range of premium cannabis products including flower, oils, vape cartridges and cannabis infused confections, baked goods and beverages through a fully integrated group of subsidiaries supporting highly distinctive brands.

In late 2019 the Company determined that US Federal cannabis legalization was not likely to come to fruition anytime soon and began to explore overseas opportunities for cannabis operations. The Company currently has one retail cannabis license in Oregon and two medical marijuana production and processing licenses in Greece.

In addition, with respect to the pending legalization of psilocybin treatments in Oregon and their potential therapeutic value for treatment-resistant mental health disorders, we began to explore opportunities in the psychedelic treatment space in order to expand our business operations.

In November 2020, Oregon became the first state in the United States to legalize and license the supervised use of psilocybin, and in January 2023, the Oregon Health Authority (the “OHA”) began accepting applications for licenses for facilitators who would be authorized to operate psilocybin treatment clinics, psilocybin manufacturing and testing operations and clinics where clients would be able to obtain psilocybin treatment services. The OHA had also launched licensing of Oregon’s legal cannabis program in 2014, giving KAYS critical experience in comprehending and complying with OHA mandates.

In March 2023, Bryan Arnold (our longest serving Oregon Employee) completed the OHA certified psilocybin education program and became came one of the first 18 program graduates to obtain Psilocybin Facilitator certification in Oregon. Mr. Arnold also obtained a Facilitation License from the OHA, which authorizes him to oversee up to five psilocybin treatment facilities and one psilocybin treatment facility. The Company expects to enroll additional potential candidates in the program as we grow our psychedelic treatment operations.

In November, 2023, the Company filed a license application with the OHA for the licensure of The Sacred Mushroom an approximately 11,000 square foot psychedelic treatment center located in Portland, Oregon which the Company intends to operate as its flagship psychedelic treatment facility.

We received our license for our psilocybin treatment facility from the OHA in April 2024 and began providing treatments in September 2024. It is our understanding is that we are the first US public company to own and operate a US based licensed psychedelic treatment facility.

Our Psychedelic Treatment Facility Plan and KAYS’ Fifth Dimension Therapeutics, Inc. Subsidiary

In December 2022 the Company formed its FDT subsidiary, with a goal of providing psychedelic "mind care" treatments to veterans suffering from PTSD, addicts seeking to break addiction, individuals with eating disorders, and others with a wide array of treatment resistant mental health disorders.

The psilocybin opportunity is a logical extension for Kaya Holdings. The purpose, customer, regulations, and operations, as well as our familiarity with Oregon regulators, are synergistic with our current mission, and can be leveraged within our current operational infrastructure. We anticipate being able to respond to market demand rapidly, upon licensing. The licenses issued in Oregon are the first ever legal licenses for psilocybin manufacturing and treatment facilities and KAYS is one of the first recipients of such licenses. We believe that our early entry into the psychedelic treatment space, combine with our decade of experience in the Oregon market, uniquely positions us for potential success in the psychedelic treatment space in the Oregon market.

We plan to utilize The Sacred Mushroom treatment facility as a flagship model to replicate elsewhere in Oregon and in other jurisdictions which may subsequently legalize such psychedelic treatments.

The Science of Psilocybin and Treatment Resistant Mental Health Issues

Growing evidence suggests that psychedelics act on the brain’s default network, or those regions of the brain that remain active when your brain is not engaged in active tasks. The default network provides a “framework” for the brain’s activity, providing structure and making order of all that is happening in the cortex and keeping external neurological information (delivered via our senses) distinct from internally generated activity (thoughts, emotions, and memory).

Psychedelics seem to suppress the default network, relaxing the separation of our senses, memories, thoughts, and emotions, and enabling each to influence each other more easily. This ability to break down the brain’s “framework” has led to a focus on psychedelics as a groundbreaking opportunity to address a wide range of mental health disorders.

Psilocybin, a naturally occurring compound found in “magic mushrooms”, is one of an emerging class of psychedelic medicines that contain potent psychoactive chemicals that can serve to affect human perception, emotions, and other cognitive functions. Psychedelic medicines have been found to have ground-breaking potential in treating a range of physical and mental disorders including anxiety and panic disorder, resistant depression, opiate addiction, adult attention deficit hyperactivity disorder (“ADHD”), post-traumatic stress disorder (“PTSD”), and acute and chronic pain.

A 2020 study in the Journal of the American Medical Association Psychiatry found that 71% of the patients with severe, previously treatment-resistant depression, showed “clinically significant improvement” that lasted at least four weeks and with “low potential” for addiction after treatment with Psilocybin. Speaking on the study one of the study’s co-authors, Alan Davis, a neuroscience researcher at Ohio State University and adjunct professor at the Johns Hopkins Center for Psychedelic and Consciousness Research stated, “I would say at this stage the research is showing that in safe settings, this provides relief from debilitating mental health problems for some people.”

It is estimated that approximately 46.5 million American adults (18%) battle an anxiety disorder such as Post Traumatic Stress Disorder (PTSD) and Panic Disorders, 24.5 million American adults (9.5%) suffer from depressive illness (with someone committing suicide every 40 seconds), 17.3 million American adults (6.7%) have been diagnosed with Alcohol Use Disorder, 18.3 million American adults (7.1%) are considered drug dependent, and 11.4 million American women (8.5%) and 3 million American men (2.5%) struggle with an eating disorder. All of these difficult to treat mental health disorders have been shown by research to be aided by psychedelic treatment.

 Companies such as Compass Pathways, ATAI Life Sciences, and Cybin are engaged in developing synthetic versions of psilocybin and psilocin (the active ingredient in “magic mushrooms”) to offer as breakthrough therapies for treatment resistant mental health disorders. As a “Delivery of Treatment” provider, it is expected that The Sacred Mushroom™ and similar facilities will be the safe environment needed for these emerging pharma-based psychedelic treatments. As these companies endure the costly, time consuming, and unpredictable path to FDA approval, we believe that The Scared Mushroom will establish its position as a leader in the delivery of psychedelic care, offering more immediate relief for people with pressing mental health conditions.

Industry Treatment Models

A recent survey of internet advertised psilocybin treatment prices in Oregon showed that initial prices for one facility range from $300 for a group microdose session and pricing of $900 to $5,000 for an individual high-dose session, with another facility pricing first-time full dose treatments at $15,000 (these prices do not include the cost of the psilocybin, which can run from $100 to $300).

KAYS believes that its facility offers a superior setting, broader activity and treatment options with pricing at or near the lower range, thereby enabling us to deliver a superior treatment experience at a much lower price than the competition, while still achieving profitability.

The Sacred Mushroom™ Psychedelic Treatment Facility

It has been shown that set and setting are the keys to the successful psilocybin journeys. (set as in mindset, setting as in the place). With this in mind, the curators at The Sacred Mushroom™ (“TSM”) carefully considered every detail to enable an extraordinary setting. TSM provides guests access to psilocybin treatments in a spacious, comfortable, carefully controlled environment under licensure by the OHA (OHA).

Situated in downtown Portland in Old Chinatown, The Sacred Mushroom™ is less than 30 minutes from Portland International Airport and conveniently accessible by public transportation. The Sacred Mushroom™ is seven floors above the city of Portland, with panoramic views of the city skyline and Mount Hood. The Sacred Mushroom™ encompasses approximately 11,000 square feet and provides guests with access to private treatment rooms, group session areas, and activity zones with movement, listening stations, journaling chairs, and art expression for distinctive, effective, and positive psilocybin treatments. The setting and space are designed to deliver the ultimate in safe, comfortable, and relaxing psychedelic treatments.

With peaceful gardens, engaging sensory areas, and comfortable seating everywhere, every inch of our 11,000 square feet facility has been designed with your psilocybin journey in mind.

The following are photographs of the TSM facility:

Entrance and Reception

A warm and welcoming entrance with plants everywhere

and engaging images projected onto the wall.

Psilocybin Administration/Integration Area

A large inviting room with video conferencing and comforting amenities.

The East Room Group Areas

A Serenity Fountain greets our guests as they enter the East Room Group Area.

Sitting areas with carefully selected and spaced plants allow for both privacy and flow through connectivity.

A large kitchen area allows for a comfortable café setting.

Stunning views of Downtown Portland and Mount Hood from the café Area.

The West Room Activity & Garden Areas

Our West Wing is centered around an indoor garden that “brings the outdoors in”

affording our guests the ultimate in psilocybin journey experiences.

Garden areas complete with grass mat seating merge with sitting areas and high-resolution wall projections.

As with the East area, stunning views of Downtown Portland abound in this area of the facility.

Areas dedicated to yoga and body movement, as well as spaces for art expression and journaling allow guests to pursue different activities.

Private Treatment Rooms

Comfort focused rooms with adjustable beds, seating, and a wide range of amenities

Psilocybin and Psychedelic Medicine Industry

While Oregon is currently the only State that has legalized Psilocybin for medical use with a regulatory framework in place to issue licenses for their manufacture and sale, Denver Colorado, Santa Cruz and Oakland, California, Ann Arbor, Michigan, Washington D.C., and Seattle, Washington have all decriminalized small quantities. Other activity in the U.S. include:

●	The Connecticut legislature has begun the process toward legalizing Psilocybin centers for the treatment of veterans. Many veterans’ groups are advocating making psychedelic treatments available for veterans, particularly those with PTSD.

●	Texas, Utah, Maryland, and Washington State have set up task forces to study the medical use of psilocybin and have funded research to explore the effects of psilocybin on certain mental health conditions.

●	Colorado and California have ballots initiatives pending that would legalize psilocybin.

●	The New Jersey senate is considering a bill that would legalize psilocybin to treat certain disorders.

Internationally:

●	The Canadian government has been sued by an advocate group to force the legalization of psilocybin and other psychedelics.

●	Australia’s medicines regulator, the Therapeutic Goods Administration, has down-scheduled MDMA and Psilocybin for controlled clinical used as part of psychotherapy in clinical settings.

●	Psilocybin is le gal to possess, sell, transport, and cultivate in Bahamas, Jamaica, Brazil, Nepal, Netherlands (only as a truffle), and Samoa. Possession of psilocybin is legal in Austria, British Virgin Islands, Spain, and Portugal.

Insight Ace Analytic, an industry research firm, reports that the global psychedelic therapeutics market was valued at US$ 3.61 billion in 2021, and estimates the market will reach US$ 8.31 billion by 2028, with a CAGR of 13.2% during the forecast period of 2022-2028. Other market estimates include the research firm Research & Markets’ estimate that the psychedelic drugs market will reach US$ 10.75 billion by 2027.

As reported in the Wall Street Journal, Venture Capitalist Brom Rector of Empath Ventures sees Psychedelics as “a traditional biotech play, with a high probability of failure but a potential upside of 10, 20, maybe 50 times.” Additionally, he sees many of the infrastructure companies for the industry as having a lot higher probability of becoming cash flow positive.

 Cannabis Operations

Kaya™ Family of Brands

During the last 10 years of cannabis operations the Company has produced, distributed, and/or sold a full range of premium cannabis products including flower, oils, vape cartridges and cannabis infused confections, baked goods and beverages through a fully integrated group of subsidiaries and companies supporting highly distinctive brands.

The Company currently maintains an extensive genetic library of seeds for top strains of cannabis that it has assembled from its own grow operations and other commercial sources which it intends to utilize to launch international grow operations in Greece and elsewhere.

Kaya Brands International

In 2019 KAYS formed Kaya Brands International, Inc. (“Kaya International” or “KBI”), to leverage its experience and expand into worldwide cannabis markets. KBI’s current initiative includes Greece, with additional areas under consideration.

Kaya Farms Greece

In September 2017, the Greek government announced it would be legalizing medical cannabis, and less than a year later Greek leaders approved Law 4523 and Joint Ministerial Decision No. 51483, which permitted farming and production of medical cannabis. In 2020 the Greek Parliament passed legislation that further relaxed cannabis export regulations, now permitting the bulk export of cannabis flower.

We have selected Greece as the center of our European market activity because of its amenable cannabis regulations, favorable climate, affordable, capable workforce, and the country’s position as a major pharmaceutical center in Europe.

As an EU nation Greece opens up the entire European market (where legal) to KAYS flower and oils, and as permitted, the KAYS portfolio of brands.

On January 11, 2021, through a majority owned subsidiary of KBI, Kaya Farms Greece (“KFG”) and Greekkannabis (“GKC”), an Athens based cannabis company), executed an agreement for KBI to acquire 50% of GKC. The first 25% was acquired in January, 2021 and the remaining 25% was acquired in July, 2021. GKC’s projects include two medical cannabis cultivation and processing projects in Greece- one in Epidaurus, Greece and the other in Thebes, Greece.

Additionally, on November 8, 2021 KAYS/KBI through KFG, executed an agreement to acquire 50% of Greekkaya, a second medical cannabis project in Epidaurus, Greece.

GKC has a development license from the Greek authorities that was originally issued as part of a plan purchase and develop 15 acres in Thebes, Greece as a large-scale cultivation production and processing project. However, GKC has elected to hold off on acquiring the land until such time as European cannabis demand warrants the investment required to develop the project.

The Epidaurus Project consists of 2 connected industrial buildings (already constructed, approximately 50,000 square feet in total under-air space) situated on 2.8 acres of land, with its own independent industrial electrical power center and ample water supply to service the needs of the facility. The Epidaurus Project will include 25,000 square feet of indoor cannabis cultivation, a 15,000 square foot EU-GMP extraction and processing facility, and a 10,000 square foot EU-GMP packing area. There is ample room for expansion with room to construct an additional 15,000 square feet on site. The joint venture is awaiting project financing and final license approval from Greek government authorities.

Neither of the two subject Greece properties are currently owned or optioned by GKC or its operating subsidiaries, but the land for the potential project in Epidaurus is owned by one of our Greek partner’s families and the land in Thebes is currently available for purchase or option. The Company believes it could acquire either of the properties once funding and market conditions allow. Alternatively, both licenses are in good order, and can be transferred to a new location, subject to Greek government approval.

Kaya Kannabis- Epidaurus, Greece Project

GKC plans to cultivate and manufacture KAYS proprietary cannabis brands (CBD/THC) from the Epidaurus Project for distribution in the Greek, German and other EU markets as permitted by local regulations.

Government Regulation

We are subject to general business regulations and laws, as well as regulations and laws directly applicable to our operations. As we continue to expand the scope of our operations, the application of existing laws and regulations could include matters such as pricing, advertising, consumer protection, quality of products, and intellectual property ownership. In addition, we will also be subject to new laws and regulations directly applicable to our activities.

While the State of Oregon has created a regulatory framework through the Oregon Health Authority (“OHA”) that allows for the administration of psilocybin to clients in OHA Licensed Psilocybin Treatment Facilities, the use and possession of Psilocybin is currently illegal under Federal Law.

Any existing or new legislation applicable to us could expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations, which could hinder or prevent the growth of our business.

Federal, state and local laws and regulations governing legal recreational and medical marijuana use are broad in scope and are subject to evolving interpretations, which could require us to incur substantial costs associated with compliance. In addition, violations of these laws or allegations of such violations could disrupt our planned business and adversely affect our financial condition and results of operations. In addition, it is possible that additional or revised federal, state and local laws and regulations may be enacted in the future governing the legal marijuana industry. There can be no assurance that we will be able to comply with any such laws and regulations and its failure to do so could significantly harm our business, financial condition and results of operations.

Our foreign operations will also be subject to comparable government regulation in Greece and any other various foreign jurisdictions in which KAYS intends to operate.

Competition

The legal marijuana sector is rapidly growing and the Company faces significant competition in the operation of retail outlets and grow facilities. Many of these competitors will have far greater experience, more extensive industry contacts and greater financial resources than the Company. There can be no assurance that we can adequately compete to succeed in our business plan.

The legal psychedelic medicine sector is rapidly growing, and while the industry is at a much earlier stage than cannabis, the Company will also face significant competition in the operation of retail outlets and grow facilities. Many of these competitors will have far greater experience, more extensive industry contacts and greater financial resources than the Company. There can be no assurance that we can adequately compete to succeed in our business plan.

Employees

As of the date as of this prospectus our Oregon operations have 2 full-time employees, consisting of Chad Craig, the Senior Vice President of Oregon Operations and Bryan Arnold, Vice President of KAYS Subsidiary Fifth Dimension Therapeutics, Inc. and Lead Facilitator of the Sacred Mushroom Psychedelic Treatment Center, 2 part-time employees that care for the interior garden of The Sacred Mushroom Psychedelic Treatment Center and a staff of seven (7) Oregon Health Authority Licenses Facilitators that are engaged by the Company as independent contractors . Additionally, we engage several consultants to assist with daily duties and business implementation and execution. Additional employees and independent contractors will be hired and other consultants engaged in the future as we execute our business plan.

Properties

KAYS leases a modest corporate office of less than 1,000 square feet in Fort Lauderdale, Florida for use by Craig Frank, KAYS Chief Executive Officer and other Company personnel.

KAYS also leases a work apartment for Craig Frank and other Company personnel in Portland, Oregon, for visiting personnel who are in Oregon in connection with the Company’s operations in that state.

The Sacred Mushroom Psychedelic Treatment Center occupies approximately 11,000 square feet of leased space (the entire seventh floor) in the gentrifying Old Chinatown area of downtown Portland, Oregon. provides guests with access to private treatment rooms, group session areas, and activity zones with movement, listening stations, journaling chairs, and art expression for distinctive, effective, and positive psilocybin treatments. The setting and space are designed to deliver the ultimate in safe, comfortable, and relaxing psychedelic treatments.

Legal Proceedings.

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in any such matter may harm our business.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is traded on the OTCQB tier of the over-the-counter market operated by OTC Markets Group, Inc. under the symbol “KAYS”. The trading market for our common stock is limited and sporadic. We can provide no assurance that our shares of common stock will continue to be traded on the over-the counter market or another national securities exchange, or if traded, that any public market for our common stock will be active and sustained.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of our Common Stock

As of the date of this prospectus, we had 41,572,835 shares of common stock issued and outstanding and approximately 652 holders of record of our common stock.

One of these holders is CEDE and Company which is the mechanism used for brokerage firms to hold securities in book entry form on behalf of their clients and as of October 15, 2024, they held 8,860,806 shares of common stock for these stockholders. Based on our most recent industry report obtained on July 7, 2023   detailing the number of non-objecting holders of our common stock held through brokerage firms to be 5,865, we estimate that the Company has significantly in excess of 6,000 beneficial stockholders as of the date of this prospectus.

Transfer Agent

The transfer agent for our common stock is Securitize (formerly Pacific Stock Transfer Company),  6725 Via Austi Pkwy #300, Las Vegas, NV.

Dividend Policy

We have never paid or declared dividends on our securities. The payment of cash dividends, if any, in the future is within the discretion of our board of directors and will depend upon our earnings, our capital requirements, financial condition and other relevant factors. We do not expect to pay dividends for the foreseeable future, and intend to retain future earnings, if any, towards the use in our business and growth strategies.

Rule 144 Shares

Rule 144 under the Securities Act provides that a person who is not an affiliate and has held restricted securities for a prescribed period of, in the case of KAYS, at least twelve (12) months , may, under certain conditions, sell all or any of his shares without volume limitation. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock in any three-month period. There is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for the three months prior to sale) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. All 16,090,040 restricted shares of our outstanding common stock are currently eligible for public sale pursuant to Rule 144.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ materially from those we currently anticipate as a result of many factors, including the factors we describe under “Risk Factors” and elsewhere in this prospectus.

Results of Operations

You should read the following discussion together with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ materially from those we currently anticipate as a result of many factors, including the factors we describe under “Risk Factors” and elsewhere in this prospectus.

Results of Operations

Year ended December 31, 2023 compared to year ended December 31, 2022

Revenues

We had revenues of $196,294 for the year ended December 31, 2023, as compared to revenues of $685,379 for the year ended December 31, 2022. The decrease in revenues from 2022 to 2023 was due to the close of a retail shop in Oregon as we focused on moving our cannabis business overseas and concentrated on the development of our Psychedelic Medicine business and the launch of The Sacred Mushroom™ facility in Portland, Oregon.

Cost of Sales

We had a cost of sales of $81,345 on revenues of $196,294 for the year ended December 31, 2023 versus a cost of sales of $225,107 on revenues of $685,379 for the year ended December 31, 2022 .

Operating Expenses

General and administrative were $396,962 for the year ended December 31, 2023, as compared to $525,855 for the year ended December 31, 2022. Salaries and wages were $209,433 for the year ended December 31, 2023 as compared to $383,762 for the year ended December 31, 2022. The decrease in general and administrative expense categories from 2022 to 2023 reflects our shift of focus to overseas development of operations. Salaries and wages decrease was mainly due to the close of retail shop in Oregon.

Professional fees were $752,973 for the year ended December 31, 2023, as compared to $1,262,095 for the year ended December 31, 2022, reflecting a decrease of $509,122. The decrease was primarily due to a decrease in the expense for accounting and consulting. After giving effect to all of the foregoing, total operating expenses were $1,359,368 for the year ended December 31,2023, as compared to $2,171,712 for the year ended December 31, 2022. Accordingly, our operating loss was $1,234,769 for the year ended December 31, 2023, as compared to $1,711,440 for the year ended December 31, 2022.

Interest expense

Interest expense was $665,427 for the year ended December 31, 2023, as compared to $629,386 for the year ended December 31, 2022, reflecting a slight increase of additional debt incurred in 2023.

Net Income (Loss)

After giving effect to an operating loss of $1,244,419, interest expense of $665,427, amortization of debt discount of $387,072, gain on disposal/impairment of fixed assets of $386,229, gain on impairment of right of use assets of $151,082, change in derivative liabilities income of $3,297,215 arising from the decrease of our stock prices which increased the volatility factors used in the derivative calculations, other income of $122,210 which included accounts payable forgiveness of $112,560 and other income $9,650. We had net income from non-controlling interest  of $26,794 for the year ended December 31, 2023. Additionally, the Company has accrued a tax liability of $899,344 related to potential taxes due under the IRS Code 280E.

This compares to a net loss from non-controlling interest of $155,080 for the year ended December 31, 2022, after giving effect to an operating loss of $1,711,440, interest expense of $629,386, amortization of debt discount of $303,398 and gain on disposal of $17,177 offset by other income from a change in derivative liabilities expense of $1,010,737. The net income attributable to the Company for 2023 and net loss attributable to the Company for 2022 was $1,609,697 and $3,731,694, respectively.

Nine months ended September 30, 2024 compared to nine months ended September 30, September 30, 2023

Revenues

We had revenues of $31,009 for the nine months ended September 30, 2024 as compared to revenues of $162,372 for the nine months ended September 30, 2023. The decrease in revenue is due to our closing of Oregon cannabis shop as we worked to open our OHA State Licensed Psilocybin Treatment and Production Facility in Oregon.

Cost of Goods Sold

Our cost of goods sold for the nine months ended September 30, 2024 was $13,678 compared to cost of goods sold of $58,402 for the nine months ended September 30, 2023. The decrease in cost of goods sold was due to lower levels of sales due to the closing of our remaining Oregon cannabis shop as we worked to open our OHA State Licensed Psilocybin Treatment Facility in Oregon.

Salaries and Wages

Salaries and Wages decreased to $126,934 for the nine months ended September 30, 2024 as compared to $140,871 for the nine months ended September 30, 2023. The decrease in salaries and wages was due to the closing of Oregon cannabis shop.

Selling, General and Administrative Expenses

Selling, general and administrative increased to $555,014 for the nine months ended September 30, 2024 as compared to $324,750 for the nine months ended September 30, 2023. The increase was primarily due to the opening of the brand-new psilocybin treatment center in Portland.

Professional Fees

Professional fees were $1,173,601 for the nine months ended September 30, 2024 as compared to $563,670 for the nine months ended September 30, 2023. The increase in professional fees was primarily related to the brand-new psilocybin treatment center opening related consulting expenses.

Gain or Loss on Impairment of Assets

Gain on impairment of assets was $1,700 for the nine months ended September 30, 2024, as compared to $0 for the nine months ended September 30, 2023, which included the disposal of some fully depreciated fixed assets.

Gain on Lease Extinguishment

Gain on lease extinguishment was $0 for the nine months ended September 30, 2024, as compared to $151,082 for the nine months ended September 30, 2023.

Interest Expense

Interest expense rose to $539,619 for the nine months ended September 30, 2024 from $484,106 for the nine months ended September 30, 2023. The increase was related to an increase in debt incurred over the past 9 months for our operations.

Amortization of Debt Discount

Amortization of debt discount was $108,835 for the nine months ended September 30, 2024, as compared to $318,315 for the nine months ended September 30, 2023.

Change in Fair Value of Embedded Derivative Liabilities

The change in fair value of embedded derivative liabilities was a loss of $759,620 for the nine months ended September 30, 2024 compared to an income of $2,535,936 for the nine months ended September 30, 2023.

Net Income attributed to Kaya Holdings Inc.

We had net loss of $3,139,691 for the nine months ended September 30, 2024 as compared to net income of $1,368,016 for the nine months ended September 30, 2023.

The majority of our loss during the nine months ended September 30, 2024 was a result of the decrease of the stock price and the extension of the maturity date which result in higher change in derivative liabilities expense. The non-controlling interest for the nine months ended September 30, 2024 and September 30, 2023 was a loss of $104,106 and an income of $48,503 respectively.

Liquidity and Capital Resources

 During 2023 our cash position increased by $10,778 to $29,108 and our negative working capital deficit was $7,307,979.

During the nine months ended September 30, 2024 our cash position increased by $35,686 to $64,794 and our negative working capital deficit was $8,999,190.

As of December 31, 2023, our working capital consisted of cash of $29,108, inventories of $9,259 and prepaid expenses of $58,588 as compared to cash of $18,330, inventories of $11,990 and prepaid expenses of $28,158 as of December 31, 2022.

As of September 30, 2024, our working capital consisted of cash of $64,794, inventories of $240 and prepaid expenses of $26,549 as compared to cash of $60,268, inventories of $13,256 and prepaid expenses of $49,761, as of September 30, 2023.

As of December 31, 2023, our current liabilities included accounts payable and accrued expenses of $589,085, accounts payable and accrued expenses-related parties of $514,972, accrued interest of $2,369,015, current portion of lease liability of $30,885, tax liability of $899,344, convertible notes payable- net of discount of $25,000, notes payable of $124,312 and derivative liabilities of $2,752,321 as compared to current liabilities include accounts payable and accrued expenses of $961,396, accounts payable and accrued expenses-related parties of $273,190 accrued interest of $1,759,669 current portion of lease liability of $93,067, tax liability of $876,017 convertible notes payable- net of discount of $240,293, notes payable of $9,312 and derivative liabilities of $6,204,878 as of December 31, 2022.

As of September 30, 2024, our current liabilities included accounts payable and accrued expenses of $646,100, accounts payable and accrued expenses-related parties of $754,557, accrued interest of $2,659,752, current portion of lease liability of $83,155, potential tax liability of $902,163, convertible notes payable - net of discount of $135,000, notes payable of $9,312 and derivative liabilities of $3,900,734, as compared to accounts payable and accrued expenses of $601,154, accounts payable and accrued expenses-related parties of $417,777 accrued interest of $2,193,365, current portion of lease liability of $21,041, potential tax liability of $880,062, convertible notes payable- net of discount of $25,000, notes payable of $109,312 and derivative liabilities of $3,523,317 as of September 30, 2023.

The following table sets forth the major sources and uses of cash for the years ended December 31, 2023 and 2022:

Year Ended December 31,

	2023	2022
Net cash (used in) operating activities	$(1,045,799)	$(918,799)
Net cash provided by investing activities	$812,859	$17,177
Net cash provided by financing activities	$245,000	$370,000
Net increase in cash	$12,060	$531,622

The following table sets forth the major sources and uses of cash for the nine months ended September 30, 2024 and 2023:

	Nine Months Ended September 30, 2024	Six Months Ended June 30, 2023
Net cash (used in) operating activities	(723,218)	(855,683)
Net cash (used in) provided by investing activities	1,884	812,859
Net cash provided by (used in) financing activities	757,500	85,000
Net increase in cash	36,166	42,176

Cash Used in Operating Activities

During the year ended December 31, 2023, we had cash of $1,045,799 used in operating activities, as compared to cash used in operations of $918,799 during the year ended December 31, 2022.

During the nine months ended September 30, 2024,, we had cash of $723,218 used in operating activities, as compared to cash used in operations of $855,683 for the six months ended June 30, 2023.

Cash Provided by (Used in) Investing Activities

During the year ended December 31, 2023, we had cash of $812,859 provided by investing activities, as compared to $17,177 provided by investing activities for the year ended December 31, 2022. Income in the 2023 and 2022 years consisted of property and equipment disposal.

During the nine moths ended September 30, 2024, we had cash of $1,884 provided by investing activities, as compared to $812,859 provided by investing activities for the nine months ended September 30, 2023.

 Cash Provided by Financing Activities

During the year ended December 31, 2023, $615,000 of notes payable were issued and $370,000 of convertible notes were paid off, as compared to $370,000 of convertible debt issued during the year ended December 31, 2022.

During the nine months ended September 30, 2024, $757,500 of notes payable were provided by financing activities as compared to $85,000 during the nine months ended September 30, 2023.

Additional Capital

As of December 31, 2023, we had cash of $29,108 and a working capital deficiency of $7,307,979 as compared to cash of $18,330 and a working capital deficiency of $10,359,344 at December 31, 2022.

As of September 30, 2024, we had cash of $64,794 and a working capital deficiency of $8,999,190 as compared to cash of $125,887and a working capital deficiency of $7,647,743 at September 30, 2023.

Plan of Operations

Management believes that proceeds expected to be received from financing transactions that it is seeking to enter into, combined with existing and anticipated revenues, will alleviate the Company’s financial difficulties to a significant extent and will allow the Company to meet its anticipated working capital needs for a period of between twelve and eighteen months from the date of this report. However, there can be no assurance that further funding from the contemplated financings will be achieved, or if achieved that they will be successful to the level required to meet the Company’s cash needs, or that management’s belief will be correct and that the Company will not sooner require additional financing to meet its working capital needs prior to achieving profitability or positive cash flow. Moreover, we may not be successful in raising additional capital on commercially reasonable terms, if and when needed, in which case our business, financial condition, cash flows and results of operations may be materially and adversely affected.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers and their respective ages and titles are as follows:

Name	Age	Position(s) and Office(s) Held
Craig Frank	64	Chairman of the Board, President, Chief Executive Officer, Acting Chief Financial Officer, Director
Carrie Schwarz	64	Director
Mitchell Chupak	70	Director

Set forth below is a brief description of the background and business experience of our directors and executive officers.

Craig Frank became Chairman of the Board, President, Chief Executive Officer and a Director of the Company in January 2010. He assumed the appointed position of acting Chief Financial Officer in 2012. For the past 15 years, Mr. Frank has served as Chairman and CEO of Tudog International Consulting, a Florida-based company with business advisory, business development, market research, training, and merchant banking divisions. During his tenure at Tudog, Mr. Frank has worked with more than 200 companies from 19 countries. In addition, in such capacity, he developed the business plan for a biofuels company based in Central America, and is the co-founder of the Company’s predecessor, which we acquired in January 2010. He remains Tudog’s Chairman. Mr. Frank is a widely published author with articles on business matters featured in magazines and newsletters internationally, including publications of the Guatemala America Chamber of Commerce, the Israel Export Institute, the Romania Chamber of Commerce, and the World Association of Small and Medium Sized Enterprises. He is also an in-demand speaker at international conferences, including the Florida Sterling Council, the International Project Management Association, The Central American Center for Entrepreneurship, the Israel Center for Entrepreneurial Studies, and the Pino Center for Entrepreneurship at Florida International University. The Company believes that Mr. Frank’s consulting and entrepreneurial experience brings significant value to our management team.

Carrie Schwarz, who became a director in January 2010, has served as the Managing Partner of Athena Assets Management, a New York based hedge fund specializing in investments of special situation publicly traded securities since 2002. Ms. Schwarz has also been a Portfolio Manager at Metropolitan Capital, a New York based hedge fund. From 1999 to 2001 Ms. Schwarz was an executive at Bank of America Securities, where she built and managed a proprietary Risk Arbitrage Department. From 1991 to 1999 she founded and managed Athena Investment Partners, L.P., a hedge fund that focused on special situations. Prior thereto, she was with American Porters, L.P., a hedge fund that focused on risk arbitrage, which she joined as a junior analyst in 1995 and ultimately rose to become Head of Research and a partner. Ms. Schwarz serves on the board of directors of the American Friends of the Weizmann Institute of Science. We believe that her financial industry experience makes her a valuable member of the board of directors.

Mitchell Chupak became a director in December, 2020 to fill a vacancy created by the resignation of Jordi Arimany. Mitchell Chupak has resided in Israel since 1972, where since 1997, he has been the Director of Development for the Jaffa Institute, the largest not for profit social service agency serving southern portions of Tel-Aviv-Jaffa, Israel and its suburbs. During his over 25 years at the Jaffa Institute, Mr. Chupak has grown the organization extensively and is responsible for development of major social services, educational and community projects for which he secured millions of dollars in funding. He developed funding sources worldwide and enlisted the aid of major donors in the United States, Canada, Europe, Australia, and South America.

In 2005, Mr. Chupak created the Israel Fundraisers Forum to assist other non-profit organizations better understand methods of fundraising. The forum, with which he has been associated since its founding, promotes professionalism in fundraising and development and assists both organizations and individual fundraisers to improve methods of the profession.

We believe that Mr. Chupak’s spectrum of experience in both management and funding will add value our board of directors.

Terms of Office

Our directors are appointed for a one-year term to hold office until the next annual meeting of our stockholders and until a successor is appointed and qualified, or until their removal, resignation, or death. Executive officers serve at the pleasure of the board of directors.

Board Committees

Two of our three directors are “independent” within the scope of the rules adopted by the NASDAQ Stock Market and the SEC: Ms. Schwarz and Mr. Chupak. However, our board of directors does not currently have an audit committee, a compensation committee, or a corporate governance committee. We plan to establish such committees in the near future.

Board of Directors Role in Risk Oversight

Members of the board of directors have periodic meetings with management and the Company’s independent auditors to perform risk oversight with respect to the Company’s internal control processes. Our board is currently comprised of a majority of independent directors. The Company believes that the board’s role in risk oversight does not materially affect the leadership structure of the Company.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (the “Ethics Code”) that includes provisions ranging from conflicts of interest to compliance with all applicable laws and regulations. All officers, directors and employees are bound by the Ethics Code, violations of which may be reported to any independent member of the board of directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Chief Executive Officer and Acting Chief Financial Officer, who is our sole executive officer, for the years ended December 31, 2023 and December 31, 2022.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards (#)	Option Awards (#)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Craig Frank CEO/Acting CFO	2023	$300,000			0	0	0	0	$300,000 (1)
	2022	$300,000		1,500,000 (3)	0	0	0	0	$300,000 (2)

(1)	Mr. Frank’s compensation for 2023 was a total of $194,273 paid in cash and $105,727 in accruals.

(2)	Mr. Frank’s compensation for 2022 was a total of $218,802 paid in cash and $81,198 in accruals.

(3)	Represents “restricted ” shares of our common stock valued at $0.10 per share.

Mr. Frank's compensation was paid to The Tudog Group, Inc., of which Mr. Frank is the Chairman and a principal.

Employment and Consulting Agreements

The Company is currently not a party to any employment agreement with its executive offices. The Company has consulting agreements with Tudog International Consulting (“Tudog”) of which firm Mr. Frank is Chairman and a Principal, for the services of Mr. Frank as CEO and acting CFO.

Outstanding Equity Awards at Fiscal Year-End

None.

Compensation of Directors

Our non-employee directors are compensated with the issuance of restricted common stock in amounts determined annually by the board of directors. During the year ended December 31, 2023, no shares were issued to our Directors. In 2024 we issued to both Carrie Schwarz and Mitchell Chupak (our two non-employee directors) 1,000,000 shares of restricted stock each for their work in 2023 and through August 31, 2024.

2022 Equity Incentive Stock Plan

In 2022 we adopted a new equity incentive plan (the 2022 Equity Incentive Plan) as our prior plan expired in 2021.

Our 2022 Incentive Stock Plan, as amended (the “Plan”) provides for equity incentives to be granted to our employees, executive officers or directors or to key advisers or consultants. Equity incentives may be in the form of stock options with an exercise price not less than the fair market value of the underlying shares as determined pursuant to the Plan, restricted stock awards, other stock- based awards, or any combination of the foregoing. The Plan is administered by the board of directors.

   The 2022 Incentive Stock Plan is administered by the board of directors. The remaining balance of the shares available in the plan is 450,000 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock by each director and executive officer, by all directors and executive officers as a group and by each other person known by us to beneficially own 5% or more of our common stock as of the date of this prospectus. The address of each such person is c/o the Company 915 Middle River Drive, Suite 316, Fort Lauderdale, FL, 33304.

Name and Address of Beneficial Owner and Directors and Executive officers:	Number of Shares of Common Stock	Number of Shares of Preferred Stock	Percentage of shares (4)

Craig Frank (1)(2)	6,113,345	20	28.23
Carrie Schwarz	1,360,002	0	1.96
Mitchel Chupak	1, 350,601	0	1.94

All directors and
executive officers,
as a group (three
persons) (1)(2)	8,823,948	20	32.13%

Other 5% or greater
stockholders:

RLH Financial Partners, Inc (3)	4,000,000	20	25.77%

* Less than 1%

1.	Includes shares beneficially owned by Tudog and Drora Frank, Mr. Frank’s spouse.

2.	Includes 13,857,611 shares of common stock issuable upon conversion of 20 shares of our Series D Convertible Preferred Stock held by Mr. Frank, which shares vote on an “as converted” basis.

3.	Includes 13,857,611 shares of our common stock issuable upon conversion of 20 shares of our Series D Convertible Preferred Stock held by RLH Financial Partners, Inc. which shares vote on an “as converted” basis.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

As described in “Executive Compensation” above, the Company is party to a consulting agreement with Tudog which provides CEO services to the Company through Craig Frank, our Chief Executive Officer . Pursuant to the amended consulting agreement, Tudog is entitled to monthly compensation of $25,000. Due to the liquidity of the Company, compensation was paid partially over the periods. As of September 30, 2024, the accrued compensation owed to Tudog was approximately $313,636.

During the year ended December 31, 2023, Tudog forgave $13,274.46 of payable expense. The payable forgiveness were recorded as additional paid in capital.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions with our executive officers, directors and significant stockholders. However, all such matters are approved by our independent directors as well as the board of directors as a whole prior to implementation.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 1,500,000,000 shares of common stock, par value $0.001 and 10,000,000 shares of preferred stock, par value $0.001, of which, as of the date of this prospectus, 41,572,835 shares of common stock are issued and outstanding and 40 shares of Series D preferred stock are issued and outstanding.

Common Stock

All issued and outstanding shares, including the shares registered hereby, are fully paid and non-assessable. Each holder of shares is entitled to one vote for each share owned on all matters voted upon by stockholders and a majority vote is required for all actions taken by stockholders. In the event we liquidate, dissolve or wind-up our operations, the holders of the shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding. The shares have no pre-emptive rights, cumulative voting rights and no redemption, sinking fund, or conversion provisions.

Holders of common stock are entitled to receive dividends, if and when declared by the board of directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of $0.001 par value preferred stock in one or more designated series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, without stockholders’ approval, within any limitations prescribed by law and the Company’s Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock.

In December 2021,the Company designated and issued 40 shares of its then authorized but unissued preferred stock as Series D Non-Convertible Preferred Stock (“Series D Preferred Shares”).

Each Series D Preferred Share is convertible at the option of the holder at any time and from time to time, into one percent (1%) of the Company’s “Fully Diluted Capitalization” at the date of conversion. “Fully Diluted Capitalization” means the number of issued and outstanding shares of KAYS’ common stock, assuming the conversion or exercise of all of the Company's outstanding convertible or exercisable securities, including shares of convertible preferred stock and all outstanding vested or unvested options or warrants to purchase shares common stock, but excluding debt securities convertible into common stock.

The Series D Preferred Shares vote on as “as converted” basis together with the holders of shares of our common stock as single class, unless required otherwise by Delaware law. Accordingly, holders of the Series D Preferred Shares will hold 1% of the voting power of the Company’s outstanding voting stock for each Series D Preferred Share held or a total of 40% of such voting power.

While our Articles of Incorporation and bylaws do not contain any provisions that may delay, defer or prevent a change in control, the issuance of preferred stock may have the effect of delaying or preventing a change in control or make removal of our management more difficult.

LEGAL MATTERS

The validity of the common stock being offered hereby has been passed upon by Lewis Brisbois Bisgaard & Smith LLP, Fort Lauderdale, Florida. A partner of that firm is a stockholder of the Company.

EXPERTS

The audited financial statements included in this prospectus and elsewhere in the registration statement have so been included in reliance upon the report of  M&K CPAS, PLLC, independent registered public accountants, for the years ended December 31, 2023 and 2022 respectively, upon the authority of said firm as experts in accounting and auditing in giving its report. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements, or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the registration statement and exhibits, as well as periodic reports, proxy statements and other documents that we file electronically with the SEC, on the SEC’s website at http://www.sec.gov.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

In accordance with the provisions in our Certificate of Incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We are also party to indemnification agreements with each of our non-employee directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

KAYA HOLDINGS, INC.

 Report of Independent Registered Public Accounting Firm

To the Board of Directors and
Stockholders of Kaya Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Kaya Holdings, Inc. (the Company) as of December 31, 2023 and 2022, and the related consolidated statements of operations, comprehensive income (loss) stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has an accumulated deficit and a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are discussed in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Derivative Liabilities

As discussed in Note 10, the Company borrows funds through the use of convertible notes payable that contain a conversion price that may be fixed or fluctuates with the stock price.

Auditing management’s estimates of the fair value of the derivative liability involves significant judgements and estimates given the embedded conversion features of the notes.

To evaluate the appropriateness of the fluctuation of the conversion price, the embedded conversion feature requires bifurcation from the host contract and is recorded as a liability subject to market adjustments as of each reporting period. Significant judgment is exercised by the Company in determining derivative liability values for these convertible note agreements, including the use of a specialist engaged by management.

We evaluated management’s conclusions regarding their derivative liability and reviewed support for the significant inputs used in the valuation model, as well as assessing the model for reasonableness. Additionally, we evaluated management’s disclosure of the Derivative Liabilities calculations in Note 10 of the consolidated financial statements.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2018

The Woodlands, TX

April 16, 2024

Kaya Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2023 and December 31, 2022

ASSETS
	(Audited)	(Audited)
	December 31, 2023	December 31, 2022
CURRENT ASSETS:
Cash and equivalents	29,108	$18,330
Inventory	9,259	11,990
Prepaid expenses	58,588	28,158
Total current assets	96,955	58,478

NON-CURRENT ASSETS:
Right-of-use asset - operating lease	29,865	182,604
Assets for sale	—	516,076
Property and equipment, net of accumulated depreciation of $216,890 and $358,396 as of December 31, 2023 and December 31, 2022, respectively	24,875	36,720
Goodwill	23,682	22,188
Other Assets	40,479	27,175
Total non-current assets	118,901	784,763

Total assets	$215,856	$843,241

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expense	$589,085	$961,396
Accounts payable and accrued expense-related parties	514,972	273,190
Accrued interest	2,369,015	1,759,669
Right-of-use liability - operating lease	30,885	93,067
Taxable Payable	899,344	876,017
Convertible notes payable, net of discount of $0 and $54,707	125,000	240,293
Notes payable	124,312	9,312
Derivative liabilities	2,752,321	6,204,878
Total current liabilities	7,404,934	10,417,822

NON-CURRENT LIABILITIES:
Notes payable	500,000	—
Notes payable-related party	250,000	250,000
Convertible notes payable, net of discount of $742 and $333,107	7,311,410	7,179,045
Accrued expense-related parties	500,000	500,000
Right-of-use liability - operating lease	—	100,115
Total non-current liabilities	8,561,410	8,029,160

Total liabilities	15,966,344	18,446,982

STOCKHOLDERS' DEFICIT:
Convertible preferred stock, Series C, par value $.001; 10,000,000 shares authorized; 0 and 100,000 issued and outstanding at December 31, 2023 and December 31, 2022, respectively	—	—
Convertible preferred stock, Series D, par value $.0001; 10,000,000 shares authorized; 40 and 40 issued and outstanding at December 31, 2023 and December 31, 2021, respectively	—	—
Common stock , par value $.0001; 500,000,000 shares authorized; 0 shares and 22,172,835 shares issued as of December 31, 2023 and 22,172,835 shares outstanding as of December 31, 2022 , respectively	22,173	22,173
Subscriptions payable	163,630	163,630
Additional paid in capital	22,513,739	22,277,612
Accumulated deficit	(36,462,263)	(38,071,960)
Accumulated other comprehensive income (loss)	(12,617)	(11,027)
Total stockholders' deficit attributable to parent company	(13,795,294)	(15,619,572)
Non-controlling interest	(1,955,194)	(1,984,169)
Total stockholders' deficit	(15,750,488)	(17,603,741)

Total liabilities and stockholders' deficit	$215,856	$843,241

The accompanying notes are an integral part of these consolidated financial statements.

Kaya Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

	(Audited)	(Audited)
	For The	For The
	Year Ended	Year Ended
	December 31, 2023	December 31, 2022

Net sales	$196,294	$685,379

Cost of sales	81,345	225,107

Gross profit	114,949	460,272

Operating expenses:
Professional fees	$752,973	$1,262,095
Salaries and wages	209,433	383,762
General and administrative	396,962	525,855
Total operating expenses	1,359,368	2,171,712

Operating loss	(1,244,419)	(1,711,440)

Other income (expense):
Interest expense	$(665,427)	$(629,386)
Amortization of debt discount	(387,072)	(303,398)
Gain on impairment of right of use assets	151,082	—
Gain on sale of land	177,883	17,177
Gain on sale of the license	208,346
Change in derivative liabilities expense	3,297,215	(1,010,737)
AP forgiveness	112,560
Other income	9,650	—

Total other income (expense)	2,904,237	(1,926,344)

Net income (loss) from continuing operations before income taxes	1,659,818	(3,637,784)

Provision for Income Taxes	$(23,327)	$(93,910)

Net income (loss)	1,636,491	(3,731,694)

Net Income (loss) attributed to non-controlling interest	26,794	(155,080)

Net income (loss) attributed to Kaya Holdings, Inc.	1,609,697	(3,576,614)

Basic net income (loss) per common share	$0.07	$(0.24)

Weighted average number of common shares outstanding - Basic	22,172,835	15,049,410

Diluted net income (loss) per common share	$0.01	$(0.24)

Weighted average number of common shares outstanding - Diluted	203,750,520	15,049,410

The accompanying notes are an integral part of these consolidated financial statements.

  Kaya Holdings, Inc. and Subsidiaries

  Consolidated Statements of Comprehensive Income

	(Audited)	(Audited)
	For The	For The
	Year Ended	Year Ended
	December 31, 2023	December 31, 2022

Net income (loss)	$1,609,697	$(3,576,614)

Other comprehensive expense
Foreign currency adjustments	591	(14,019)

Comprehensive income (loss)	1,610,289	(3,590,633)

Other comprehensive income (expense)
Net loss attributied to non-controlling interest	26,794	(155,080)

Comprehensive income (loss) attributable to Kaya Holdings	1,583,494	(3,435,553)

The accompanying notes are an integral part of these consolidated financial statements.

Kaya Holdings, Inc. and Subsidiaries
Consolidated Statements of Stockholders' Deficit
For the three months and year ended December 31, 2023 (Audited) and the year ended December 31, 2022 (Audited)

								Additional Paid-in Capital	Accumulated Deficit	Accumulated Comprehensive Loss	Noncontrolling Interest	Total Stockholders' Deficit
							Subscription Payable
	Preferred Stock - Series C		Preferred Stock - Series D		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Amount

Balance, December 31, 2021 (Audited)	-	$ -	40	$ -	14,722,835	$ 14,723	$ 163,630	$ 21,735,185	$ (34,495,346)	$ (3,719)	$ (1,822,378)	$ (14,407,905)

Imputed interest	-	-	-	-	-	-	-	22,500	-	-	-	22,500

Common stock issued for services	-	-	-	-	5,350,000	5,350	-	361,125	-	-	-	366,475

Common stock issued for services - related parties	-	-	-	-	2,100,000	2,100	-	141,750	-	-	-	143,850

Settlement of related party accrued compensation	-	-	-	-	-	-	-	17,052	-	-	-	17,052

Translation Adjustment	-	-	-	-	-	-	-	-	-	(7,308)	(6,711)	(14,019)

Net Loss	-	-	-	-	-	-	-	-	(3,576,614)	-	(155,080)	(3,731,694)

Balance, December 31, 2022 (Unaudited)	-	-	40	-	22,172,835	22,173	163,630	22,277,612	(38,071,960)	(11,027)	(1,984,169)	(17,603,741)

Balance, December 31, 2022 (Audited)	-	$ -	40	$ -	22,172,835	$ 22,173	$ 163,630	$ 22,277,612	$ (38,071,960)	$ (11,027)	$ (1,984,169)	(17,603,741)

Imputed interest	-	-	-	-	-	-	-	22,500	-	-	-	22,500

Settlement of derivative liabilities to additional paid in capital	-	$ -	-	-	-	-	-	155,342	-	-	-	155,342

Release of related party accruals and payable	-	$ -	-	$ -	-	$ -	$ -	$ 38,329	$ -	$ -	$ -	38,329

Translation Adjustment	-	$ -	-	-	-	-	-	-	-	(1,590)	2,181	591

Net Income	-	$ -	-	-	-	-	-	-	1,609,697	-	26,794	1,636,491

Balance, December 31, 2023	-	$ -	40	-	22,172,835	22,173	163,630	22,513,739	(36,462,263)	(12,617)	(1,955,194)	(15,750,488)

The accompanying notes are an integral part of these consolidated financial statements.

Kaya Holdings, Inc. and Subsidiaries

Consolidated Statements of Cashflows

(Audited)

	For The	For The
	Year Ended	Year Ended
	December 31, 2023	December 31, 2022
OPERATING ACTIVITIES:
Net income (loss)	$1,609,697	$(3,576,614)
Adjustments to reconcile net income / loss to net cash used in operating activities:
Adjustment to non-controlling interest	26,794	(155,080)
Depreciation	11,845	21,937
Imputed interest	22,500	22,500
Loss (gain) on impairment of right-of-use asset	(151,082)	—
Change in derivative liabilities	(3,297,215)	1,010,737
Amortization of debt discount	387,072	303,398
Impairment expense	—	74,509
Shares issued for service	—	366,475
Shares issued for service - related parties	—	143,850
Gain on disposal of fixed assets	—	(17,177)
Gain on sale of license	(206,546)
Gain on sale of the land	(177,883)
Changes in operating assets and liabilities:
Prepaid expense	(42,505)	(14,191)
Inventory	1,852	39,494
Right-of-use asset	59,597	96,904
Deposit	(12,925)	—
Other assets	—	(14,684)
Accrued interest	609,346	606,886
Accounts payable and accrued expenses	(89,375)	43,248
Accounts payable and accrued expenses - Related Parties	241,782	148,252
Right-of-use liabilities	(62,080)	(113,153)
Deferred tax liabilities	23,327	93,910

Net cash used in operating activities	(1,045,799)	(918,799)

INVESTING ACTIVITIES:
Proceeds from sales of fixed assets	693,959	17,177
Proceeds from sales of Business License	193,900	—
Cash paid for impairment of right-of-use asset	(75,000)	—

Net cash provided by investing activities	812,859	17,177

FINANCING ACTIVITIES:
Proceeds from notes payable	615,000	370,000
Payments on convertible debt	(370,000)	—

Net cash provided by financing activities	245,000	370,000

NET INCREASE (DECREASE) IN CASH	12,061	(531,622)

Effects of currency translation on cash and cash equivalents	(1,282)	(16,072)

CASH BEGINNING BALANCE	18,330	565,979

CASH ENDING BALANCE	$29,108	$18,330

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	18,582	—

NON-CASH TRANSACTIONS AFFECTING OPERATING, INVESTING AND FINANCING ACTIVITIES:
Settlement of derivative liabilities	155,342	—
Adoption of lease standard ASC 842	24,602	23,738
Initial derivative liability on convertible note payable	—	213,598
Release of related party accruals and payable	38,329
Settlement of related party liabilities in excess of net book value of asset distributed	—	17,052
Preferred stock exchange-related party	—	—

The accompanying notes are an integral part of these consolidated financial statements.

NOTE 1 – ORGANIZATION AND NATURE OF THE BUSINESS

Organization

Kaya Holdings, Inc. FKA (Alternative Fuels Americas, Inc.) is a holding company. The Company was incorporated in 1993 and has engaged in a number of businesses. Its name was changed on May 11, 2007 to NetSpace International Holdings, Inc. (a Delaware corporation) (“NetSpace”). NetSpace acquired 100% of Alternative Fuels Americas, Inc. (a Florida corporation) in January 2010 in a stock-for-member interest transaction and issued 6,567,247 shares of common stock and 100,000 shares of Series C convertible preferred stock to existing shareholders. Certificate of Amendment to the Certificate of Incorporation was filed in October 2010 changing the Company’s name from NetSpace International Holdings, Inc. to Alternative Fuels Americas, Inc. (a Delaware corporation). Certificate of Amendment to the Certificate of Incorporation was filed in March 2015 changing the Company’s name from Alternative Fuels Americas, Inc. (a Delaware corporation) to Kaya Holdings, Inc.

The Company has four subsidiaries: Marijuana Holdings Americas, Inc., a Florida corporation (“MJAI”), which is majority-owned and was formed on March 27, 2014 to maintain ownership of the Company’s Oregon based cannabis operations, 34225 Kowitz Road, LLC, a wholly-owned Oregon limited liability company which held ownership of the Company’s 26 acre property in Lebanon, Oregon (inactive since Feb 28, 2023 when the subject property was sold), Kaya Brand International, Inc., a Florida Corporation (“KBI”) which is majority-owned and was formed on October 14, 2019 to expand the business overseas (active) and Fifth Dimension Therapeutics, Inc., a Florida corporation which is majority owned (“FTD”) and was formed on December 13, 2022 to develop and maintain ownership of the Company’s planned Psychedelic Treatment Centers offering psilocybin treatments.

MJAI Oregon 1 LLC is the entity that holds the licenses for the Company’s retail store operations. MJAI Oregon 5 LLC is the entity that held the license application for the Company’s 26 acre farm property in Lebanon Oregon (property sold 2/28/23, inactive since that date).

KBI is the entity that holds controlling ownership interests in Kaya Farms Greece, S.A. (a Greek corporation) and Kaya Shalvah (“Kaya Farms Israel”, an Israeli corporation). These two entities were formed to facilitate expansion of the Company’s business in Greece and Israel respectively.

Fifth Dimension Therapeutics, Inc. (FTD) is the entity that was formed to hold interests in psychedelic treatment facilities, with operations initially targeted for Oregon where FDT holds a 49% stake in FDT Oregon 1, LLC (“FDT1”, an Oregon limited liability company) and has an irrevocable option to acquire the remaining 51% stake in FDT1 after the sunsetting in January 1, 2025 of Oregon’s residency requirements for majority ownership in entities that hold OHA issued Psilocybin Licenses.

Nature of the Business

In January 2014, KAYS incorporated MJAI, a wholly owned subsidiary, to focus on opportunities in the legal recreational and medical marijuana in the United States.

On July 3, 2014 opened its first Kaya Shack™ MMD in Portland, Oregon.  Between April of 2014 and December 31, 2023, KAYS owned and operated four (4) Kaya Shack™ retail cannabis medical and recreational dispensaries, three (3) Medical Marijuana Grow sites licensed by the OHA and two (2) Recreational Marijuana grow sites licensed by the OLCC (all in Oregon). The statuses of these operations are as follows:

The first Kaya Shack™ (Kaya Shack™ Store 1) opened in 2014 in Portland, Oregon at the same address as an Oregon Liquor and Cannabis Commission (OLCC) licensed medical and recreational marijuana retailer. On March 11, 2024, the Company notified the Oregon Liquor Control Commission (the “OLCC”) that we were temporarily closing this location. The Company is currently evaluating redeploying this remaining dispensary license to serve as a delivery hub for Portland residents, tourists and The Sacred Mushroom™ guests, among others.

Kaya Shack™ Store 2 was closed in December, 2022 as part of a sale and surrender agreement that the Company entered into with the OLCC to resolve an Administrative Action filed by the OLCC (as previously disclosed in the Company’s Annual Report on form 10-K for the period ending December 31, 2021 filed on April 18, 2022 and in the Company’s Quarterly report for the period ending March 31, 2022 filed on May 16, 2022). Per the terms of the agreement the Company agreed to either enter into a purchase and sale agreement for its retail license in South Salem by February 1, 2023 (the renewal date) or surrender the license. On April 21, 2023 the Company concluded the sale of Store 2 for $210,000, less a 6% closing commission and minor closing expenses. After these expenses and paying $75,000 to resolve three non-performing store leases in South Oregon, the Company netted $118,900.

Kaya Shack™ Store 3 and Kaya Shack™ Store 4 were both closed due to consolidation moves by the Company in 2020 and 2021, respectively, and the Company let the licenses lapse.

In August of 2017, the Company purchased a 26-acre parcel in Lebanon, Linn County, Oregon for $510,000 on which we intended to construct a Greenhouse Grow and Production Facility (the “Property”) and filed for OLCC licensure. In August of 2022, the Company entered into an agreement (the “CVC Agreement”) with CVC International, Inc. (“CVC”), an institutional investor who holds certain of the Company’s Convertible Promissory Notes (the “Notes”), one of which was secured by a $500,000 mortgage on the Property. CVC released its lien on the Property to enable the Company to sell the Property and utilize the proceeds therefrom for the benefit of the Company and its shareholders, without having to repay CVC the $500,000 Note held by CVC. Additionally, CVC agreed to advance certain sums against the sale of the Property (“Advances”), which amounted to $270,000 pending the sale of the Property. On February 28, 2023 we sold the Property for a price of $769,500, less commissions and customary closing costs. The net proceeds of the sale were used to repay the advances plus interest (including an additional $100,000 borrowed from another lender interest) and the Company realized net proceeds of approximately $302,000,000. The land is reflected on the balance sheet as assets held for sale for the year ended December 31, 2022 at a value of $516,076. The land was sold in 2023.

On September 26, 2019, the Company formed the majority owned subsidiary Kaya Brands International, Inc. (“KBI”) to serve as the Company’s vehicle for expansion into worldwide cannabis markets. Between September of 2019 and December 31, 2023 KBI has formed majority-owned subsidiaries in both Greece and Israel and its local operating subsidiaries have acquired interests in various licenses and entities.

On December 13, 2022 the Company formed Fifth Dimension Therapeutics ™ (“FTD”, a Florida Corporation) to seek to provide psychedelic services to sufferers of treatment resistant mental health diseases such as depression, PTSD and other mental health disorders. On January 3, 2023 the Oregon Health Authority (the “OHA”) began to accept license applications, allowing each entity to own and operate one (1) Psilocybin manufacturing and processing facility for the production of Psilocybin Mushrooms and derived therapeutics (“Psilocybins”), and up to five (5) Psilocybin Facilitation Centers where clients would go to ingest Psilocybins and experience effects under the supervision of State Licensed Facilitators.

On January 25, 2023 the Company confirmed that attorney Glenn E.J. Murphy was welcomed as a founding member to the FDT Board of Directors. Glenn will assist FDT with introductions to pharmaceutical companies seeking data and access to psychedelic patients, as well as advising on the development of intellectual property, structure of potential joint ventures, funding opportunities, acquisitions, and other related endeavors. Glenn has twenty-five years of private and corporate practice, including ten years in-house with the Henkel Group and more than fifteen years in private practice, Glenn's experience has touched on most every aspect of intellectual property practice.

On March 13, 2023, Bryan Arnold (one of KAYS Vice Presidents and its longest serving Oregon Employee) completed his OHA Certified Psilocybin Education through the Changra Institute and became one of the first eighteen graduates to obtain Psilocybin Facilitator certification in the State of Oregon. Bryan’s Facilitation License application has been approved by the OHA, and he now may oversee up to five (5) Psilocybin Treatment Facilities and up to one (1) Psilocybin Production Facility. Additionally, the Company expects to enroll additional potential licensee candidates within the coming months to bolster its ranks of OHA Licensed Psilocybin Facilitators as it moves forward with plans to open its first Psilocybin Clinic, subject to completion of financing and regulatory approvals.

On November 14, 2023 the Company filed a license application with the Oregon Department of Health (the “OHA”) for the licensure of The Sacred Mushroom™, an approximately 11,000 square foot psilocybin treatment center located in Portland, Oregon which would serve as the Company’s flagship psilocybin facility.

On March 6, 2024, the OHA completed its Psilocybin Service Center License Inspection and itemized three (3) facility structural/layout items that they wanted addressed/modified prior to issuing the facility license. The Company is currently completing the items and expects to have the follow-up inspection and final license issuance issued prior to the end of April, 2024.

NOTE 2 – LIQUIDITY AND GOING CONCERN

The Company’s consolidated financial statements as of December 31, 2023 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred net income of $1,609,697 for the year ended December 31, 2023 and net losses of $3,576,614 for the twelve months ended December 31, 2022. The increase in net income is due to the changes in derivative liabilities and the gain on disposal. At December 31, 2023 the Company has a working capital deficiency of $7,307,979 and is totally dependent on its ability to raise capital. The Company has a plan of operations and acknowledges that its plan of operations may not result in generating positive working capital in the near future. Even though management believes that it will be able to successfully execute its business plan, which includes third-party financing and capital issuance, and meet the Company’s future liquidity needs, there can be no assurances in that regard. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this material uncertainty. Management recognizes that the Company must generate additional funds to successfully develop its operations and activities. Management plans include:

•	the sale of additional equity and debt securities,

•	alliances and/or partnerships with entities interested in and having the resources to support the further development of the Company’s business plan,

•	business transactions to assure continuation of the Company’s development and operations,

•	development of a unified brand and the pursuit of licenses to operate recreational and medical marijuana facilities under the branded name.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) under the accrual basis of accounting.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.

Such estimates and assumptions impact both assets and liabilities, including but not limited to: net realizable value of accounts receivable and inventory, estimated useful lives and potential impairment of property and equipment, the valuation of intangible assets, estimate of fair value of share based payments and derivative liabilities, estimates of fair value of warrants issued and recorded as debt discount, estimates of tax liabilities and estimates of the probability and potential magnitude of contingent liabilities.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future non-conforming events. Accordingly, actual results could differ significantly from estimates.

Risks and Uncertainties

The Company’s operations are subject to risk and uncertainties including financial, operational, regulatory and other risks including the potential risk of business failure.

The Company has experienced, and in the future expects to continue to experience, variability in its sales and earnings.  The factors expected to contribute to this variability include, among others, (i) the uncertainty associated with the commercialization and ultimate success of the product, (ii) competition inherent at other locations where product is expected to be sold (iii) general economic conditions and (iv) the related volatility of prices pertaining to the cost of sales.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Kaya Holdings, Inc. and all wholly and majority-owned subsidiaries. All significant intercompany balances have been eliminated.

Majority-owned subsidiaries:

Fifth Dimension Therapeutics, Inc. (a Florida Corporation)

Kaya Brands International, Inc. (a Florida Corporation)

Kaya Shalvah (“Kaya Farms Israel”, an Israeli corporation) majority owned subsidiary of KBI)

Kaya Farms Greece, S.A. (a Greek Corporation) majority owned subsidiary of KBI)

·	Marijuana Holdings Americas, Inc. (a Florida corporation)

o	MJAI Oregon 1 LLC

Non-Controlling Interest

The company owned 55% of Marijuana Holdings Americas until September 30, 2019. Starting October 1, 2019, Kaya Holding, Inc. owns 65% of Marijuana Holdings Americas, Inc. As of December 31, 2022, Kaya owns 65% of Marijuana Holdings Americas, Inc.

The company owned 85% of Kaya Brands International, Inc. until July 31, 2020. Starting August 1, 2020, Kaya Holding, Inc. owns 65% of Kaya Brands International, Inc.

The Company owns 65% of Fifth Dimension Therapeutics, Inc.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less. The Company had no cash equivalents.

Inventory

Inventory consists of finished goods purchased, which are valued at the lower of cost or market value, with cost being determined on the first-in, first-out method.  The Company periodically reviews historical sales activity to determine potentially obsolete items and also evaluates the impact of any anticipated changes in future demand.  Total Value of Finished goods inventory as of December 31, 2023 is $9,259 and $11,990 as of December 31, 2022. Inventory allowance and impairment were $0 and $0 as of December 31, 2023 and December 31, 2022, respectively.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation and is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Depreciation of property and equipment is provided utilizing the straight-line method over the estimated useful lives, ranging from 5-30 years of the respective assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Long-lived assets

The Company reviews long-lived assets and certain identifiable intangibles held and used for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In evaluating the fair value and future benefits of its intangible assets, management performs an analysis of the anticipated undiscounted future net cash flow of the individual assets over the remaining amortization period. The Company recognizes an impairment loss if the carrying value of the asset exceeds the expected future cash flows.

Accounting for the Impairment of Long-Lived Assets

We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Upon such an occurrence, recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to forecasted undiscounted net cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. For long-lived assets held for sale, assets are written down to fair value, less cost to sell. Fair value is determined based on discounted cash flows, appraised values or management's estimates, depending upon the nature of the assets.

Operating Leases

We lease our retail stores under non-cancellable operating leases. Most store leases include tenant allowances from landlords, rent escalation clauses and/or contingent rent provisions. We recognize rent expense on a straight-line basis over the lease term, excluding contingent rent, and record the difference between the amount charged to expense and the rent paid as a deferred rent liability.

Deferred Rent and Tenant Allowances

Deferred rent is recognized when a lease contains fixed rent escalations. We recognize the related rent expense on a straight-line basis starting from the date of possession and record the difference between the recognized rental expense and cash rent payable as deferred rent. Deferred rent also includes tenant allowances received from landlords in accordance with negotiated lease terms. The tenant allowances are amortized as a reduction to rent expense on a straight-line basis over the term of the lease starting at the date of possession.

Earnings Per Share

In accordance with ASC 260, Earnings per Share, the Company calculates basic earnings per share by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per share are computed if the Company has net income; otherwise it would be anti-dilutive and would result from the conversion of a convertible note.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes.  Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of ASC 740.

ASC 740-10 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

We are subject to certain tax risks and treatments that could negatively impact our results of operations

Section 280E of the Internal Revenue Code, as amended, prohibits businesses from deducting certain expenses associated with trafficking-controlled substances (within the meaning of Schedule I and II of the Controlled Substances Act). The IRS has invoked Section 280E in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws. Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that these courts will issue an interpretation of Section 280E favorable to cannabis businesses.

Provision for Income Taxes

We recorded a provision for income taxes in the amount of $93,910 during the year ended December 31, 2022 compared to $782,107 during the year ended December 31, 2021. Although we have net operating losses that we believe are available to us to offset this entire tax liability, which arises under Section 280E of the Code because we are a cannabis company, as a conservative measure, we have accrued this liability.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

•	Level 1 – Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.

•	Level 2 - Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 – Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

	Fair Value Measurements at December 31, 2023
	Level 1	Level 2	Level 3
Assets
Cash	$29,108	$-	$-
Total assets	29,108	-	-
Liabilities
Convertible debentures, net of discounts of $742	-	-	7,436,410
Derivative liability	-	-	2,752,321
Total liabilities	-	-	10,188,731
	$29,108	$-	$(10,188,731)

	Fair Value Measurements at December 31, 2022
	Level 1	Level 2	Level 3
Assets
Cash	$18,330	$-	$-
Total assets	18,330	-	-
Liabilities
Convertible debentures, net of discounts of $477,634	-	-	7,419,338
Derivative liability	-	-	6,204,878
Total liabilities	-	-	13,624,216
	$18,330	$-	$(13,624,216)

 The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses, other current assets, accounts payable & accrued expenses, certain notes payable and notes payable – related party, approximate their fair values because of the short maturity of these instruments.

The Company accounts for its derivative liabilities, at fair value, on a recurring basis under level 3. See Note 7.

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt under ASC 815 “Derivatives and Hedging” to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 “Debt with Conversion and Other Options” for consideration of any beneficial conversion feature.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives.

For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. For option-based simple derivative financial instruments, the Company uses the Binomial option-pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period.

In July 2017, the FASB issued ASU 2017-11 Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivative and Hedging (Topic 815). The amendments in Part I of this Update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendment also clarifies existing disclosure requirements for equity-classified instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (“EPS”) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt-Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). The amendments in Part II of this Update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. Those amendments do not have an accounting effect.

Prior to this Update, an equity-linked financial instrument with a down round feature that otherwise is not required to be classified as a liability under the guidance in Topic 480 is evaluated under the guidance in Topic 815, Derivatives and Hedging, to determine whether it meets the definition of a derivative. If it meets that definition, the instrument (or embedded feature) is evaluated to determine whether it is indexed to an entity’s own stock as part of the analysis of whether it qualifies for a scope exception from derivative accounting. Generally, for warrants and conversion options embedded in financial instruments that are deemed to have a debt host (assuming the underlying shares are readily convertible to cash or the contract provides for net settlement such that the embedded conversion option meets the definition of a derivative), the existence of a down round feature results in an instrument not being considered indexed to an entity’s own stock. This results in a reporting entity being required to classify the freestanding financial instrument or the bifurcated conversion option as a liability, which the entity must measure at fair value initially and at each subsequent reporting date.

The amendments in this Update revise the guidance for instruments with down round features in Subtopic 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity, which is considered in determining whether an equity-linked financial instrument qualifies for a scope exception from derivative accounting. An entity still is required to determine whether instruments would be classified in equity under the guidance in Subtopic 815-40 in determining whether they qualify for that scope exception. If they do qualify, freestanding instruments with down round features are no longer classified as liabilities and embedded conversion options with down round features are no longer bifurcated.

For entities that present EPS in accordance with Topic 260, and when the down round feature is included in an equity-classified freestanding financial instrument, the value of the effect of the down round feature is treated as a dividend when it is triggered and as a numerator adjustment in the basic EPS calculation. This reflects the occurrence of an economic transfer of value to the holder of the instrument, while alleviating the complexity and income statement volatility associated with fair value measurement on an ongoing basis. Convertible instruments are unaffected by the Topic 260 amendments in this Update.

The amendments in Part 1 of this Update are a cost savings relative to former accounting. This is because, assuming the required criteria for equity classification in Subtopic 815-40 are met, an entity that issued such an instrument no longer measures the instrument at fair value at each reporting period (in the case of warrants) or separately accounts for a bifurcated derivative (in the case of convertible instruments) on the basis of the existence of a down round feature. For convertible instruments with embedded conversion options that have down round features, applying specialized guidance such as the model for contingent beneficial conversion features rather than bifurcating an embedded derivative also reduces cost and complexity. Under that specialized guidance, the issuer recognizes the intrinsic value of the feature only when the feature becomes beneficial instead of bifurcating the conversion option and measuring it at fair value each reporting period.

The amendments in Part II of this Update replace the indefinite deferral of certain guidance in Topic 480 with a scope exception. This has the benefit of improving the readability of the Codification and reducing the complexity associated with navigating the guidance in Topic 480.

The Company adopted this new standard on January 1, 2019; however, the Company needs to continue the derivative liabilities due to variable conversion price on some of the convertible instruments. As such, it did not have a material impact on the Company’s consolidated financial statements.

Beneficial Conversion Feature

For conventional convertible debt where the rate of conversion is below market value, the Company records a "beneficial conversion feature" ("BCF") and related debt discount.

When the Company records a BCF, the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument (offset to additional paid in capital) and amortized to interest expense over the life of the debt.

Debt Issue Costs and Debt Discount

The Company may record debt issue costs and/or debt discounts in connection with raising funds through the issuance of debt.  These costs may be paid in the form of cash, or equity (such as warrants). These costs are amortized to interest expense over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Original Issue Discount

For certain convertible debt issued, the Company may provide the debt holder with an original issue discount.  The original issue discount would be recorded as a debt discount, reducing the face amount of the note and is amortized to interest expense over the life of the debt.

Extinguishments of Liabilities

The Company accounts for extinguishments of liabilities in accordance with ASC 405-20 “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities”. When the conditions are met for extinguishment accounting, the liabilities are derecognized and the gain or loss on the sale is recognized.

Stock-Based Compensation - Employees

The Company accounts for its stock-based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

If the Company is a newly formed corporation or shares of the Company are thinly traded, the use of share prices established in the Company’s most recent private placement memorandum (based on sales to third parties) (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of share options and similar instruments is estimated on the date of grant using a Binomial Option Model option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

•

Expected term of share options and similar instruments: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding. Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and employees’ expected exercise and post-vesting employment termination behavior into the fair value (or calculated value) of the instruments.  Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the simplified method, i.e., expected term = ((vesting term + original contractual term) / 2), if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

•

Expected volatility of the entity’s shares and the method used to estimate it.  Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index.  The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility.  If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

•

Expected annual rate of quarterly dividends.  An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends.  The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

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Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used.  The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

Generally, all forms of share-based payments, including stock option grants, warrants and restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on estimated number of awards that are ultimately expected to vest.

The expense resulting from share-based payments is recorded in general and administrative expense in the statements of operations.

Stock-Based Compensation – Non-Employees

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

In June 2018, the FASB issued ASU No. 2018-07, Compensation – Stock Compensation: Improvement to Nonemployee Share-Based Payment Accounting (Topic 718). The ASU supersedes ASC 505-50, Equity-Based Payment to Non-Employment and expends the scope of the Topic 718 to include stock-based payments granted to non-employees. Under the new guidance, the measurement date and performance and vesting conditions for stock-based payments to non-employees are aligned with those of employees, most notably aligning the award measurement date with the grant date of an award. The new guidance is required to be adopted using the modified retrospective transition approach. The Company adopted the new guidance effective January 1, 2019, with an immaterial impact on its financial statements and related disclosures.

The fair value of share options and similar instruments is estimated on the date of grant using a Binomial option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

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Expected term of share options and similar instruments: Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments.  The Company uses historical data to estimate holder’s expected exercise behavior.  If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

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Expected volatility of the entity’s shares and the method used to estimate it.  Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index.  The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility.  If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

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Expected annual rate of quarterly dividends.  An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends.  The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

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Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used.  The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

Revenue Recognition

Effective January 1, 2018, the Company adopted ASC 606 – Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identifying the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

To confirm, all of our OLCC licensed cannabis retail sales operations are conducted and operated on a “cash and carry” basis- product(s) from our inventory accounts are sold to the customer(s) and the customer settles the account at time of receipt of product via cash payment at our retail store; the transaction is recorded at the time of sale in our point of sale software system. Revenue is only reported after product has been delivered to the customer and the customer has paid for the product with cash.

To date the only other revenue we have received is for ATM transactions and revenue from this activity is only reported after we receive payment via check from the ATM service provider company.

Cost of Sales

Cost of sales represents costs directly related to the purchase of goods and third party testing of the Company’s products.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements.

The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, consolidated financial position, and consolidated results of operations or consolidated cash flows.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the reporting period ended December 31, 2023.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements are issued.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the effect of recently issued standards that are not yet effective will not have a material effect on its consolidated financial position or results of operations upon adoption.

In November 2023, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment's profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Adoption of the ASU should be applied retrospectively to all prior periods presented in the financial statements. Early adoption is also permitted. This ASU will likely result in us including the additional required disclosures when adopted. We are currently evaluating the provisions of this ASU and expect to adopt them for the year ending December 31, 2024.

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (Topic 740). The ASU requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2024. Early adoption is also permitted for annual financial statements that have not yet been issued or made available for issuance. This ASU will result in the required additional disclosures being included in our consolidated financial statements, once adopted.

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following at December 31, 2023 and December 31, 2022:

	December 31, 2023	December 31, 2022
	(Audited)	(Audited)
ATM Machine	$—	$5,600
Computer	30,713	30,713
Furniture & Fixtures	56,978	42,965
HVAC	25,000	44,430
Land	17,703	533,778
Leasehold Improvements	32,304	147,636
Machinery and Equipment	55,067	69,312
Sign	—	12,758
Vehicle	24,000	24,000
Total	241,765	911,192
Less: Accumulated Depreciation	(216,890)	(358,396)
Property, Plant and Equipment - net	$24,875	$552,796

Depreciation expense totaled of $11,845 and $21,937 for the twelve months ended December 31, 2023 and 2022, respectively. Due to the sale of the farm in 2023, the Company removed net assets of $516,076 and recorded a gain of sale of the farm $177,883 during the years ended December 31, 2023.

During the year ended December 31, 2023, the Company sold the retail store in Oregon which had no net assets as all fixed assets of Oregon store were fully depreciated and the Company recorded $206,546 as gain from sale of the business license. The Company also sold two safes which were fully depreciated before 2022. The gain of this disposal was $1,800.

NOTE 5 – NON-CURRENT ASSETS

Other assets consisted of the following at December 31, 2023 and December 31, 2022:

	December 31, 2023 (Audited)	December 31, 2022 (Audited)
Other Receivable	$11,047	$10,668
Rent Deposits	23,941	11,016
Security Deposits	5,491	5,491
Non-Current Assets	$40,479	$27,175

During the year ended December 31, 2023, our other receivables increased $379, related to changes of currency exchange rate. The increase of the rent deposit was primarily due to the new lease signed on September 22, 2023, which term has not begun as of December 31, 2023.

NOTE 6 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

The accounts payable and accrued expenses consisted of the following at December 31, 2023 and December 31, 2022 :

	December 31, 2023	December 31, 2022
Accounts payable	561,551	899,823
Accrued expenses	27,534	61,573
Total	589,085	961,396

During the year ended December 31, 2023, the Company recorded $112,560 accounts payable as income from AP forgiveness

NOTE 7 – CONVERTIBLE DEBT

These debts have a price adjustment provision. Therefore, the Company accounted for these Notes under ASC Topic 815-15 “Embedded Derivative.”  The derivative component of the obligation is initially valued and classified as a derivative liability with an offset to discounts on convertible debt. Discounts have been amortized to interest expense over the respective term of the related note. In determining the indicated value of the convertible note issued, the Company used the Binomial Options Pricing Model with a risk-free interest rate of ranging from 4.23% to 5.26%, volatility ranging from 145.03% to 179.9%, trading prices $0.042 per share and a conversion price ranging from $0.034 to $0.08 per share. The total derivative liabilities associated with these notes were $2,752,321 at December 31, 2023 and $6,204,878 at December 31, 2022. As of December 31, 2023, one convertible note chose not to extend, and the maturity date is in the beginning of 2024. We reclassed it from long-term to short-term convertible notes.

See Below Summary Table

Convertible Debt Summary
	Debt Type	Debt Classification		Interest Rate	Due Date	Ending
		CT	LT			12/31/2023	12/31/2022

A	Convertible	X		10.0%	1-Jan-17	25,000	$ 25,000
B	Convertible		X	8.0%	31-Dec-25	82,391	82,391
C	Convertible		X	8.0%	31-Dec-25	41,195	41,195
D	Convertible		X	8.0%	31-Dec-25	262,156	262,156
O	Convertible		X	8.0%	31-Dec-25	136,902	136,902
P	Convertible		X	8.0%	31-Dec-25	66,173	66,173
Q	Convertible		X	8.0%	31-Dec-25	65,274	65,274
S	Convertible		X	8.0%	31-Dec-25	63,205	63,205
T	Convertible		X	8.0%	31-Dec-25	313,634	313,634
CC	Convertible	X		10.0%	01-Jan-24	100,000	100,000
KK	Convertible		X	8.0%	31-Dec-25	188,000	188,000
LL	Convertible		X	8.0%	31-Dec-25	749,697	749,697
MM	Convertible		X	8.0%	31-Dec-25	124,690	124,690
NN	Convertible		X	8.0%	31-Dec-25	622,588	622,588
OO	Convertible		X	8.0%	31-Dec-25	620,908	620,908
PP	Convertible		X	8.0%	31-Dec-25	611,428	611,428
QQ	Convertible		X	8.0%	31-Dec-25	180,909	180,909
RR	Convertible		X	8.0%	31-Dec-25	586,804	586,804
SS	Convertible		X	8.0%	31-Dec-25	174,374	174,374
TT	Convertible		X	8.0%	31-Dec-25	345,633	345,633
UU	Convertible		X	8.0%	31-Dec-25	171,304	171,304
VV	Convertible		X	8.0%	31-Dec-25	121,727	121,727
XX	Convertible		X	8.0%	31-Dec-25	112,734	112,734
YY	Convertible		X	8.0%	31-Dec-25	173,039	173,039
ZZ	Convertible		X	8.0%	31-Dec-25	166,603	166,603
AAA	Convertible		X	8.0%	31-Dec-25	104,641	104,641
BBB	Convertible		X	8.0%	31-Dec-25	87,066	87,066
DDD	Convertible		X	8.0%	31-Dec-25	75,262	75,262
EEE	Convertible		X	8.0%	31-Dec-25	160,619	160,619
GGG	Convertible		X	8.0%	31-Dec-25	79,422	79,422
JJJ	Convertible		X	8.0%	31-Dec-25	52,455	52,455
LLL	Convertible		X	8.0%	31-Dec-25	77,992	77,992
MMM	Convertible		X	8.0%	31-Dec-25	51,348	51,348
PPP	Convertible		X	8.0%	31-Dec-25	95,979	95,979
SSS	Convertible		X	8.0%	31-Dec-25	75,000	75,000
TTT	Convertible		X	8.0%	31-Dec-25	80,000	80,000
VVV	Convertible		X	8.0%	31-Dec-25	75,000	75,000
WWW	Convertible		X	8.0%	31-Dec-25	60,000	60,000
XXX	Convertible		X	8.0%	31-Dec-25	100,000	100,000
YYY	Convertible		X	8.0%	31-Dec-25	50,000	50,000
ZZZ	Convertible		X	8.0%	31-Dec-25	40,000	40,000
AAAA	Convertible		X	8.0%	31-Dec-25	66,000	66,000
BBBB	Convertible	X		12.0%	1-Mar-23	-	150,000
CCCC	Convertible	X		10.0%	1-Mar-23	-	120,000
DDDD	Convertible		X	10.0%	31-Dec-25	-	100,000

Total Convertible Debt						7,437,152	7,807,152
Less: Discount						(742)	(387,819)
Convertible Debt, Net of Discounts						$ 7,436,410	$ 7,419,333
Convertible Debt, Net of Discounts, Current						$ 125,000	$ 240,288
Convertible Debt, Net of Discounts, Long-term						$ 7,311,410	$ 7,179,045

FOOTNOTES FOR CONVERTIBLE DEBT ACTIVITY FOR YEAR ENDED DECEMBER31, 2023

On  August 8, 2022, the Company received $150,000 from the issuance of convertible debt to the Cayman Venture Capital Fund pursuant to the January 2018 Financing Agreement, as amended. Interest is stated at 12%. The Note and Interest is convertible into common shares at $0.08 per share. The Note is Due in March 1, 2024. This note has a price adjustment provision. Therefore, the Company accounted for these Notes under ASC Topic 815-15 “Embedded Derivative.” The derivative component of the obligation is initially valued and classified as a derivative liability with an offset to discounts on convertible debt. Discounts are amortized to interest expense over the respective term of the related note.

On  November 8, 2022, the Company received $120,000 from the issuance of convertible debt with a third- party individual. Interest is stated at 10%. The Note and Interest is convertible into common shares at $0.08 per share. The Note is Due on March 1, 2023. This note has a price adjustment provision. Therefore, the Company accounted for these Notes under ASC Topic 815-15 “Embedded Derivative.” The derivative component of the obligation is initially valued and classified as a derivative liability with an offset to discounts on convertible debt. Discounts are amortized to interest expense over the respective term of the related note.

On December 12, 2022, the Company received $100,000 from the issuance of convertible debt with a third- party individual. Interest is stated at 10%. The Note and Interest is convertible into common shares at $0.08 per share. The Note is Due on December 31, 2024. This note has a price adjustment provision. Therefore, the Company accounted for these Notes under ASC Topic 815-15 “Embedded Derivative.” The derivative component of the obligation is initially valued and classified as a derivative liability with an offset to discounts on convertible debt. Discounts are amortized to interest expense over the respective term of the related note.

On February 28, 2023, the Company sold the Property for a price of $769,500, less commissions and customary closing costs. The net proceeds of the sale were used to repay the convertible notes described above which total principal was $370,000.On December 31, 2022, the Company and various noteholders agree to modify the maturity date to December 31,2025 of all notes that were due to mature on December 31, 2024. No other terms of the convertible notes were changed.

NOTE 8 – NON-CONVERTIBLE DEBT

	December 31, 2023	December 31, 2022
Note 5	9,312	9,312
Note 6	500,000	—
Note 7	100,000	—
Note 8	15,000	—
Current non-convertible notes	124,312
Non-current convertible notes	500,000
Total Non-convertible notes	624,312	9,312

(5) On September 16, 2016, the Company received a total of $31,661 to be used for equipment in exchange for a two year note in the aggregate amount of $31,661 with interest accruing at 18% per year and a 10% loan fee. The note is in default as of December 31, 2023 with an outstanding balance of $9,312.

(6) On June 12, 2023, the Company issued a 10% promissory note in the amount of $350,000 with 10% interest rate, payable to CVC International Ltd, secured by 10% of monthly total revenues from all sources of Kaya Holdings, Inc. and any of its subsidiaries. and the noteholder also received 10 Series A preferred shares in FDT, which are convertible into a total of 10% of the common shares. The due date of the note is June 12, 2025. At the end of September 2023, the company paid $5,000, which is 10% of the total revenues from all sources of Kaya Holdings, Inc to the Holder and the Holder agreed to reinvest it as the additional of the note. On October 6, 2023, the Company received another $145,000 from the same investor to increase the promissory note to $500,000 totally.

(7) On August 28, 2023 the Company received $100,000 from the issuance of working capital loan to another investor. Interest is stated at 10%. The Note is Due in March 15, 2024.

(8) On December 15, 2023 the Company received $15,000 working capital loan from another investor with no interest.

B-Related Party
Loan payable - Stockholder, 0%, Due December 31, 2025 (1)	$250,000	$250,000
	$250,000	$250,000

(1)	The $250,000 non-convertible note was issued as part of a Debt Modification Agreement dated January 2, 2014. On January 1, 2019, the holder of the note extended the due date until December 31, 2021. The interest rate of the non-convertible note is 0%. The Company used the stated rate of 9% as imputed interest rate, which was $22,500 and $22,500 for the year ended December 31, 2022 and year ended December 31, 2021, respectively. As of December 31, 2022, the balance of the debt was $250,000. On December 31, 2021, the Company entered into an agreement to further extend the debt until December 31, 2025, with no additional interest for the extension period.

NOTE 9 – STOCKHOLDERS’ EQUITY

The Company has 10,000,000 shares of preferred stock authorized with a par value of $0.001, of which 100,000 shares have been designated as Series C convertible preferred stock (“Series C” or “Series C preferred stock”). The Company has 10,000,000 shares of preferred stock authorized. The Board has the authority to issue the shares in one or more series and to fix the designations, preferences, powers and other rights, as it deems appropriate.

Each share of Series C has 434 votes on any matters submitted to a vote of the stockholders of the Company and is entitled to dividends equal to the dividends of 434 shares of common stock. Each share of Series C preferred stock is convertible at any time at the option of the holder into 434 shares of common stock.

Pursuant to the terms and conditions of this Agreement, the Holders each agreed to (a) waive payment of approximately $338,000 of Accrued Compensation; (b) defer payment of the remaining balance of Accrued Compensation owed to each of them of approximately $250,000 until January 1, 2025 ; and (c) exchange the 50,000 Series C Shares ( at total of 100,000) for twenty (20) Series D Convertible Preferred Shares of Kaya Holdings Stock. Mr. Frank’s Series D shares were issued to Mr. Frank and the Series D shares issued for the option held by BMN were issued to RLH Financial Services pursuant to a private sale between BMN and RLH whereby RLH acquired the shares in exchange for a promissory note in the amount of $1,000,000.

Each Share of 40 Series D Preferred Stock is convertible, at the option of the holder thereof, at any time and from time to time, into one percent (1%) of the Company’s Fully Diluted Capitalization as of the Conversion Date. This resulted in a related party gain of $559,058.

The Company has 500,000,000 shares of common stock authorized with a par value of $0.001. Each share of common stock has one vote per share for the election of directors and all other items submitted to a vote of stockholders. The common stock does not have cumulative voting rights, preemptive, redemption or conversion rights.

As of December 31, 2023, there were 22,172,835 shares of common stock outstanding and no new issuances of common stock during the year ended December 31, 2023.

NOTE 10 – DERIVATIVE LIABILITIES

Effective January 1, 2019, an equity-linked financial instrument with a down round feature that otherwise is not required to be classified as a liability under the guidance in Topic 480 is evaluated under the guidance in Topic 815, Derivatives and Hedging, to determine whether it meets the definition of a derivative. If it meets that definition, the instrument (or embedded feature) is evaluated to determine whether it is indexed to an entity’s own stock as part of the analysis of whether it qualifies for a scope exception from derivative accounting. Generally, for warrants and conversion options embedded in financial instruments that are deemed to have a debt host (assuming the underlying shares are readily convertible to cash or the contract provides for net settlement such that the embedded conversion option meets the definition of a derivative), the existence of a down round feature results in an instrument not being considered indexed to an entity’s own stock. This results in a reporting entity being required to classify the freestanding financial instrument or the bifurcated conversion option as a liability, which the entity must measure at fair value initially and at each subsequent reporting date.

However, due to a recognition of tainting, due to variable conversion price on some of the convertible notes, all convertible notes are considered to have a derivative liability, therefore the Company accounted for these Notes under ASC Topic 815-15 “Embedded Derivative.”  The derivative component of the obligation is initially valued and classified as a derivative liability with an offset to discounts on convertible debt. Discounts are amortized to interest expense over the respective term of the related note. In determining the indicated value of the convertible note issued, the Company used the Binomial Options Pricing Model with a risk-free interest rate of ranging 4.23% to 5.26%, volatility ranging from 145.03% to 179.9%, trading prices ranging from $0.042 per share and a conversion price ranging from $0.037 to $0.08 per share. The total derivative liabilities associated with these notes were $2,752,321 at December 31, 2023 and $6,204,878 at December 31, 2022.

As a result of the application of ASC No. 815, the fair value of the ratchet feature related to convertible debt and warrants is summarized as follow:

Balance as of December 31, 2022	$6,204,878
Change in Derivative values	(3,297,215)
Settlement of derivative to APIC	(155,342)
Balance as of December 31, 2023	$2,752,321

Maturity of lease liabilities at December 31, 2023	Amount
2024	31,861
2025	-
Total lease payments	31,861
Less: imputed interest	(976.00)
Present value of lease liabilities	30,885

The Company recorded the debt discount to the extent of the gross proceeds raised and expensed immediately the remaining fair value of the derivative liability, as it exceeded the gross proceeds of the note.

The Company recorded initial derivative liabilities of $0 and $213,579 for the new notes issued for years ended December 31, 2023 and 2022, respectively.

The Company recorded a change in the value of embedded derivative liabilities gain of $3,297,215 and an expense of $1,010,737 for the year ended December 31, 2023 and 2022, respectively.

The Company recorded a change in the value of embedded derivative liabilities gain of $2,713,741 and an expense of $1,010,737 for the year ended December 31, 2023 and 2022, respectively.

The Company reclassified derivative liabilities of $155,342 to additional paid in capital due to debt repayments for the year ended December 31, 2023 and $0 for year ended December 31, 2021

NOTE 11 – DEBT DISCOUNT

The Company recorded the debt discount to the extent of the gross proceeds raised and expensed immediately the remaining fair value of the derivative liability, as it exceeded the gross proceeds of the note.

Debt discount amounted to $742 and $387,814 as of December 31, 2023 and 2022, respectively.

The Company recorded the amortization of debt discount of $387,072 and $303,198 for the years ended December 31, 2023 and 2022, respectively.

NOTE 12 – RELATED PARTY TRANSACTIONS

At December 31, 2014, the Company was indebted to an affiliated shareholder of the Company for $840,955, which consisted of $737,100 principal and $103,895 accrued interest, with interest accruing at 10%. On January 2, 2014, the Company entered into a Debt Modification Agreement whereby the total amount of the debt was reduced to $750,000 and no interest accrued until December 31, 2015. $500,000 of the debt is convertible into 50,000 Series C Convertible Preferred Shares of KAYS. The remaining $250,000 is not convertible.

In 2019, the Company entered into amended consulting agreements with Tudog International Consulting, Inc. which provides CEO services to the Company through Craig Frank, an Officer of the Company and BMN Consultants, Inc. which provides business development and financial consulting services to the Company through William David Jones, a non-officer Consultant to the Company. Pursuant to the amended consulting agreements, each entity is entitled to monthly compensation of $25,000. Due to the liquidity of the Company, the compensations were paid partially over the periods. As of December 31, 2022, the accrued compensation was approximately $500,000.   By agreement of the parties, the accrued compensation will not be paid until January 1,, 2025 and has been recorded as a long-term liability . As of December 31, 2023, the Company also had $371,773 of accrued compensation due to Tudog International Consulting, Inc. and BMN Consultants, Inc.

On July 28, 2021 the Company announced that all terms had been satisfied. Pursuant to the terms of the settlement, Bruce Burwick surrendered to KAYS 1,006,671 shares of our common stock issued to him in connection with the transaction (800,003 shares which were issued for the facility purchase, 166,667 shares which were issued for $250,000 in cash and 40,001 shares which were issued as annual compensation for Burwick serving as a director of KAYS). The shares have been submitted to KAYS' transfer agent for cancellation. In addition, the Company received clear title to the warehouse facility, which enables the Company to sell it without restriction. As part of the settlement, Burwick received $160,000 from the net proceeds of the sale of the facility's grow license to an unrelated third party, resigned from the Company's board of directors and agreed to work as a non-exclusive consultant to the Company for the next four years for a yearly fee of $35,000.00. As of December 31, 2023, the Company had $138,227 due to Berwick.

On December 1, 2022, the Company priced a its one remaining vehicle with Carvana and received a offer for $14,510 In lieu of accepting the bid and partially paying Mr. Frank’s invoices which were still due from August, 2022, the Company agreed to transfer title to the car to him in settlement of $17,000.00 in fees that were due him in August (these are fees that are not being deferred and would otherwise be paid in cash, and cost the Company $2,490.00 more in fees if the car was sold).

On December 15, 2022 the Board of Directors approved the issuance of a total of 2,100,000 shares as Officer and Director Compensation as follows:1,500,000 shares of common stock to our CEO Craig Frank 300,000 shares to Carries Schwarz 300,000 shares to Mitchell Chupak, as annual award compensation, per their agreements.

In 2023, The Tudog Group, BMN Consultants, Inc, Inc and 495 Oxford Consulting, Inc which all provide services to the Company through Craig Frank and William David Jones, forgiven totally $38,329 of payable expense. The payable forgiveness were recorded as Additional paid in capital.

NOTE 13 – STOCK OPTION PLAN

On September 15, 2022 the Company approved the 2022 Equity Incentive Plan, which provides for equity incentives to be granted to the Company’s employees, executive officers or directors or to key advisers or consultants. Equity incentives may be in the form of stock options with an exercise price not less than the fair market value of the underlying shares as determined pursuant to the 2022 Incentive Stock Plan, restricted stock awards, other stock based awards, or any combination of the foregoing. The 2022 Incentive Stock Plan is administered by the board of directors. The remaining balance of the shares available in the plan is 450,000 shares.

NOTE 14 – WARRANTS

On September 8, 2015 the Company received a total of $100,000 from an accredited investor in exchange for a two year note in the aggregate amount of $100,000 with interest accruing at 10%. The note holder is entitled to subscribe for and purchase from the company 210,772 paid and non-assessable post -reverse split shares of the Common Stock at the price of $0.4744455 per post-reverse split share (the “Warrant Exercise Price”) for a period of five (5) years commencing from the earlier of such time as that certain $100,000, 10% promissory note due September 9, 2017 has been fully repaid or the start of the Acceleration Period as defined in “The Note” or September 9, 2017. As of December 31, 2019, the note was paid in full. As of December 31, 2023, the warrants have expired.

On September 9, 2015 the Company received a total of $100,000 from an accredited investor in exchange for a two year note in the aggregate amount of $100,000 with interest accruing at 10%. The note holder is entitled to subscribe for and purchase from the company 210,772 paid and non-assessable post-reverse split shares of the Common Stock at the price of $0.4744455 per post-reverse split share (the “Warrant Exercise Price”) for a period of five (5) years commencing from the earlier of such time as that certain $100,000, 10% promissory note due September 9, 2017 has been fully repaid or the start of the Acceleration Period as defined in “The Note” or September 9, 2017. As of December 31, 2019, the note was paid in full. As of December 31, 2023, the warrants have expired.

On May 9, 2016 the Company received a total of $75,000 from an accredited investor in exchange for a two year note in the aggregate amount of $75,000 with interest accruing at 10%. The note holder is entitled to subscribe for and purchase from the company 158,079 paid and non-assessable post-reverse split shares of the Common Stock at the price of $0.4744455 per post-reverse split share (the “Warrant Exercise Price”) for a period of five (5) years commencing from the earlier of such time as that certain $75,000, 10% promissory note due May 9, 2018 has been fully repaid or the start of the Acceleration Period as defined in “The Note” or May 9, 2018. As of December 31, 2019, the note was paid in full. As of December 31, 2023, the warrants have expired.

On May 17, 2016 the Company received a total of $75,000 from an accredited investor in exchange for a two year note in the aggregate amount of $75,000 with interest accruing at 10%. The note holder is entitled to subscribe for and purchase from the company 158,079 paid and non-assessable shares of the Common Stock at the price of $0.4744455 per share (the “Warrant Exercise Price”) for a period of five (5) years commencing from the earlier of such time as that certain $75,000, 10% promissory note due May 17, 2018 has been fully repaid or the start of the Acceleration Period as defined in “The Note” or May 17, 2018. As of December 31, 2019, the note was paid in full. As of December 31, 2023, the warrants have expired.

 Warrants issued to Non-Employees

	Warrants Issued	Weighted Average Exercise Price	Weighted Average Contract Terms Years
Balance as of December 31, 2022	316,158	0.4744455	0.36
Granted	-	-	-
Exercised	-	-	-
Expired	(316,158)	-	-
Balance as of December 31, 2023	-	-	-

NOTE 15 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company has several operating leases for an office in Fort Lauderdale, Florida and four retail store locations in Oregon under arrangements classified as leases under ASC 842.

Effective June 1, 2019, the Company leased the office space in Fort Lauderdale, Florida under a 2-year operating lease expiring May 31, 2021 at a rate of $1,802 per month. On June 1, 2021 the lease was extended for another year and on June 1 in 2022 the lease was extended for an additional year. The current monthly payment inclusive of sales tax and operating expenses is $2,136 with right of use liabilities of $18,722. The lease was terminated on May 30, 2023. On October 1, 2023, the lease was extended for another year.

Effective May 15, 2014, the Company leased a unit in Portland, Oregon under a 5-year operating lease expiring May 15, 2019. In May 2019, the lease had been extended to May 15, 2024. The total amount of rental payments due over the lease term is being charged to rent expense according to the straight-line method over the term of the lease. The current monthly payment is $3,100 with right of use liabilities of $12,163 as of December 31, 2023.

Effective May 22, 2015, the Company leased a unit in Salem, Oregon under a 5-year operating lease expiring May 31, 2020. In May 2020, the lease had been extended to May 31, 2025. The total amount of rental payments due over the lease term is being charged to rent expense according to the straight-line method over the term of the lease. The lease was extended for an additional 5 years. The current monthly payment is $5,140 with right of use liabilities of $124,819 as of March 31, 2023.This lease was terminated as of April 19, 2023 as part of a settlement with the Landlord on the three (3) outstanding retail store leases that the Company had outstanding in Salem, Oregon for locations that were closed, and no funds are owed for the leases.

Effective April 15, 2016, the Company leased a unit in Salem, Oregon under a 5-year operating lease expiring April 15, 2021. The total amount of rental payments due over the lease term is being charged to rent expense according to the straight-line method over the term of the lease. The current monthly payment is $0 with right of us liabilities of $0. This lease was terminated as of April 19, 2023 as part of a settlement with the Landlord on the three (3) outstanding retail store leases that the Company had outstanding in Salem, Oregon for locations that were closed, and no funds are owed for the leases.

Effective April 15, 2016, the Company leased a unit in Salem, Oregon under a 5-year operating lease expiring April 15, 2021. The total amount of rental payments due over the lease term is being charged to rent expense according to the straight-line method over the term of the lease. The current monthly payment is $0 with right of us liabilities of $0. This lease was terminated as of April 19, 2023 as part of a settlement with the Landlord on the three (3) outstanding retail store leases that the Company had outstanding in Salem, Oregon for locations that were closed, and no funds are owed for the leases.

On September 21, 2023, the Company executed a lease for approximately 11,000 square feet of space in Portland, OR for its psilocybin business. The space takes up the entire seventh floor of commercial building which has floor to ceiling windows offering sweeping views of the Portland Skyline, and has an existing substantial kitchen/ café area that the Company intends to utilize for a “Microdosing Café” concept, as well as already constructed rooms that the Company intends to utilize for individual and group Psilocybin sessions. The lease is for one year with option for an additional two years, if all conditions are met. The lease does not commence until such time as the Company has received notice of OHA Psilocybin Service Center License approval for the location.

The Company has escrowed $51,817.75 with an Oregon-licensed attorney in Oregon (“Escrow Holder”) pursuant to an escrow agreement between Tenant, Landlord and the Escrow Holder, of which $38,893.75 (the “Prepaid Rent”) is prepaid Base Rent and Additional Rent for months 1 through 5 of the Term and $12,925 is the Security Deposit (defined below). Tenant shall pay all fees charged by the Escrow Holder for holding the Prepaid Rent and Security Deposit pursuant to the escrow agreement. The Prepaid Rent and Security Deposit shall be released to Landlord promptly upon Lease Commencement. Tenant shall promptly execute any documents required by Escrow Company for such release upon Lease Commencement

As noted above, the one (1) lease that the Company entered into on June 1, 2015 and the two (2) leases that the Company entered into effective April 15, 2016 were terminated as part of a settlement with the landlord entered into on April 19, 2023 concurrent with a payment of $75,000 which resolved all outstanding liabilities of the Company and its subsidiaries for the leases. The Company booked $151,082 as gain from this ROU settlement.

The Company utilizes the incremental borrowing rate in determining the present value of lease payments unless the implicit rate is readily determinable. The Company used an estimated incremental borrowing rate of 9.32% to estimate the present value of the right of use liability.

The Company has right-of-use assets of $29,865 and operating lease liabilities of $30,885 as of December 31, 2023. Operating lease expenses for the year ended December 31, 2023 and 2022 were $83,202 and $193,182, respectively. The big changes were due to the termination of the three stores lease. As the closure of 3 stores, the Company evaluated long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Hence, the Company has recorded $151,082 in impairment gain related to right-of-use assets during the year ended December 31, 2023.

Maturity of lease liabilities at December 31, 2023	Amount
2024	31,861
2025	-
Total lease payments	31,861
Less: imputed interest	(976.00)
Present value of lease liabilities	30,885

Leased assets	Operating Lease Liability As of December 31, 2023	Remaining months	Weighted average remaining term
KAYA	18,722	9	5.49
MJAI	12,163	4	1.56
Total	30,885	7.05

NOTE 16 - INCOME TAXES

We record tax positions as liabilities in accordance with ASC 740 and adjust these liabilities when our judgement changes as a result of the evaluation of new information not previously available. Because of the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from our current estimate of the recognized tax benefit liabilities. These differences will be reflected as increases or decreases to income tax expense in the period in which new information is available. As of December 31, 2023, and 2022 we have not recorded any uncertain tax positions in our financial statements.

The effective US Federal Income Corporate Tax Rates for 2023 and 2022 are 21% and 21%, respectively.

The Company has net operating loss carry forwards of approximately $16,778542 at December 31, 2023 that do not expire. However, utilization of these losses may be limited pursuant to Section 382 of the Internal Revenue Code due to a recapitalization in 2007 and subsequent stock issuances.

The Company has a deferred tax asset as shown in the following:

	Year Ending December 31, 2023	Year Ending December 31, 2022
Deferred Tax Asset	3,523,495	3,427,125
Valuation Allowance	(3,523,495)	(3,427,125)
Net Deferred Tax Asset	$—	$—

We are subject to certain tax risks and treatments that could negatively impact our results of operations

Section 280E of the Internal Revenue Code, as amended, prohibits businesses from deducting certain expenses associated with trafficking controlled substances (within the meaning of Schedule I and II of the Controlled Substances Act). The IRS has invoked Section 280E in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws. Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that these courts will issue an interpretation of Section 280E favorable to cannabis businesses.

Provision for Income Taxes

We recorded a provision for income taxes in the amount of $899,344 during the year ended December 31, 2023 compared to $876,017 during the year ended December 31, 2022. Although we have net operating losses that we believe are available to us to offset this entire tax liability, which arises under Section 280E of the Code because we are a cannabis company, as a conservative measure, we have accrued this liability.

Note 17 - SUBSEQUENT EVENTS

Events that occur after the balance sheet date but before the financial statements were available to be issued must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at the balance sheet date are recognized in the accompanying financial statements. Subsequent events, which provide evidence about conditions that existed after the balance sheet date, require disclosure in the accompanying notes.

On January 23, 2024, the Company received $61,200.00 and on March 12, 2024 the Company received an additional $150,000 in capital from the Institutional Investor. The $210,200 (along with $3,000 in interest that was owed the Investor) was invested in a private placement.

On January 31, 2024, the Company received $15,300 from another accredited investor to purchase .6 Units of the Private Placement.

On February 21, 2024, the OHA advised the Company that they had satisfactorily completed the review of its Psilocybin Service Center Licensing Application and that they were ready to inspect the facility for a compliance review prior to issuing the facility license.

On March 6, 2024, the OHA completed its Psilocybin Service Center License Inspection and itemized three (3) facility structural/layout items that they wanted addressed/modified prior to issuing the facility license. The Company is currently completing the items and expects to have the follow-up inspection and final license issuance issued prior to the end of April, 2024.

Kaya Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

September 30, 2024 and December 31, 2023

ASSETS
	(Unaudited)	(Audited)
	September 30, 2024	December 31, 2023
CURRENT ASSETS:
Cash and equivalents	$64,794	$29,108
Inventory	240	9,259
Prepaid expenses	26,549	58,588
Total current assets	91,583	96,955

NON-CURRENT ASSETS:
Right-of-use asset - operating lease	83,155	29,865
Property and equipment, net of accumulated depreciation of $220,270 and $216,890 as of September 30, 2024 and December 31, 2023, respectively	40,261	24,875
Goodwill	24,037	23,682
Other Assets	29,553	40,479
Total non-current assets	177,006	118,901

Total assets	$268,589	$215,856

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expense	$646,100	$589,085
Accounts payable and accrued expense-related parties	754,557	514,972
Accrued interest	2,659,752	2,369,015
Right-of-use liability - operating lease	83,155	30,885
Taxable Payable	902,163	899,344
Convertible notes payable, net of discount of $0 and $0	135,000	125,000
Notes payable	9,312	124,312
Derivative liabilities	3,900,734	2,752,321
Total current liabilities	9,090,773	7,404,934

NON-CURRENT LIABILITIES:
Notes payable	500,000	500,000
Notes payable-related party	250,000	250,000
Convertible notes payable, net of discount of $280,700 and $742	8,088,952	7,311,410
Accrued expense-related parties	500,000	500,000
Total non-current liabilities	9,338,952	8,561,410

Total liabilities	18,429,725	15,966,344

STOCKHOLDERS' DEFICIT:
Convertible preferred stock, Series D, par value $.0001; 10,000,000 shares authorized; 40 and 40 issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Common stock , par value $.0001; 1,500,000,000 shares authorized; 41,572,835 shares issued as of September 30, 2024 and 22,172,835 shares outstanding as of December 31, 2023 , respectively	4,157	22,173
Subscriptions payable	163,630	163,630
Additional paid in capital	23,344,739	22,513,739
Accumulated deficit	(39,601,954)	(36,462,263)
Accumulated other comprehensive income	(12,108)	(12,617)
Total stockholders' deficit attributable to parent company	(16,101,536)	(13,795,294)
Non-controlling interest	(2,059,600)	(1,955,194)
Total stockholders' deficit	(18,161,136)	(15,750,488)

Total liabilities and stockholders' deficit	$268,589	$215,856

The accompanying notes are an integral part of these consolidated financial statements.

Kaya Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	For The Three	For The Three	For The	For The
	Months Ended	Months Ended	Nine-months Ended	Nine-months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Net sales	$3,000	$59,011	$31,009	$162,372

Cost of sales	272	22,088	13,678	58,402

Gross profit	2,728	36,923	17,331	103,970

Operating expenses:
Professional fees	813,829	170,405	1,173,601	563,670
Salaries and wages	37,851	44,732	126,934	140,871
General and administrative	291,444	97,916	555,014	324,750
Total operating expenses	1,143,124	313,053	1,855,549	1,029,291

Operating loss	(1,140,396)	(276,130)	(1,838,218)	(925,321)

Other income (expense):
Interest expense	(189,726)	(165,774)	(539,619)	(484,106)
Amortization of debt discount	(82,040)	(68,762)	(108,835)	(318,315)
Gain on lease extinguishment	—	219,006	—	151,082
Gain on disposal	1,700	—	1,700	384,429
Change in derivative liabilities expense	(1,084,865)	2,302,249	(759,620)	2,535,936
Other income (expense)	—	90,423	3,614	91,923

Total other income (loss)	(1,354,931)	2,377,142	(1,402,760)	2,360,949

Net income from continuing operations before income taxes	(2,495,327)	2,101,012	(3,240,978)	1,435,628

Provision for Income Taxes	—	(5,270)	(2,819)	(19,109)

Net income (loss)	(2,495,327)	2,095,742	(3,243,797)	1,416,519

Net income (loss) attributed to non-controlling interest	(38,236)	62,117	(104,106)	48,503

Net income (loss) attributed to Kaya Holdings, Inc.	(2,457,091)	2,033,625	(3,139,691)	1,368,016

Basic net income per common share	$(0.10)	$0.09	$(0.13)	$0.06

Weighted average number of common shares outstanding - Basic	24,327,183	22,172,835	23,626,850	22,172,835

Diluted net income per common share	$(0.01)	$0.01	$(0.01)	$0.01

Weighted average number of common shares outstanding - Diluted	24,327,183	143,718,093	23,626,850	143,718,093

The accompanying notes are an integral part of these consolidated financial statements.

  Kaya Holdings, Inc. and Subsidiaries

  Consolidated Statements of Comprehensive Income(Loss)

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	For The Three	For The Three	For The	For The
	Months Ended	Months Ended	Nine-months Ended	Nine-months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Net income (loss)	$(2,495,327)	$2,033,625	$(3,243,797)	$1,368,016

Other comprehensive expense
Foreign currency adjustments	2,210	(2,655)	210	(1,692)

Comprehensive income (loss)	(2,493,117)	2,030,970	(3,243,587)	1,366,324

Other comprehensive income (expense)
Net loss attributed to non-controlling interest	(38,236)	62,117	(104,106)	48,503

Comprehensive loss attributable to Kaya Holdings	(2,454,881)	1,968,853	(3,139,481)	1,317,821

The accompanying notes are an integral part of these consolidated financial statements.

Consolidated Statements of Stockholders' Deficit
For the three months and nine months ended September 30, 2024 (Unaudited)

								Additional Paid-in Capital	Accumulated Deficit	Accumulated Comprehensive Loss	Noncontrolling Interest	Total Stockholders' Deficit
							Subscription Payable
	Preferred Stock - Series C		Preferred Stock - Series D		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Amount
Three months ended September 30, 2024
Balance, June 30, 2024 (Unaudited)	-	$ -	40	$ -	22,172,835	$ 2,217	$ 163,630	$ 22,537,608	$ (37,144,863)	$(13,866)	$ (2,021,815)	$(16,477,089)

Imputed interest	-	-	-	-	-	-	-	5,671	-	-	-	5,671

Equity transaction (Sale of subsidiary's stock)	-	-	-	-	-	-	-	8,000	-	-	-	8,000

Common stock issued for services	-	-	-	-	3,100,000	310	-	126,790	-	-	-	127,100

Common stock issued for services - related parties	-	-	-	-	15,300,000	1,530	-	625,770	-	-	-	627,300

Common stock issued for acquiring the subsidiary					1,000,000	100	-	40,900				41,000

Translation Adjustment	-	-	-	-	-	-	-	-	-	1,758	451	2,209

Net Income	-	-	-	-	-	-	-	-	(2,457,091)	-	(38,236)	(2,495,327)

Balance, September 30, 2024	-	$ -	40	$ -	41,572,835	$ 4,157	$ 163,630	$ 23,344,739	$ (39,601,954)	$(12,108)	$ (2,059,600)	(18,161,136)
Nine months ended September 30, 2024
Balance, December 31, 2023 (Audited)	-	-	40	-	22,172,835	22,173	163,630	22,513,739	(36,462,263)	(12,617)	(1,955,194)	(15,750,488)

Imputed interest	-	-	-	-	-	-	-	16,890	-	-	-	16,890

Common stock issued for services	-	-	-	-	3,100,000	310	-	126,790	-	-	-	127,100

Common stock issued for services - related parties	-	-	-	-	15,300,000	1,530	-	625,770	-	-	-	627,300

Common stock issued for acquiring the subsidiary					1,000,000	100	-	40,900	-	-	-	41,000

Equity transaction (Sale of subsidiary's stock)	-	-	-	-	-	-	-	20,650	-	-	-	20,650

Translation Adjustment	-	-	-	-	-	-	-	-	-	509	(300)	209

Net Income									(3,139,691)		(104,106)	(3,243,797)

Balance, September 30, 2024	-	-	40	-	41,572,835	4,157	163,630	23,344,739	(39,601,954)	(12,108)	(2,059,600)	(18,161,136)
					The accompanying notes are an integral part of these consolidated financial statements.

								Additional Paid-in Capital	Accumulated Deficit	Accumulated Comprehensive Loss	Noncontrolling Interest	Total Stockholders' Deficit
							Subscription Payable
	Preferred Stock - Series C		Preferred Stock - Series D		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Amount
Three months ended September 30, 2023
Balance, June 30, 2023 (Unaudited)	-	$ -	40	$ -	22,172,835	$ 22,173	$ 163,630	$ 22,434,395	$ (38,737,569)	$(12,529)	$ (1,995,318)	$(18,125,218)

Imputed interest	-	-	-	-	-	-	-	5,671	-	-	-	5,671

Reclass of related party accruals and payable								38,329

Translation Adjustment	-	-	-	-	-	-	-	-	-	(2,009)	(646)	(2,655)

Net Income	-	-	-	-	-	-	-	-	2,033,625	-	62,117	2,095,742

Balance, September 30, 2023	-	$ -	40	$ -	22,172,835	$ 22,173	$ 163,630	$ 22,478,395	$ (36,703,944)	$(14,538)	$ (1,933,847)	$(15,988,131)
Nine months ended September 30, 2023
Balance, December 31, 2022 (Audited)	-	-	40	-	22,172,835	22,173	163,630	22,277,612	(38,071,960)	(11,027)	(1,984,169)	(17,603,741)

Imputed interest	-	-	-	-	-	-	-	16,829	-	-	-	16,829

Settlement of derivative liabilities to additional paid in capital	-	-	-	-	-	-	-	145,625	-	-	-	145,625

Reclass of related party accruals and payable								38,329

Translation Adjustment	-	-	-	-	-	-	-	-	-	(3,511)	1,819	(1,692)

Net Income									1,368,016		48,503	1,416,519

Balance, September 30, 2023	-	-	40	-	22,172,835	22,173	163,630	22,478,395	(36,703,944)	(14,538)	(1,933,847)	(15,988,131)

                   The accompanying notes are an integral part of these consolidated financial statements.

Kaya Holdings, Inc. and Subsidiaries

Consolidated Statements of Cashflows

	(Unaudited)	(Unaudited)
	For The	For The
	Nine-months Ended	Nine-months Ended
	September 30, 2024	September 30, 2023
OPERATING ACTIVITIES:
Net income (loss)	$(3,139,691)	$1,368,016
Adjustments to reconcile net income / loss to net cash used in operating activities:
Adjustment to non-controlling interest	(104,106)	48,503
Depreciation	3,380	9,935
Imputed interest	16,890	16,829
Loss(Gain) on lease extinguishment	—	(151,082)
Shares issued for services	127,100	—
Shares issued for services - related parties	627,300	—
Shares issued for acquisition - related parties	41,000
Change in derivative liabilities	759,620	(2,535,936)
Amortization of debt discount	108,835	318,315
Loss(Gain) on debt forgiveness	—	(91,923)
Loss(Gain) on disposal of fixed assets	—	(384,429)
Changes in operating assets and liabilities:
Prepaid expense	32,283	(33,963)
Inventory	9,019	(2,145)
Right-of-use asset	88,940	45,499
Deposit	—	(12,925)
Other assets	11,016	—
Accrued interest	485,737	433,696
Accounts payable and accrued expenses	57,015	14,617
Accounts payable and accrued expenses - Related Parties	239,585	144,587
Right-of-use liabilities	(89,960)	(47,322)
Deferred tax liabilities	2,819	4,045

Net cash provided by(used in) operating activities	(723,218)	(855,683)

INVESTING ACTIVITIES:
Proceeds from sales of fixed assets	—	693,959
Proceeds from sales of business license	—	193,900
Cash paid for impairment of right-of-use assets	—	(75,000)
Purchase of property and equipment	(18,766)	—
Proceeds from sales of subsidiary's stock	20,650	—

Net cash provided by investing activities	1,884	812,859

FINANCING ACTIVITIES:
Proceeds from convertible notes	872,500	455,000
Payments on debt	(115,000)	(370,000)
Net cash provided by financing activities	757,500	85,000

NET INCREASE (DECREASE) IN CASH	36,166	42,176

Effects of currency translation on cash and cash equivalents	(480)	(238)

CASH BEGINNING BALANCE	29,108	18,330

CASH ENDING BALANCE	$64,794	$60,268

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	10,000	28,582

NON-CASH TRANSACTIONS AFFECTING OPERATING, INVESTING AND FINANCING ACTIVITIES:
Initial derivative liability on convertible note payable	—	—
Shares issued for investment	41,000	—
Settlement of derivative liabilities	—	145,625
Release of related party accruals and payable	—	38,329
Initial lease	142,230	—
Initial derivatives	388,793	—
Reinvested interest	195,000	—

The accompanying notes are an integral part of these consolidated financial statements.

NOTE 1 – ORGANIZATION AND NATURE OF THE BUSINESS

Organization

Kaya Holdings, Inc. FKA (Alternative Fuels Americas, Inc.) is a holding company. The Company was incorporated in 1993 and engaged in a number of businesses until September, 2010. In October, 2010, the Company changed its name to Alternative Fuels Americas, Inc, in connection with the acquisition of a company by that name. The Company assumed its present name in March 2015, in connection with its commencement of operations in the legal cannabis market in Oregon.

The Company has four subsidiaries: Marijuana Holdings Americas, Inc., a Florida corporation (“MJAI”), which is majority-owned and was formed on March 27, 2014 to maintain ownership of the Company’s Oregon based cannabis operations, 34225 Kowitz Road, LLC, a wholly-owned Oregon limited liability company which held ownership of the Company’s 26 acre property in Lebanon, Oregon (inactive since Feb 28, 2023 when the subject property was sold), Kaya Brand International, Inc., a Florida Corporation (“KBI”) which is majority-owned and was formed on October 14, 2019 to expand the business overseas (active) and Fifth Dimension Therapeutics, Inc., a Florida corporation which is majority owned (“FDT ”) and was formed on December 13, 2022 to develop and maintain ownership of the Company’s planned Psychedelic Treatment Centers offering psilocybin treatments.

MJAI Oregon 1 LLC is the entity that holds the licenses for the Company’s retail store operations. MJAI Oregon 5 LLC is the entity that held the license application for the Company’s 26 acre farm property in Lebanon Oregon (property sold 2/28/23, inactive since that date).

KBI is the entity that holds controlling ownership interests in Kaya Farms Greece, S.A. (a Greek corporation) and Kaya Shalvah (“Kaya Farms Israel”, an Israeli corporation). These two entities were formed to facilitate expansion of the Company’s business in Greece and Israel respectively.

Fifth Dimension Therapeutics, Inc. (FDT) is the entity that was formed to hold interests in psychedelic treatment facilities, with operations initially targeted for Oregon where FDT holds a 49% stake in FDT Oregon 1, LLC (“FDT1”, an Oregon limited liability company) and the Company has an irrevocable option to acquire the remaining 51% stake in FDT1 after the sunsetting in January 1, 2025 of Oregon’s residency requirements for majority ownership in entities that hold OHA issued psilocybin licenses. On September 5, 2024, the Company issued 1,000,000 shares of common stock to FDT Oregon 1 LLC owners who are also the Company’s related party to pursuant to   acquire the remaining 51% equity interest of FDT Oregon 1 LLC after January 1, 2025 per the agreement.

Nature of the Business

In January 2014, KAYS incorporated MJAI, a wholly owned subsidiary, to focus on opportunities in the legal recreational and medical marijuana in the United States.

On July 3, 2014 opened its first Kaya Shack™ MMD in Portland, Oregon.  Between April of 2014 and December 31, 2023, KAYS owned and operated four (4) Kaya Shack™ retail cannabis medical and recreational dispensaries, three (3) Medical Marijuana Grow sites licensed by the OHA and two (2) Recreational Marijuana grow sites licensed by the OLCC (all in Oregon). The statuses of these operations are as follows:

The first Kaya Shack™ (Kaya Shack™ Store 1) opened in 2014 in Portland, Oregon at the same address as an Oregon Liquor and Cannabis Commission (OLCC) licensed medical and recreational marijuana retailer. On March 11, 2024, the Company notified the Oregon Liquor Control Commission (the “OLCC”) that we were temporarily closing this location. The Company is currently evaluating redeploying this remaining dispensary license to serve as a delivery hub for Portland residents, tourists and The Sacred Mushroom™ guests, among others.

Kaya Shack™ Store 2 was closed in December, 2022 as part of a sale and surrender agreement that the Company entered into with the OLCC to resolve an Administrative Action filed by the OLCC (as previously disclosed in the Company’s Annual Report on form 10-K for the period ending December 31, 2021 filed on April 18, 2022 and in the Company’s Quarterly report for the period ending March 31, 2022 filed on May 16, 2022). Per the terms of the agreement the Company agreed to either enter into a purchase and sale agreement for its retail license in South Salem by February 1, 2023 (the renewal date) or surrender the license. On April 21, 2023 the Company concluded the sale of Store 2 for $210,000, less a 6% closing commission and minor closing expenses. After these expenses and paying $75,000 to resolve three non-performing store leases in South Oregon, the Company netted $118,900.

Kaya Shack™ Store 3 and Kaya Shack™ Store 4 were both closed due to consolidation moves by the Company in 2020 and 2021, respectively, and the Company let the licenses lapse.

In August of 2017, the Company purchased a 26-acre parcel in Lebanon, Linn County, Oregon for $510,000 on which we intended to construct a Greenhouse Grow and Production Facility (the “Property”) and filed for OLCC licensure. In August of 2022, the Company entered into an agreement (the “CVC Agreement”) with CVC International, Inc. (“CVC”), an institutional investor who holds certain of the Company’s Convertible Promissory Notes (the “Notes”), one of which was secured by a $500,000 mortgage on the Property. CVC released its lien on the Property to enable the Company to sell the Property and utilize the proceeds therefrom for the benefit of the Company and its shareholders, without having to repay CVC the $500,000 Note held by CVC. Additionally, CVC agreed to advance certain sums against the sale of the Property (“Advances”), which amounted to $270,000 pending the sale of the Property. On February 28, 2023 we sold the Property for a price of $769,500, less commissions and customary closing costs. The net proceeds of the sale were used to repay the advances plus interest (including an additional $100,000 borrowed from another lender interest) and the Company realized net proceeds of approximately $302,000,000. The land is reflected on the balance sheet as assets held for sale for the year ended December 31, 2022 at a value of $516,076. The land was sold in 2023.

On September 26, 2019, the Company formed the majority owned subsidiary Kaya Brands International, Inc. (“KBI”) to serve as the Company’s vehicle for expansion into worldwide cannabis markets. Between September of 2019 and March 31, 2024 KBI has formed majority-owned subsidiaries in both Greece and Israel and its local operating subsidiaries have acquired interests in various licenses and entities.

On December 13, 2022 the Company formed Fifth Dimension Therapeutics ™ (“FDT”, a Florida Corporation) to seek to provide psychedelic services to sufferers of treatment resistant mental health diseases such as depression, PTSD and other mental health disorders. On January 3, 2023 the Oregon Health Authority (the “OHA”) began to accept license applications, allowing each entity to own and operate one (1) Psilocybin manufacturing and processing facility for the production of Psilocybin Mushrooms and derived therapeutics (“Psilocybins”), and up to five (5) Psilocybin Facilitation Centers where clients would go to ingest Psilocybins and experience effects under the supervision of State Licensed Facilitators.

On January 25, 2023 the Company confirmed that attorney Glenn E.J. Murphy was welcomed as a founding member to the FDT Board of Directors. Glenn will assist FDT with introductions to pharmaceutical companies seeking data and access to psychedelic patients, as well as advising on the development of intellectual property, structure of potential joint ventures, funding opportunities, acquisitions, and other related endeavors. Glenn has twenty-five years of private and corporate practice, including ten years in-house with the Henkel Group and more than fifteen years in private practice, Glenn's experience has touched on most every aspect of intellectual property practice.

On March 13, 2023, Bryan Arnold (one of KAYS Vice Presidents and its longest serving Oregon Employee) completed his OHA Certified Psilocybin Education through the Changra Institute and became one of the first eighteen graduates to obtain Psilocybin Facilitator certification in the State of Oregon. Bryan’s Facilitation License application has been approved by the OHA, and he now may oversee up to five (5) Psilocybin Treatment Facilities and up to one (1) Psilocybin Production Facility. Additionally, the Company expects to enroll additional potential licensee candidates within the coming months to bolster its ranks of OHA Licensed Psilocybin Facilitators as it moves forward with plans to open its first Psilocybin Clinic, subject to completion of financing and regulatory approvals.

On November 14, 2023 the Company filed a license application with the Oregon Department of Health (the “OHA”) for the licensure of The Sacred Mushroom™, an approximately 11,000 square foot psilocybin treatment center located in Portland, Oregon which would serve as the Company’s flagship psilocybin facility.

On March 6, 2024, the OHA completed its Psilocybin Service Center License Inspection and itemized three (3) facility structural/layout items that they wanted addressed/modified prior to issuing the facility license. On May 7, 2024, the Company had been awarded its license by the Oregon Health Authority to operate its Portland, Oregon psilocybin treatment center, The Sacred Mushroom. On July 2, 2024, the Company announced  that its licensed psilocybin treatment center, The Sacred Mushroom would open for business on July 5, 2024 and immediately commencing begin administering psilocybin treatments to eligible guests.

NOTE 2 – LIQUIDITY AND GOING CONCERN

The Company’s consolidated financial statements as of September 30, 2024 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred net loss of $3,139,691 for the nine months ended September 30, 2024 and net income of $1,368,016 for the nine months ended September 30, 2023. The net loss is due to the changes in derivative liabilities. At September 30, 2024 the Company has a working capital deficiency of $8,982,011 and is totally dependent on its ability to raise capital. The Company has a plan of operations and acknowledges that its plan of operations may not result in generating positive working capital in the near future. Even though management believes that it will be able to successfully execute its business plan, which includes third-party financing and capital issuance, and meet the Company’s future liquidity needs, there can be no assurances in that regard. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this material uncertainty. Management recognizes that the Company must generate additional funds to successfully develop its operations and activities. Management plans include:

•	the sale of additional equity and debt securities,

•	alliances and/or partnerships with entities interested in and having the resources to support the further development of the Company’s business plan,

•	business transactions to assure continuation of the Company’s development and operations,

•	development of a unified brand and the pursuit of licenses to operate recreational and medical marijuana facilities under the branded name.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) under the accrual basis of accounting.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.

Such estimates and assumptions impact both assets and liabilities, including but not limited to: net realizable value of accounts receivable and inventory, estimated useful lives and potential impairment of property and equipment, the valuation of intangible assets, estimate of fair value of share based payments and derivative liabilities, estimates of fair value of warrants issued and recorded as debt discount, estimates of tax liabilities and estimates of the probability and potential magnitude of contingent liabilities.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future non-conforming events. Accordingly, actual results could differ significantly from estimates.

Risks and Uncertainties

The Company’s operations are subject to risk and uncertainties including financial, operational, regulatory and other risks including the potential risk of business failure.

The Company has experienced, and in the future expects to continue to experience, variability in its sales and earnings.  The factors expected to contribute to this variability include, among others, (i) the uncertainty associated with the commercialization and ultimate success of the product, (ii) competition inherent at other locations where product is expected to be sold (iii) general economic conditions and (iv) the related volatility of prices pertaining to the cost of sales.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Kaya Holdings, Inc. and all wholly and majority-owned subsidiaries. All significant intercompany balances have been eliminated.

Majority-owned subsidiaries:

Fifth Dimension Therapeutics, Inc. (a Florida Corporation)

FDT Oregon 1, LLC (an Oregon limited liability company)

Kaya Brands International, Inc. (a Florida Corporation)

Kaya Shalvah (“Kaya Farms Israel”, an Israeli corporation) majority owned subsidiary of KBI)

Kaya Farms Greece, S.A. (a Greek Corporation) majority owned subsidiary of KBI)

·	Marijuana Holdings Americas, Inc. (a Florida corporation)

o	MJAI Oregon 1 LLC

Non-Controlling Interest

The company owned 55% of Marijuana Holdings Americas until September 30, 2019. Starting October 1, 2019, Kaya Holding, Inc. owns 65% of Marijuana Holdings Americas, Inc. As of September 30, 2024 , Kaya owns 65% of Marijuana Holdings Americas, Inc.

The company owned 85% of Kaya Brands International, Inc. until July 31, 2020. Starting August 1, 2020, Kaya Holding, Inc. owns 65% of Kaya Brands International, Inc.

During the Q2, 2024, FDT increased the authorized preferred stock from 85 to 90 shares and additional 9 shares issued to the Company which means the Company’s ownership changed to 51%. The Company still keep the majority control of Fifth Dimension Therapeutics, Inc.

Fifth Dimension Therapeutics, Inc. (FDT) holds a 49% stake in FDT Oregon 1, LLC (“FDT1”, an Oregon limited liability company) and the Company has an irrevocable option to acquire the remaining 51% stake in FDT1 after the sunsetting in January 1, 2025. On September 5, 2024, the Company issued 1,000,000 shares of common stock to FDT Oregon 1 LLC owners who are also the Company’s related party to acquire the remaining 51% equity interest of FDT Oregon 1 LLC after January 1, 2025 per the agreement.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less. The Company had no cash equivalents.

Inventory

Inventory consists of finished goods purchased, which are valued at the lower of cost or market value, with cost being determined on the first-in, first-out method.  The Company periodically reviews historical sales activity to determine potentially obsolete items and also evaluates the impact of any anticipated changes in future demand.  Total Value of Finished goods inventory as of September 30, 2024 is $240 and $9,259 as of December 31, 2023. Inventory allowance and impairment were $0 and $0 as of September 30, 2024 and December 31, 2023, respectively.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation and is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Depreciation of property and equipment is provided utilizing the straight-line method over the estimated useful lives, ranging from 5-30 years of the respective assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Long-lived assets

The Company reviews long-lived assets and certain identifiable intangibles held and used for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In evaluating the fair value and future benefits of its intangible assets, management performs an analysis of the anticipated undiscounted future net cash flow of the individual assets over the remaining amortization period. The Company recognizes an impairment loss if the carrying value of the asset exceeds the expected future cash flows.

Accounting for the Impairment of Long-Lived Assets

We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Upon such an occurrence, the recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to forecasted undiscounted net cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. For long-lived assets held for sale, assets are written down to fair value, less cost to sell. Fair value is determined based on discounted cash flows, appraised values or management's estimates, depending upon the nature of the assets.

Operating Leases

We lease our retail stores under non-cancellable operating leases. Most store leases include tenant allowances from landlords, rent escalation clauses and/or contingent rent provisions. We recognize rent expense on a straight-line basis over the lease term, excluding contingent rent, and record the difference between the amount charged to expense and the rent paid as a deferred rent liability.

Deferred Rent and Tenant Allowances

Deferred rent is recognized when a lease contains fixed rent escalations. We recognize the related rent expense on a straight-line basis starting from the date of possession and record the difference between the recognized rental expense and cash rent payable as deferred rent. Deferred rent also includes tenant allowances received from landlords in accordance with negotiated lease terms. The tenant allowances are amortized as a reduction to rent expense on a straight-line basis over the term of the lease starting at the date of possession.

Earnings Per Share

In accordance with ASC 260, Earnings per Share, the Company calculates basic earnings per share by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per share are computed if the Company has net income; otherwise it would be anti-dilutive and would result from the conversion of a convertible note.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes.  Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of ASC 740.

ASC 740-10 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

We are subject to certain tax risks and treatments that could negatively impact our results of operations

Section 280E of the Internal Revenue Code, as amended, prohibits businesses from deducting certain expenses associated with trafficking-controlled substances (within the meaning of Schedule I and II of the Controlled Substances Act). The IRS has invoked Section 280E in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws. Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly, and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that these courts will issue an interpretation of Section 280E favorable to cannabis businesses.

Provision for Income Taxes

We recorded a provision for income taxes in the amount of $23,327 during the year ended December 31, 2023 compared to $93,910 during the year ended December 31, 2022. Although we have net operating losses that we believe are available to us to offset this entire tax liability, which arises under Section 280E of the Code because we are a cannabis company, as a conservative measure, we have accrued this liability.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

•	Level 1 – Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.

•	Level 2 - Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 – Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

	Fair Value Measurements at September 30, 2024
	Level 1	Level 2	Level 3
Assets
Cash	$64,794	$—	$—
Total assets	64,794	—	—
Liabilities
Convertible debentures, net of discounts of $294,368	—	—	8,223,952
Derivative liability	—	—	3,900,734
Total liabilities	—	—	12,124,686
	$64,794	$—	$(12,124,686)
	Fair Value Measurements at December 31, 2023
	Level 1	Level 2	Level 3
Assets
Cash	$29,108	$—	$—
Total assets	29,108	—	—
Liabilities
Convertible debentures, net of discounts of $742	—	—	7,436,410
Derivative liability	—	—	2,752,321
Total liabilities	—	—	10,188,731
	$29,108	$—	$(10,188,731)

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses, other current assets, accounts payable & accrued expenses, certain notes payable and notes payable – related party, approximate their fair values because of the short maturity of these instruments.

The Company accounts for its derivative liabilities, at fair value, on a recurring basis under level 3. See Note 7.

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt under ASC 815 “Derivatives and Hedging” to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives.

For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. For option-based simple derivative financial instruments, the Company uses the Binomial option-pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period.

In July 2017, the FASB issued ASU 2017-11 Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivative and Hedging (Topic 815). The amendments in Part I of this Update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendment also clarifies existing disclosure requirements for equity-classified instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (“EPS”) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt-Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). The amendments in Part II of this Update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. Those amendments do not have an accounting effect.

Prior to this Update, an equity-linked financial instrument with a down round feature that otherwise is not required to be classified as a liability under the guidance in Topic 480 is evaluated under the guidance in Topic 815, Derivatives and Hedging, to determine whether it meets the definition of a derivative. If it meets that definition, the instrument (or embedded feature) is evaluated to determine whether it is indexed to an entity’s own stock as part of the analysis of whether it qualifies for a scope exception from derivative accounting. Generally, for warrants and conversion options embedded in financial instruments that are deemed to have a debt host (assuming the underlying shares are readily convertible to cash or the contract provides for net settlement such that the embedded conversion option meets the definition of a derivative), the existence of a down round feature results in an instrument not being considered indexed to an entity’s own stock. This results in a reporting entity being required to classify the freestanding financial instrument or the bifurcated conversion option as a liability, which the entity must measure at fair value initially and at each subsequent reporting date.

In August 2020, the FASB issued ASU 202006, Debt-Debt with Conversion and Other Options (Subtopic 47020) and Derivatives and Hedging-Contracts in Entity's Own Equity (Subtopic 81540): Accounting for Convertible Instruments and Contracts in an Entity's Own Equity, which is intended to simplify the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity's own equity. In this Update revise the guidance for instruments with down round features in Subtopic 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity, which is considered in determining whether an equity-linked financial instrument qualifies for a scope exception from derivative accounting. An entity still is required to determine whether instruments would be classified in equity under the guidance in Subtopic 815-40 in determining whether they qualify for that scope exception. If they do qualify, freestanding instruments with down round features are no longer classified as liabilities and embedded conversion options with down round features are no longer bifurcated. The guidance allows for either full retrospective adoption or modified retrospective adoption. The guidance is effective for the Company in the first quarter of fiscal year 2025 and early adoption is permitted. The Company is evaluating the impact the adoption of this guidance will have on its condensed consolidated financial statements and related disclosures.

The amendments in Part 1 of this Update are a cost savings relative to former accounting. This is because, assuming the required criteria for equity classification in Subtopic 815-40 are met, an entity that issued such an instrument no longer measures the instrument at fair value at each reporting period (in the case of warrants) or separately accounts for a bifurcated derivative (in the case of convertible instruments) on the basis of the existence of a down round feature. For convertible instruments with embedded conversion options that have down round features, applying specialized guidance such as the model for contingent beneficial conversion features rather than bifurcating an embedded derivative also reduces cost and complexity. Under that specialized guidance, the issuer recognizes the intrinsic value of the feature only when the feature becomes beneficial instead of bifurcating the conversion option and measuring it at fair value each reporting period.

The amendments in Part II of this Update replace the indefinite deferral of certain guidance in Topic 480 with a scope exception. This has the benefit of improving the readability of the Codification and reducing the complexity associated with navigating the guidance in Topic 480.

The Company adopted this new standard on January 1, 2019; however, the Company needs to continue the derivative liabilities due to variable conversion price on some of the convertible instruments. As such, it did not have a material impact on the Company’s consolidated financial statements.

Debt Issue Costs and Debt Discount

The Company may record debt issue costs and/or debt discounts in connection with raising funds through the issuance of debt.  These costs may be paid in the form of cash, or equity (such as warrants). These costs are amortized to interest expense over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Original Issue Discount

For certain convertible debt issued, the Company may provide the debt holder with an original issue discount.  The original issue discount would be recorded as a debt discount, reducing the face amount of the note and is amortized to interest expense over the life of the debt.

Extinguishments of Liabilities

The Company accounts for extinguishments of liabilities in accordance with ASC 405-20 “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities”. When the conditions are met for extinguishment accounting, the liabilities are derecognized and the gain or loss on the sale is recognized.

Stock-Based Compensation - Employees

The Company accounts for its stock-based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

If the Company is a newly formed corporation or shares of the Company are thinly traded, the use of share prices established in the Company’s most recent private placement memorandum (based on sales to third parties) (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of share options and similar instruments is estimated on the date of grant using a Binomial Option Model option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

•

Expected term of share options and similar instruments: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding. Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and employees’ expected exercise and post-vesting employment termination behavior into the fair value (or calculated value) of the instruments.  Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the simplified method, i.e., expected term = ((vesting term + original contractual term) / 2), if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

•

Expected volatility of the entity’s shares and the method used to estimate it.  Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index.  The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility.  If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

•

Expected annual rate of quarterly dividends.  An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends.  The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

•

Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used.  The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

Generally, all forms of share-based payments, including stock option grants, warrants and restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on estimated number of awards that are ultimately expected to vest.

The expense resulting from share-based payments is recorded in general and administrative expense in the statements of operations.

Stock-Based Compensation – Non-Employees

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

In June 2018, the FASB issued ASU No. 2018-07, Compensation – Stock Compensation: Improvement to Nonemployee Share-Based Payment Accounting (Topic 718). The ASU supersedes ASC 505-50, Equity-Based Payment to Non-Employment and expends the scope of the Topic 718 to include stock-based payments granted to non-employees. Under the new guidance, the measurement date and performance and vesting conditions for stock-based payments to non-employees are aligned with those of employees, most notably aligning the award measurement date with the grant date of an award. The new guidance is required to be adopted using the modified retrospective transition approach. The Company adopted the new guidance effective January 1, 2019, with an immaterial impact on its financial statements and related disclosures.

The fair value of share options and similar instruments is estimated on the date of grant using a Binomial option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

•

Expected term of share options and similar instruments: Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments.  The Company uses historical data to estimate holder’s expected exercise behavior.  If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

•

Expected volatility of the entity’s shares and the method used to estimate it.  Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index.  The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility.  If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

•

Expected annual rate of quarterly dividends.  An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends.  The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

•

Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used.  The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

Revenue Recognition

Effective January 1, 2018, the Company adopted ASC 606 – Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identifying the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

To confirm, all of our OLCC licensed cannabis retail sales operations are conducted and operated on a “cash and carry” basis- product(s) from our inventory accounts are sold to the customer(s) and the customer settles the account at time of receipt of product via cash payment at our retail store; the transaction is recorded at the time of sale in our point-of-sale software system. Revenue is only reported after the product has been delivered to the customer and the customer has paid for the product with cash.

To date the only other revenue we have received is for ATM transactions and revenue from this activity is only reported after we receive payment via check from the ATM service provider company.

Cost of Sales

Cost of sales represents costs directly related to the purchase of goods and third party testing of the Company’s products.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements.

The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, consolidated financial position, and consolidated results of operations or consolidated cash flows.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the reporting period ended June 30, 2024.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements are issued.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the effect of recently issued standards that are not yet effective will not have a material effect on its consolidated financial position or results of operations upon adoption.

In November 2023, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment's profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Adoption of the ASU should be applied retrospectively to all prior periods presented in the financial statements. Early adoption is also permitted. This ASU will likely result in us including the additional required disclosures when adopted. We are currently evaluating the provisions of this ASU and expect to adopt them for the year ending December 31, 2024.

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (Topic 740). The ASU requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2024. Early adoption is also permitted for annual financial statements that have not yet been issued or made available for issuance. This ASU will result in the required additional disclosures being included in our consolidated financial statements, once adopted.

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following at September 30, 2024 and December 31, 2022:

	September 30, 2024	December 31, 2023
	(Unaudited)	(Audited)
Computer	30,713	30,713
Furniture & Fixtures	56,978	56,978
HVAC	25,000	25,000
Land	17,703	17,703
Leasehold Improvements	51,070	32,304
Machinery and Equipment	55,067	55,067
Vehicle	24,000	24,000
Total	260,531	241,765
Less: Accumulated Depreciation	(220,270)	(216,890)
Property, Plant and Equipment - net	$40,261	$24,875

Depreciation expense totaled of $3,380 and $13,611 for the nine months ended September 30, 2024 and September 30, 2023, respectively.

NOTE 5 – NON-CURRENT ASSETS

Other assets consisted of the following at September 30, 2024 and December 31, 2023:

	September 30, 2024	December 31, 2023
Other receivable	11,137	11,047
Rent deposits	12,925	23,941
Security deposits	5,491	5,491
Total Non-current assets	29,553	40,479

During the nine months ended September 30, 2024, our other receivables decreased $90, related to changes of currency exchange rate. The decrease of the rent deposit was primarily due to the Company terminated the lease of Oregan shop and $11,016 rent deposit of MJAI was used to pay the rent.

NOTE 6 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

The accounts payable and accrued expenses consisted of the following at September 30, 2024 and December 31, 2023 :

	September 30, 2024	December 31, 2023
Accounts payable	598,381	561,551
Accrued expenses	47,719	27,534
Total	646,100	589,085

NOTE 7 – CONVERTIBLE DEBT

These debts have a price adjustment provision. Therefore, the Company accounted for these Notes under ASC Topic 815-15 “Embedded Derivative.”  The derivative component of the obligation is initially valued and classified as a derivative liability with an offset to discounts on convertible debt. Discounts have been amortized to interest expense over the respective term of the related note. In determining the indicated value of the convertible note issued, the Company used the Binomial Options Pricing Model with a risk-free interest rate of ranging from 3.66% to 4.38%, volatility ranging from 162.38% to 177.45%, trading prices $0.033 per share and a conversion price ranging from $0.0264 to $0.08 per share. The total derivative liabilities associated with these notes were $3,900,734 at September 30, 2024 and $2,752,321 at December 31, 2023. As of September 30, 2024, the Company had six new convertible notes and two short-term non-convertible note were transferred to convertible notes after due in 2024.

See Below Summary Table

Convertible Debt Summary
	Debt Type	Debt Classification		Interest Rate	Due Date	Ending
		CT	LT			9/30/2024	12/31/2023

A	Convertible	X		10.0%	1-Jan-17	25,000	$ 25,000
B	Convertible		X	8.0%	31-Dec-26	82,391	82,391
C	Convertible		X	8.0%	31-Dec-26	41,195	41,195
D	Convertible		X	8.0%	31-Dec-26	262,156	262,156
O	Convertible		X	8.0%	31-Dec-26	136,902	136,902
P	Convertible		X	8.0%	31-Dec-26	66,173	66,173
Q	Convertible		X	8.0%	31-Dec-26	65,274	65,274
S	Convertible		X	8.0%	31-Dec-26	63,205	63,205
T	Convertible		X	8.0%	31-Dec-26	313,634	313,634
CC	Convertible	X		12.0%	1-Jan-24	110,000	100,000
KK	Convertible		X	8.0%	31-Dec-26	188,000	188,000
LL	Convertible		X	8.0%	31-Dec-26	749,697	749,697
MM	Convertible		X	8.0%	31-Dec-26	124,690	124,690
NN	Convertible		X	8.0%	31-Dec-26	622,588	622,588
OO	Convertible		X	8.0%	31-Dec-26	620,908	620,908
PP	Convertible		X	8.0%	31-Dec-26	611,428	611,428
QQ	Convertible		X	8.0%	31-Dec-26	180,909	180,909
RR	Convertible		X	8.0%	31-Dec-26	586,804	586,804
SS	Convertible		X	8.0%	31-Dec-26	174,374	174,374
TT	Convertible		X	8.0%	31-Dec-26	345,633	345,633
UU	Convertible		X	8.0%	31-Dec-26	171,304	171,304
VV	Convertible		X	8.0%	31-Dec-26	121,727	121,727
XX	Convertible		X	8.0%	31-Dec-26	112,734	112,734
YY	Convertible		X	8.0%	31-Dec-26	173,039	173,039
ZZ	Convertible		X	8.0%	31-Dec-26	166,603	166,603
AAA	Convertible		X	8.0%	31-Dec-26	104,641	104,641
BBB	Convertible		X	8.0%	31-Dec-26	87,066	87,066
DDD	Convertible		X	8.0%	31-Dec-26	75,262	75,262
EEE	Convertible		X	8.0%	31-Dec-26	160,619	160,619
GGG	Convertible		X	8.0%	31-Dec-26	79,422	79,422
JJJ	Convertible		X	8.0%	31-Dec-26	52,455	52,455
LLL	Convertible		X	8.0%	31-Dec-26	77,992	77,992
MMM	Convertible		X	8.0%	31-Dec-26	51,348	51,348
PPP	Convertible		X	8.0%	31-Dec-26	95,979	95,979
SSS	Convertible		X	8.0%	31-Dec-26	75,000	75,000
TTT	Convertible		X	8.0%	31-Dec-26	80,000	80,000
VVV	Convertible		X	8.0%	31-Dec-26	75,000	75,000
WWW	Convertible		X	8.0%	31-Dec-26	60,000	60,000
XXX	Convertible		X	8.0%	31-Dec-26	100,000	100,000
YYY	Convertible		X	8.0%	31-Dec-26	50,000	50,000
ZZZ	Convertible		X	8.0%	31-Dec-26	40,000	40,000
AAAA	Convertible		X	8.0%	31-Dec-26	66,000	66,000
BBBB	Convertible	X		12.0%	1-Mar-23	-	150,000
CCCC	Convertible	X		10.0%	1-Mar-23	-	120,000
DDDD	Convertible	X		10.0%	31-Dec-24	-	100,000
EEEE	Convertible		X	10.0%	31-Dec-26	15,000	-
FFFF	Convertible		X	10.0%	31-Dec-26	60,000	-
GGGG	Convertible		X	10.0%	31-Dec-26	150,000	-
HHHH	Convertible		X	10.0%	31-Dec-26	107,500	-
IIII	Convertible		X	10.0%	31-Dec-26	150,000	-
JJJJ	Convertible		X	10.0%	31-Dec-26	150,000	-
kkkk	Convertible		X	10.0%	31-Dec-26	175,000	-
LLLL	Convertible		X	10.0%	31-Dec-26	250,000	-

Total Convertible Debt						8,504,652	7,807,152
Less: Discount						(280,700)	(387,819)
Convertible Debt, Net of Discounts						$ 8,223,952	$ 7,419,333
Convertible Debt, Net of Discounts, Current						$ 135,000	$ 240,288
Convertible Debt, Net of Discounts, Long-term						$ 8,088,952	$ 7,179,045

FOOTNOTES FOR CONVERTIBLE DEBT ACTIVITY FOR QUARTER ENDED SEPTEMBER 31, 2024

On February 28, 2023, the Company sold the Property for a price of $769,500, less commissions and customary closing costs. The net proceeds of the sale were used to repay the convertible notes described above, of which total principal was $370,000. On December 31, 2022, the Company and various noteholders agree to modify the maturity date to December 31,2025 of all notes that were due to mature on December 31, 2024. No other terms of the convertible notes were changed.

On January 23, 2024, the Company received $61,200 from selling 2.4 units to CVC International LTD, including $60,000 convertible debt and 120,000 FDT shares at $0.01 per share and total value was $1,200 . Interest is stated at 10%. The Note and Interest is convertible into common shares at $0.08 per share. The Note is Due on December 31, 2026. This note has a price adjustment provision: if the stock price 20 days before the conversion notice proceeding is less than $0.16 per share, the conversion price should be adjusted to the less of: 50% of the average closing price or the historical price for the 20 trading days before proceeding the conversion notice, but in any event the conversion price should be not less than $0.02 per share or more than $0.08 per share Therefore, the Company accounted for these Notes under ASC Topic 815-15 “Embedded Derivative.” The derivative component of the obligation is initially valued and classified as a derivative liability with an offset to discounts on convertible debt. Discounts are amortized to interest expense over the respective term of the related note.

On January 31, 2024, the Company signed an agreement with a third-party individual to transfer one non-convertible promissory note, including $15,000 principal and $300 accrual interest to purchase 0.6 unit, which included $15,000 convertible note and 30,000 FDT shares which is $0.01 per share and total value was $300. The convertible notes interest is stated at 10%. The Note and Interest is convertible into common shares at $0.08 per share. The Note is Due on December 31, 2026. This note has a price adjustment provision: if the stock price 20 days before the conversion notice proceeding is less than $0.16 per share, the conversion price should be adjusted to the less of: 50% of the average closing price or the historical price for the 20 trading days before proceeding the conversion notice, but in any event the conversion price should be not less than $0.02 per share or more than $0.08 per share Therefore, the Company accounted for these Notes under ASC Topic 815-15 “Embedded Derivative.” The derivative component of the obligation is initially valued and classified as a derivative liability with an offset to discounts on convertible debt. Discounts are amortized to interest expense over the respective term of the related note.

On March 12, 2024, the Company received $150,000 from selling 6 units to CVC International LTD, including $150,000 convertible debt and 300,000 FDT shares which is $0.01 per share and total value is $3,000 . Interest is stated at 10%. The Note and Interest is convertible into common shares at $0.08 per share. The Note is Due on December 31, 2026. This note has a price adjustment provision: if the stock price 20 days before the conversion notice proceeding is less than $0.16 per share, the conversion price should be adjusted to the less of: 50% of the average closing price or the historical price for the 20 trading days before proceeding the conversion notice, but in any event the conversion price should be not less than $0.02 per share or more than $0.08 per share Therefore, the Company accounted for these Notes under ASC Topic 815-15 “Embedded Derivative.” The derivative component of the obligation is initially valued and classified as a derivative liability with an offset to discounts on convertible debt. Discounts are amortized to interest expense over the respective term of the related note.

On March 15, 2024, one of a promissory non-convertible notes was expired. The Company signed a purchase agreement with this third-party individual to purchase 4.3 units using the matured note, including $100,000 principal and $96,500 accrual interest. The 4.3 units included $107,500 convertible note and 215,000 FDT shares which is $0.01 per share and total value was $2,150. The convertible notes interest is stated at 10%. The Note and Interest is convertible into common shares at $0.08 per share. The Note is Due on December 31, 2026. This note has a price adjustment provision: if the stock price 20 days before the conversion notice proceeding is less than $0.16 per share, the conversion price should be adjusted to the less of: 50% of the average closing price or the historical price for the 20 trading days before proceeding the conversion notice, but in any event the conversion price should be not less than $0.02 per share or more than $0.08 per share. Therefore, the Company accounted for these Notes under ASC Topic 815-15 “Embedded Derivative.” The derivative component of the obligation is initially valued and classified as a derivative liability with an offset to discounts on convertible debt. Discounts are amortized to interest expense over the respective term of the related note.

On May 1, 2024, the Company received $130,000 deposit plus $23,000 accrued interest reinvest from selling 6 units to CVC International LTD. The 6 units included $150,000 convertible debt and 300,000 FDT shares which is $0.01 per share and total value is $3,000. Interest is stated at 10%. The Note and Interest is convertible into common shares at $0.08 per share. The Note is Due on December 31, 2026. This note has a price adjustment provision: if the stock price 20 days before the conversion notice proceeding is less than $0.16 per share, the conversion price should be adjusted to the less of: 50% of the average closing price or the historical price for the 20 trading days before proceeding the conversion notice, but in any event the conversion price should be not less than $0.02 per share or more than $0.08 per share Therefore, the Company accounted for these Notes under ASC Topic 815-15 “Embedded Derivative.” The derivative component of the obligation is initially valued and classified as a derivative liability with an offset to discounts on convertible debt. Discounts are amortized to interest expense over the respective term of the related note.

On June 4, 2024, the Company received $150,000 deposit plus $3,000 accrual interest reinvest from selling 6 units to CVC International LTD. The 6 Units included $150,000 convertible debt and 300,000 FDT shares which is $0.01 per share and total value is $3,000. Interest is stated at 10%. The Note and Interest is convertible into common shares at $0.08 per share. The Note is Due on December 31, 2026. This note has a price adjustment provision: if the stock price 20 days before the conversion notice proceeding is less than $0.16 per share, the conversion price should be adjusted to the less of: 50% of the average closing price or the historical price for the 20 trading days before proceeding the conversion notice, but in any event the conversion price should be not less than $0.02 per share or more than $0.08 per share Therefore, the Company accounted for these Notes under ASC Topic 815-15 “Embedded Derivative.” The derivative component of the obligation is initially valued and classified as a derivative liability with an offset to discounts on convertible debt. Discounts are amortized to interest expense over the respective term of the related note.

On July 22, 2024, the Company received $125,000 deposit plus $53,000 accrual interest and principal reinvest from selling 7 units to CVC International LTD. The 7 Units included $175,000 convertible debt and 350,000 FDT shares which is $0.01 per share and total value is $3,000. Interest is stated at 10%. The Note and Interest is convertible into common shares at $0.0 per share. The Note is Due on December 31, 2026. This note has a price adjustment provision: if the stock price 20 days before the conversion notice proceeding is less than $0.16 per share, the conversion price should be adjusted to the less of: 50% of the average closing price or the historical price for the 20 trading days before proceeding the conversion notice, but in any event the conversion price should be not less than $0.02 per share or more than $0.08 per share. Therefore, the Company accounted for these Notes under ASC Topic 815-15 “Embedded Derivative.” The derivative component of the obligation is initially valued and classified as a derivative liability with an offset to discounts on convertible debt. Discounts are amortized to interest expense over the respective term of the related note.

On September 13, 2024, the Company received $125,000 deposit plus $130,000 accrual interest and principal reinvest from selling 10 units to CVC International LTD. The 10 Units included $250,000 convertible debt and 500,000 FDT shares which is $0.01 per share and total value is $5,000. Interest is stated at 10%. The Note and Interest is convertible into common shares at $0.0 per share. The Note is Due on December 31, 2026. This note has a price adjustment provision: if the stock price 20 days before the conversion notice proceeding is less than $0.16 per share, the conversion price should be adjusted to the less of: 50% of the average closing price or the historical price for the 20 trading days before proceeding the conversion notice, but in any event the conversion price should be not less than $0.02 per share or more than $0.08 per share. Therefore, the Company accounted for these Notes under ASC Topic 815-15 “Embedded Derivative.” The derivative component of the obligation is initially valued and classified as a derivative liability with an offset to discounts on convertible debt. Discounts are amortized to interest expense over the respective term of the related note.

On July 31, 2024, the Company entered into a convertible notes modification agreement with CVC to extend the due date to December 31, 2026.

NOTE 8 – NON-CONVERTIBLE DEBT

	September 30, 2024	December 31, 2023
Current non-convertible notes	9,312	124,312
Non-current non-convertible notes	500,000	500,000
Total non-convertible notes	509,312	624,312

Breakdown
Note 5	$9,312	$9,312
Note 6	500,000	500,000
Note 7	—	100,000
Note 8	—	15,000
Total non-convertible notes	$509,312	$624,312

(5) On September 16, 2016, the Company received a total of $31,661 to be used for equipment in exchange for a two year note in the aggregate amount of $31,661 with interest accruing at 18% per year and a 10% loan fee. The note is in default as of June 30, 2024 with an outstanding balance of $9,312.

(6) On June 12, 2023, the Company issued a 10% promissory note in the amount of $350,000 with 10% interest rate, payable to CVC International Ltd, secured by 10% of monthly total revenues from all sources of Kaya Holdings, Inc. and any of its subsidiaries. and the noteholder also received 10 Series A preferred shares in FDT, which are convertible into a total of 10% of the common shares. The due date of the note is June 12, 2025. At the end of September 2023, the company paid $5,000, which is 10% of the total revenues from all sources of Kaya Holdings, Inc to the Holder and the Holder agreed to reinvest it as the additional of the note. On October 6, 2023, the Company received another $145,000 from the same investor to increase the promissory note to $500,000 total. As of June 30, 2024, the outstanding balance of the note is $500,000.

(7) On August 28, 2023 the Company received $100,000 from the issuance of working capital loan to another investor. Interest is stated at 10%. The Note was matured on March 31, 2024 and the $100,000 principal and $9,650 accrual interest were transferred to $107,500 convertible note and $2,150 stocks of FDT.

(8) On December 15, 2023 the Company received $15,000 working capital loan from another investor. On January 31, 2024, the Company signed a purchase agreement with the investor to reclass the $15,000 principal to convertible note and $300 accrual interest to purchase 30,000 FDT shares.

(9) As of September 30, 2024 Cayman Venture Capital Fund reinvest $29,000 accrual interest of promissory notes into convertible notes and FDT stock purchases.

B-Related Party
Loan payable - Stockholder, 0%, Due December 31, 2025 (1)	$250,000	$250,000
	$250,000	$250,000

(1)	The $250,000 non-convertible note was issued as part of a Debt Modification Agreement dated January 2, 2014. On January 1, 2019, the holder of the note extended the due date until December 31, 2021. The interest rate of the non-convertible note is 0%. The Company used the stated rate of 9% as imputed interest rate, which was $78,719 and $67,500 as of June 30, 2024 and year ended December 31, 2023, respectively. As of June 30, 2024, the balance of the debt was $250,000. On December 31, 2021, the Company entered into an agreement to further extend the debt until December 31, 2025, with no additional interest for the extension period.

NOTE 9 – STOCKHOLDERS’ EQUITY

The Company has 10,000,000 shares of preferred stock authorized with a par value of $0.001, of which 100,000 shares have been designated as Series C convertible preferred stock (“Series C” or “Series C preferred stock”). The Company has 10,000,000 shares of preferred stock authorized. The Board has the authority to issue the shares in one or more series and to fix the designations, preferences, powers and other rights, as it deems appropriate.

Each share of Series C has 434 votes on any matters submitted to a vote of the stockholders of the Company and is entitled to dividends equal to the dividends of 434 shares of common stock. Each share of Series C preferred stock is convertible at any time at the option of the holder into 434 shares of common stock.

Pursuant to the terms and conditions of this Agreement, the Holders each agreed to (a) waive payment of approximately $338,000 of Accrued Compensation; (b) defer payment of the remaining balance of Accrued Compensation owed to each of them of approximately $250,000 until January 1, 2025 ; and (c) exchange the 50,000 Series C Shares ( at total of 100,000) for twenty (20) Series D Convertible Preferred Shares of Kaya Holdings Stock. Mr. Frank’s Series D shares were issued to Mr. Frank and the Series D shares issued for the option held by BMN were issued to RLH Financial Services pursuant to a private sale between BMN and RLH whereby RLH acquired the shares in exchange for a promissory note in the amount of $1,000,000.

Each Share of 40 Series D Preferred Stock is convertible, at the option of the holder thereof, at any time and from time to time, into one percent (1%) of the Company’s Fully Diluted Capitalization as of the Conversion Date.

On August 20, 2024, the Company filed an amendment to its Certificate of Incorporation with the Delaware Secretary of State increasing the number of shares of common stock that the Company is authorized to 1,500,000,000 shares and the par value changed to $0.0001. Each share of common stock has one vote per share for the election of directors and all other items submitted to a vote of stockholders. The common stock does not have cumulative voting rights, preemptive, redemption or conversion rights.

On September 5, 2024 the Board of Directors approved the issuance of 3,100,000 shares of common stock to various individuals for services rendered to the Company. The shares were issued in accordance with Rule 144. The shares were valued at the market price of $0.041  per share on the date of issuance.

On September 5, 2024, the Board of Directors approved the issuance of 15,300,000 shares of common stock to the officers and directors. And another 1,000,000 shares of common stock issued to FDT Oregon 1 LLC owners who are also the Company’s related party to acquire 51% equity interest of FDT Oregon 1 LLC after January 1, 2025 per the agreement.  FDT Oregon 1 LLC was consolidated in the Company’s financial. The shares were issued in accordance with Rule 144. The shares were valued at the market price of $0.041 per share on the date of issuance.

FDT increased the authorized preferred stock from 85 to 90 shares and issued an additional 9 preferred stock to Kaya Holdings. As the result of the stock changes, the Company’s ownership of FDT changed to approximately 54%.

The Company sold 2,065,000 shares of FDT as of September 30, 2024 for $20,650. It doesn’t affect the control right of the Company.

As of September 30, 2024, there were 41,572,835 shares of common stock outstanding and 1,100,000 shares subscription payable.

NOTE 10 – DERIVATIVE LIABILITIES

Effective January 1, 2019, an equity-linked financial instrument with a down round feature that otherwise is not required to be classified as a liability under the guidance in Topic 480 is evaluated under the guidance in Topic 815, Derivatives and Hedging, to determine whether it meets the definition of a derivative. If it meets that definition, the instrument (or embedded feature) is evaluated to determine whether it is indexed to an entity’s own stock as part of the analysis of whether it qualifies for a scope exception from derivative accounting. Generally, for warrants and conversion options embedded in financial instruments that are deemed to have a debt host (assuming the underlying shares are readily convertible to cash or the contract provides for net settlement such that the embedded conversion option meets the definition of a derivative), the existence of a down round feature results in an instrument not being considered indexed to an entity’s own stock. This results in a reporting entity being required to classify the freestanding financial instrument or the bifurcated conversion option as a liability, which the entity must measure at fair value initially and at each subsequent reporting date.

However, due to a recognition of tainting, due to variable conversion price on some of the convertible notes, all convertible notes are considered to have a derivative liability, therefore the Company accounted for these Notes under ASC Topic 815-15 “Embedded Derivative.”  The derivative component of the obligation is initially valued and classified as a derivative liability with an offset to discounts on convertible debt. Discounts are amortized to interest expense over the respective term of the related note. In determining the indicated value of the convertible note issued, the Company used the Binomial Options Pricing Model with a risk-free interest rate of ranging 3.66% to 4.38%, volatility ranging from 162.38% to 177.45%, trading prices ranging from $0.0406 per share and a conversion price ranging from $0.0264 to $0.08 per share. The total derivative liabilities associated with these notes were $3,900,734 at September 30, 2024 and $2,752,321 at December 31, 2023.

As a result of the application of ASC No. 815, the fair value of the ratchet feature related to convertible debt is summarized as follow:

Balance as of December 31, 2023	$2,752,321
Change in Derivative value	759,620
Initial derivative	388,793
Balance as of June 30, 2024	$3,900,734

The Company recorded the debt discount to the extent of the gross proceeds raised and expanded immediately the remaining fair value of the derivative liability, as it exceeded the gross proceeds of the note.

The Company recorded initial derivative liabilities of $388,793 and $0 for the new notes issued as of September 30, 2024 and December 31, 2023, respectively.

The Company recorded a change in the value of embedded derivative liabilities loss of $759,620 as of September 30, 2024 and a gain of $3,297,215 for the year ended December 31, 2023.

The Company reclassified derivative liabilities of $0 to additional paid in capital due to debt repayments for the nine months ended September 30, 2024 and $155,342 for year ended December 31, 2023

NOTE 11 – DEBT DISCOUNT

The Company recorded the debt discount to the extent of the gross proceeds raised and expensed immediately the remaining fair value of the derivative liability, as it exceeded the gross proceeds of the note.

Debt discount amounted to $280,700 and $742 as of September 30, 2024 and December 31, 2023, respectively.

The Company recorded the amortization of debt discount of $108,835 and $318,315 for the nine months ended September 30, 2024 and 2023, respectively.

NOTE 12 – RELATED PARTY TRANSACTIONS

At December 31, 2014, the Company was indebted to an affiliated shareholder of the Company for $840,955, which consisted of $737,100 principal and $103,895 accrued interest, with interest accruing at 10%. On January 2, 2014, the Company entered into a Debt Modification Agreement whereby the total amount of the debt was reduced to $750,000 and no interest accrued until December 31, 2015. $500,000 of the debt is convertible into 50,000 Series C Convertible Preferred Shares of KAYS. The remaining $250,000 is not convertible and booked in related party notes payable as of September 30, 2024.

In 2019, the Company entered into amended consulting agreements with Tudog International Consulting, Inc. which provides CEO services to the Company through Craig Frank, an Officer of the Company and BMN Consultants, Inc. which provides business development and financial consulting services to the Company through William David Jones, a non-officer Consultant to the Company. Pursuant to the amended consulting agreements, each entity is entitled to monthly compensation of $25,000. Due to the liquidity of the Company, compensation was paid partially over the periods. As of March 31, 2024, the accrued compensation was approximately $500,000.   By agreement of the parties, the accrued compensation will not be paid until December 1, 2026 and has been recorded as a long-term liability. As of September 30, 2024, the Company also had $627,278 of accrued compensation due to Tudog International Consulting, Inc. and BMN Consultants, Inc.

On July 28, 2021 the Company announced that all terms had been satisfied. Pursuant to the terms of the settlement, Bruce Burwick surrendered to KAYS 1,006,671 shares of our common stock issued to him in connection with the transaction (800,003 shares which were issued for the facility purchase, 166,667 shares which were issued for $250,000 in cash and 40,001 shares which were issued as annual compensation for Burwick serving as a director of KAYS). The shares have been submitted to KAYS' transfer agent for cancellation. In addition, the Company received clear title to the warehouse facility, which enables the Company to sell it without restriction. As part of the settlement, Burwick received $160,000 from the net proceeds of the sale of the facility's grow license to an unrelated third party, resigned from the Company's board of directors and agreed to work as a non-exclusive consultant to the Company for the next four years for a yearly fee of $35,000.00. As of September 30, 2024, the Company had $138,227 due to Bruce.

In 2023, The Tudog Group, BMN Consultants, Inc, Inc and 495 Oxford Consulting, Inc which all provide services to the Company through Craig Frank and William David Jones, forgiven totally $38,329 of payable expense. The payable forgiveness were recorded as Additional paid in capital.

On September 5, 2024, the Board of Directors approved the issuance of 1,000,000 shares of common stock to FDT Oregon 1 LLC owners who are also the Company’s related party to acquire equity interest of FDT Oregon 1 LLC.

NOTE 13 – STOCK OPTION PLAN

On September 15, 2022 the Company approved the 2022 Equity Incentive Plan, which provides for equity incentives to be granted to the Company’s employees, executive officers or directors or to key advisers or consultants. Equity incentives may be in the form of stock options with an exercise price not less than the fair market value of the underlying shares as determined pursuant to the 2022 Incentive Stock Plan, restricted stock awards, other stock based awards, or any combination of the foregoing. The 2022 Incentive Stock Plan is administered by the board of directors. The remaining balance of the shares available in the plan is 450,000 shares.

NOTE 14 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company has several operating leases for an office in Fort Lauderdale, Florida, the Sacred Mushroom Psilocybin Service Center in Portland, Oregon, an apartment used by Officers and Consultants for the Company in Portland, Oregon when they are working in Portland and one retail store locations in Oregon under arrangements classified as leases under ASC 842.

Effective June 1, 2019, the Company leased the office space in Fort Lauderdale, Florida under a 2-year operating lease expiring May 31, 2021 at a rate of $1,802 per month. On June 1, 2021 the lease was extended for another year and on June 1 in 2022 the lease was extended for an additional year. The current monthly payment inclusive of sales tax and operating expenses is $2,136 with right of use liabilities of $18,722. The lease was terminated on May 30, 2023. On October 1, 2023, the lease was extended for another year,and as of October 1, 2024 the Company is leasing the space on a month-to-month basis

Effective May 15, 2014, the Company leased a unit in Portland, Oregon under a 5-year operating lease expiring May 15, 2019. In May 2019, the lease had been extended to April 30, 2024. The total amount of rental payments due over the lease term is being charged to rent expense according to the straight-line method over the term of the lease. In February 2024, the landlord and the Company agreed to terminate the lease and the Company own $8,650 rent after $5,000 against the rent deposit. As of September 30, 2024, right of use liabilities and right of use assets are all $0.

On September 21, 2023, the Company executed a lease for approximately 11,000 square feet of space in Portland, OR for its psilocybin business. The space takes up the entire seventh floor of commercial building which has floor to ceiling windows offering sweeping views of the Portland Skyline, and has an existing substantial kitchen/ café area that the Company intends to utilize for a “Microdosing Café” concept, as well as already constructed rooms that the Company intends to utilize for individual and group Psilocybin sessions. The lease is for one year with option for an additional two years, if all conditions are met. The lease does not commence until such time as the Company has received notice of OHA Psilocybin Service Center License approval for the location.

The Company has escrowed $51,817.75 with an Oregon-licensed attorney in Oregon (“Escrow Holder”) pursuant to an escrow agreement between Tenant, Landlord and the Escrow Holder, of which $38,893.75 (the “Prepaid Rent”) is prepaid Base Rent and Additional Rent for months 1 through 5 of the Term and $12,925 is the Security Deposit. The lease commencement date is April 1, 2024 at a rate of $10,761 per month and $142,230 right of use assets and right of use liability were recorded.

The Company utilizes the incremental borrowing rate in determining the present value of lease payments unless the implicit rate is readily determinable. The Company used an estimated incremental borrowing rate of 9.32% to estimate the present value of the right of use liability.

The Company has right-of-use assets of $83,155 and operating lease liabilities of $83,155 as of September 30, 2024. Rent expenses for the nine months ended September 31, 2024 and 2023 were $235,463 and $65,778, respectively. The big changes were due to the new lease in Oregon and per the leasing agreement, the Company issued 2,500,000 shares to the building owner which value was around $101,500.

Maturity of Lease Liabilities at September 30, 2024
Amount
2024	32,283
2025	53,805
Total lease payments	86,088
Less: Imputed interest	2,933
Present value of lease liabilities	$83,155

Leased assets	Operating Lease Liability	Remaining months	Weighted average
	As of September 30, 2024		remaining term
FDT	83,155	8	8
Total	83,155		8

Note 15 - SUBSEQUENT EVENTS

Events that occur after the balance sheet date but before the financial statements were available to be issued must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at the balance sheet date are recognized in the accompanying financial statements. Subsequent events, which provide evidence about conditions that existed after the balance sheet date, require disclosure in the accompanying notes.

On February 23, 2024 the Company received notice from its Oregon Counsel that P3 Distributing L.L.C (a vendor that supplied containers used in the sale of cannabis) had filed suit in Marion County, Oregon seeking damages in the amount of $12,149.00 for unpaid vendor invoices, plus interest at the rate of 9% per annum from February 29, 2020.

On October 17, 2024 the Company settled the Lawsuit with P3 Distributing. Terms for the settlement require a monthly payment of $300.00 per month for 18 months with a ballon payment of $11,779.20 due at the conclusion of the payment schedule.

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fees	$77.40
Transfer Agent Fees	$1,000.00
Accounting and Auditor Fees and Expenses	$8,500.00
Legal Fees and Expenses	$20,000.00
Miscellaneous Fees and Expenses	$2,000.00
Total	$31,577.40

All amounts are estimates other than the SEC’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation and bylaws provide for indemnification of our officers and directors to the fullest extent permitted by Delaware law. We are also party to indemnification agreements with each of our non-employee directors.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we effected the following transactions in reliance upon exemptions from registration under the Securities Act:

2022 Transactions

On  August 8, 2022, the Company received $150,000 from the issuance of convertible debt to a single institutional investor (the “Investor”), evidenced by a 12% convertible promissory note.. The note bore interest at 12% per annum and the principal amount of and interest on the Note were convertible into shares of our common stock at a conversion price of $0.08 per share, subject to adjustment for market fluctuations, stock splits, stock dividends and other recapitalization events (collectively, “Adjustment Events”). The Note was due in March 1, 2024, but was repaid on February 28, 2023.

On  November 8, 2022, the Company received $120,000 from the issuance of convertible debt to the Investor evidenced by a 10% convertible promissory note and the principal amount of and interest on the Note were convertible into shares of our common stock at a conversion price of $0.08 per share, subject to adjustment for Adjustment Events. The Note was due on March 1, 2023, but was repaid on February 28, 2023.

On December 12, 2022, the Company received $100,000 from the issuance of convertible debt to an individual investor evidenced by a 10% convertible promissory note and the principal amount of and interest on the Note were convertible into shares of our common stock at a conversion price of $0.08 per share, subject to adjustment for Adjustment Events.. The Note was due on March 1, 2023, but was repaid on February 28, 2023.

2023 Transactions

On June 12, 2023, the Company issued to the Investor a $350,000 principal mount 10% promissory note and 10 Series A shares of FTD Preferred Stock. On October 6, 2023, The note bears interest at the rate of 10% per annum, is due and payable on June 12, 2025, and is secured by a monthly payment equal to 10% of the Company’s total revenues from all sources. In September and October 2023, the Investor agreed to reinvest the first two interest payments under the Note totaling $150,000 and as a result the principal amount of the note was increased to $500,000.

On August 28, 2023, the Company received $100,000 from the issuance of working capital loan to another investor, evidenced by a 10% promissory note due March 15, 2024,. As described below, in March 2024, the principal amount of and accrued interest on the note was applied to the purchase of Unites in the Company’s 2024 Private Placement (as defined and described below)..

On December 15, 2023, the Company received $15,000 from the issuance of working capital loan to another investor, evidenced by a 10% promissory note due March 15, 2024,. As described below, in January 2024, the principal amount of and accrued interest on the note was applied to the purchase of Unites in the Company’s 2024 Private Placement (as defined and described below).

2024 Transactions Through the Date of Filing of This Registration Statement.

On January 20, 2024, the Company commenced a private placement offering (the “2024 Private Placement”). of Units (“Units”).at a price of $25,500 per Unit. Each Unit consisted of a 10% two-year promissory note of the Company in the original principal amount of $25,000 and 50,000 shares of common stock of KAYS for $500. Each note is convertible at the option of the holder at any time prior to maturity, into (a) shares of common stock of KAYS on terms comparable to those of our outstanding prevailing notes at time of conversion; or (b) in the event FDT, our majority owned subsidiary completes a public offering, shares of FDT common stock at a 20% discount to the offering price.

On January 23, 2024, CVC International Ltd. (the “Investor”)purchased 2.4 Units in the 2024 Private Placement for $61,200.000 Pursuant to the terms of the 2024 Private Placement, the Investor was issued a $60,000 note and 120,000 shares of common stock of FDT.

On January 31, 2024, the holder of the $15,000 10% promissory note issued in December 2023, applied the principal amount of $15,000 and $300 of accrued interest on the promissory note to the purchase of .6 Units in the 2024 Private Placement. Pursuant to the terms of the 2024 Private Placement, the purchaser was issued a $15,000 note and 30,000 shares of common stock of FDT.

On March 12, 2024, the Investor purchased an additional 6 Units in the 2024 Private Placement for $153,000. The price paid included $150,000 in new capital and $3,000 in accrued interest on a prior promissory note held by the Investor which was applied to the purchase price. Pursuant to the terms of 2024 Private Placement, the Investor was issued a $150,000 note and 300,000 shares of common stock of FDT.

On March 15, 2024, the holder of the $100,000 promissory note issued in August 2023, applied the principal amount of $100,000 and $9,650 of accrued interest on the note to the purchase of 4.3 Units in the 2024 Private Placement. Pursuant to the terms of the 2024 Private Placement, the holder received a $107,500 note and 215,000 shares of common stock.

On May 1, 2024, the Investor purchased an additional 6 Units in the 2024 Private Placement for $153,000. The price paid included $130,000 in new capital and $23,000 in accrued interest on a prior promissory note held by the Investor which was applied to the purchase price. Pursuant to the terms of the 2024 Private Placement, the Investor received a $150,000 note and 300,000 shares of common stock of FDT.

On June 4, 2024, the Investor purchased an additional 6 Units in the 2024 Private Placement for $153,000. The price paid included $150,000 in new capital and $3,000 in accrued interest on a prior promissory note held by the Investor which was applied to the purchase price. Pursuant to the terms of the 2024 Private Placement, the Investor received a $150,000 note and 300,000 shares of common stock of FDT.

On July 22, 2024, the Investor purchased an additional 7 Units in the 2024 Private Placement for $178,000. The price paid included $125,000 in new capital and $53,500 in accrued interest on a prior promissory note held by the Investor which was applied to the purchase price. Pursuant to the terms of the 2024 Private Placement, the Investor received a $175,000 note and 350,000 shares of common stock of FDT.

On September 13, 2024, the Investor purchased an additional 10 Units in the 2024 Private Placement for $255,500. The price paid included $125,000 in new capital and $130,500 in accrued interest on a prior promissory note held by the Investor which was applied to the purchase price. Pursuant to the terms of the 2024 Private Placement, the Investor received a $150,000 note and 500,000 shares of common stock of FDT.

On October 29, 2024, the Investor purchased an additional 10 Units in the 2024 Private Placement for $255,500. The price paid included $125,000 in new capital and $130,500 in accrued interest on a prior promissory note held by the Investor which was applied to the purchase price. Pursuant to the terms of the 2024 Private Placement, the Investor received a $150,000 note and 500,000 shares of common stock of FDT.

The Company issued the foregoing securities pursuant to the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

ITEM 16.	EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Certificate of Incorporation, as amended(1)

3.2	Bylaws, as amended(1)
5.1	Opinion of Lewis Brisbois Bisgaard & Smith (to be filed by amendment)
10.1	2022 Incentive Stock Plan(1)+

10.2	Form of Convertible Promissory Note(1)

10.3	Consulting Agreement between Registrant and Tudog International Consulting, Inc (to be filed by amendment)+

21.1	Subsidiaries of Registrant(1)

23.1	Consent of M&K CPAS LLC(1)

23.2	Consent of Lewis Brisbois Bisgaard & Smith LLP (Included in Exhibit 5.1 to be filed by amendment)
24.1	Power of Attorney (included in the Signature Page hereto)
107	Filing Fee Table
101.INS **	XBRL Instance Document
101.SCH**	XBRL Taxonomy Extension Schema Document
101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB**	XBRL Taxonomy Extension Labels Linkbase Document
101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document
101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document

+	Management compensation plan or arrangement.

(1)	Filed herewith.

**	Pursuant to Rule 406T of Regulation S-T, these interactive data files are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934 and otherwise are not subject to liability under those sections.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement;

(a) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B of the Securities Act or other than prospectuses filed in reliance on Rule 430A of the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized to this registration statement to be signed on its behalf by the undersigned, in Ft. Lauderdale, Florida, on December 3, 2024.

KAYA HOLDINGS, INC.

By: /s/ Craig Frank

Craig Frank

Chairman of the Board, President, Chief Executive Officer and Acting Chief Financial Officer (Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig Frank as a true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for each of them and in each name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as each might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following person in the capacities and on the dates stated.

Signature	Capacity	Date

/s/ Craig Frank.	Chairman of the Board, President, Chief Executive Officer, Acting Chief Financial Officer and Director	December 3, 2024
Craig Frank.	(Principal Executive, Financial and Accounting Officer)

/s/ Carrie Schwarz	Director	December 3, 2024
Carrie Schwarz

/s/ Mitchell Chupak	Director	December 3, 2024
Mitchell Chupak.